UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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TNMP
PNM

2025

NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT

TXNM
ENERGY

TXNM Energy, Inc. 414 Silver Ave. SW Albuquerque, NM 87102-3289 www.txnmenergy.com

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders: The 2025 Annual Meeting of shareholders of TXNM Energy, Inc. will be held as follows:

DATE AND TIME:	Tuesday, May 13, 2025, at 9:00 a.m. Central Time (Meeting Room doors open at 8:15 a.m.)
PLACE:	Austin Proper Hotel Moonlight Room 600 W 2nd Street Austin, TX 78701
WHO CAN VOTE:	You may vote if you were a shareholder of record as of the close of business on March 24, 2025.
ITEMS OF BUSINESS:
(1) Elect as directors the director nominees named in the proxy statement.
(2) Ratify appointment of KPMG LLP as our independent registered public accounting firm for 2025.
(3) Approve, on an advisory basis, the compensation of our named executive officers.
(4) Consider any other business properly presented at the meeting.

VOTING:
On April 1, 2025, we began mailing to our shareholders either (1) a Notice of Internet Availability of Proxy Materials, which indicates how to access our proxy materials on the Internet or (2) a printed copy of our proxy materials.

After reading the proxy statement, please promptly vote by telephone or internet or by signing and returning the proxy card so that we can be assured of having a quorum present at the meeting and your shares may be voted in accordance with your wishes. See the questions and answers beginning on page 73 of our proxy statement about the meeting (including how to listen to the meeting by webcast), voting your shares, how to revoke a proxy, how to vote shares in person and via the internet and attendance information.

By Order of the Board of Directors Patricia K. Collawn Chair and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2025:

This Notice of Annual Meeting; our 2025 proxy statement; our 2024 Annual Report on Form 10-K; a shareholder letter from Patricia K. Collawn, our Chair and CEO; and stock performance graph are available at www.proxyvote.com and www.txnmenergy.com/asm/annual-proxy.cfm.

You are receiving these proxy materials in connection with the solicitation by the Board of Directors of TXNM Energy, Inc. of proxies to be voted on at the TXNM Energy, Inc. 2025 Annual Meeting of Shareholders. Please vote on the proposals described in this proxy statement.

Thank you for investing in TXNM Energy, Inc.

TABLE OF CONTENTS

Notice of 2025 Annual Meeting of Shareholders
Table of Contents
1	Proxy Summary
6	Information About Our Corporate Governance
12	Additional Information About Our Board and Board Committees
16	Director Compensation
18	Ownership of Our Common Stock
20	Proposal 1: Elect as Directors the Director Nominees Named in the Proxy Statement
20	General Information
21	Directors Nominated This Year
31	Directors Skills Matrix
32	Proposal 2: Ratify Appointment of KPMG LLP as Independent Registered Public Accounting Firm for 2025
33	Audit and Ethics Committee Report
34	Independent Auditor Fees
35	Proposal 3: Approve, On An Advisory Basis, the Compensation of our Named Executive Officers
36	Executive Compensation
36	Compensation Discussion and Analysis
36	Overview
39	Executive Compensation Practices & Results
41	Elements of Executive Compensation
48	Administration and Resources
49	2025 Compensation Actions
50	Additional Information
53	Compensation and Human Capital Committee Report
54	2024 NEO Compensation Information
72	Equity Compensation Plan Information
73	Questions and Answers About the Annual Meeting and Voting
79	Glossary
A-1	Appendix A
i

PROXY SUMMARY
We are an investor-owned energy holding company with two regulated utilities, PNM and TNMP, providing electricity and electric services in New Mexico and Texas. To assist you in reviewing the proposals to be acted upon at our Annual Meeting, we call your attention to the following information, which is only a summary. For more complete information about our corporate governance, the experience and composition of our Board and key executive compensation actions and decisions, please review this entire proxy statement. For more complete information about our financial and operational results, strategic direction and our environmental stewardship, community activities, and social initiatives, please review our 2024 Annual Report on Form 10-K (available on our website at www.txnmenergy.com/investors/financial-information/sec-filings.aspx) and our Sustainability Report (available on our website at www.txnmenergy.com/sustainability/reporting-and-disclosures/reporting_library.aspx). For a list of terms defined and used in this proxy statement, see the Glossary beginning on page 79. Information contained on www.txnmenergy.com, www.pnm.com, or any third-party websites referenced in this proxy statement is not incorporated by reference or otherwise deemed to be part of this proxy statement. On April 1, 2025, we began mailing to our shareholders either the Notice of Internet Availability of Proxy Materials or a printed copy of our proxy materials.
Annual Meeting of Shareholders

Date and Time:	May 13, 2025, 9:00 a.m. Central Time (Meeting Room doors open at 8:15 a.m.)
Place:	Austin Proper Hotel Moonlight Room 600 W 2nd Street Austin, TX 78701
Record Date:	March 24, 2025
How to Vote:	Shareholders as of the record date may vote as follows:
By Internet:	Access www.proxyvote.com and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)
By Telephone:
For automated telephone voting, call 1-800-690-6903 (toll-free) from any touch-tone telephone and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)

By Mail:
If you received a full paper set of materials, date and sign your proxy card exactly as your name appears on your proxy card and mail it in the enclosed, postage-paid envelope. Otherwise, request delivery of the proxy statement and proxy card by following the instructions in your Notice. You do not need to mail the proxy card if you are voting by telephone or internet.

During the Meeting:
If the shares are registered in your name, you can attend and cast your vote at the Annual Meeting. To attend the meeting in person, you will need to provide proof of your stock ownership as of the record date and provide a government-issued photo identification. For admission requirements please see Question 19 on page 76. If your stock is held in “street name”, and you do not provide voting instructions to your broker before the meeting, then you can only vote in person if you have an authorized proxy to do so from the registered shareholder. See also Question 23 on page 77.

Your shares will be voted in the manner you indicate. The telephone and internet voting systems are available 24 hours a day. They will close at 11:59 p.m. Eastern Time on May 12, 2025. Please note that the voting deadline is earlier for voting shares held in our RSP, as described in Question 15 on page 76.

Overview and Strategy

TXNM is a holding company with two regulated utilities serving more than 800,000 residential, commercial, and industrial customers and end-users of electricity in New Mexico and Texas.

TXNM was incorporated in the State of New Mexico in 2000 and its common stock trades on the New York Stock Exchange under the symbol TXNM.

Vision, Values and Business Objectives

TXNM’s vision is to create a clean and bright energy future while fulfilling its purpose to work together with customers and communities to meet their energy needs. TXNM’s core values of Safety, Caring and Integrity are the foundation for the Company’s business objectives focused on safety excellence and customer satisfaction, including reliability. To reach these objectives, the Company is committed to:

•Preparing our workforce with the knowledge and skills to thrive
•Purposefully delivering an intentional customer experience that exceeds our evolving customer and stakeholder expectations
•Enabling an environmentally sustainable future and deploying technologically advanced solutions that empower and benefit customers
•Demonstrating the relationship between customer excellence and our dedicated focus on financial strength

Meeting the business objectives above will drive key financial results:

•Earning authorized returns on regulated businesses
•Delivering at or above industry-average long-term earnings growth, with a dividend payout ratio between 50 and 60 percent of earnings
•Maintaining investment grade credit ratings

Vision
Create a clean and bright energy future

Values
Safety for ourselves, our co-workers, our customers and communities

Caring about the welfare of others is a Company tradition. It fosters a positive workplace, a focus on customers and dedicated community service

Integrity and honest communications guide our dealings and keep us accountable to our stakeholders and each other

The Company believes that maintaining strong and modern electric infrastructure is critical to ensuring reliability and supporting economic growth. PNM and TNMP strive to balance service affordability with infrastructure investment to maintain a high level of electric reliability and to deliver a safe and superior customer experience.

Financial Performance

•Delivered ongoing earnings of $2.74 per diluted share in 2024
•Grew the annual dividend payment, with a 5.2% increase approved in December 2024 to be paid to shareholders in 2025
•Maintained investment grade credit ratings

Operational Highlights

•Supported reliable growth and grid resiliency:
–Continued to invest at unprecedented levels across TNMP to support growth, as evidenced by seven new system peaks in 2024 and an 18% increase in year-over-year system demand
–Energized the greatest number of projects in PNM history, including 14 substations and 3 utility-scale solar interconnections
–Submitted TNMP’s first System Resiliency Plan and reached agreement with parties for nearly $700 million of investment and expenses designed to benefit customers through enhanced resiliency of the distribution system
–Received approval for PNM’s Grid Modernization Plan, the first part of a longer-term grid modernization deployment, including $344 million of investments to enhance service to customers through new tools, including smart meters

–Published PNM’s first 20-year transmission study, providing a roadmap to achieving New Mexico’s energy transition and setting the stage for regional transmission planning efforts
–Bolstered efforts to mitigate against wildfire risks through the completion of updated Wildfire Mitigation Plans, along with implementation of a Public Safety Power Shutoff plan in New Mexico after extensive stakeholder engagement, and implementation of new technologies to monitor and evaluate risks, inform planning and support operational decisions
•Progressed on PNM’s transition to clean energy:
–Integrated 1,502 MWs of new solar and battery storage resources to PNM’s generation capacity portfolio, including 12 MW distribution-level battery storage, reaching capacity of 50% renewables and 72% carbon-free resources
–Continued participation in the Western Energy Imbalance Market, maximizing renewables and low-cost, flexible resources across the real-time wholesale energy trading market and contributing to fewer renewable curtailments across the western United States; PNM also returned $56.8 million in fuel savings to customers through its fuel clause in 2024 ($148.3 million cumulative fuel savings returned since joining in 2021)
•Championed our employees, customers, communities and industry:
–Increased our Company diversity through a workforce comprised of 56% minorities, 27% women, 15% identified as disabled and 9% veterans, with 35% of employees represented by a bargaining unit
–Continued SafeMap safety initiative, reflecting improved survey results, and introduced the Culver Workers Public Safety program
–Increased participation in leadership development programs, individualized online learning, intern programs and EPRI-sponsored virtual training
–Trained approximately 30 pre-apprentices through a community college line worker program and launched the PNM Power Pros high school program, graduating nine students in the first semester
–Provided customer payment assistance for over 3,665 families through the PNM Good Neighbor Fund
–Contributed $2.2 million to non-profits and community partners in 2024 through community engagement and grants made through the Company’s Foundation
–Continued to provide leadership, sponsorship and membership in local New Mexico and Texas commerce organizations and industry-focused organizations including EPRI and EEI
–Continued efforts initiated in 2019 to connect homes on the Navajo Nation to the electric grid for the first time as part of the Light up Navajo project; the initiative connected another 300 homes in 2024
•Recognized for these efforts:
–TNMP honored for the eighth year by the Environmental Protection Agency’s ENERGY STAR program, earnings recognition with a sixth Partner of the Year Sustained Excellence Award for its High-Performance Homes program
–TNMP received EEI’s Emergency Assistance Award for efforts in response to Hurricane Helene
–PNM’s New Service Delivery team awarded Fortnightly Lewis Latimer Top Innovator award for process design

Voting Matters and Board Recommendations

This year shareholders will be asked to vote on three proposals. These proposals and the Board’s vote recommendations are listed below:

	Board vote recommendation	Page References (for more detail)
Proposal 1: Elect as directors the director nominees named in this proxy statement	FOR each nominee	20-31
Nominees provide the needed experience and expertise to direct the management of the business and affairs of the Company and ensure strong independent oversight.
Proposal 2: Ratify appointment of KPMG LLP as our independent registered public accounting firm for 2025	FOR	32
All independence standards have been met and sound practices are used to ensure high quality audits.
Proposal 3: Approve, on an advisory basis, the compensation of our named executive officers	FOR	35
Our executive compensation is market-based, performance-driven, and aligned with shareholder interests.
Governance Highlights

We believe that good governance and transparency are integral to achieving long-term shareholder value and our strategic goals, including delivering at or above industry-average earnings and dividend growth, maintaining strong employee safety and operational performance, transforming to a cleaner energy portfolio, and supporting our communities. Our commitment to governance policies and practices that serve the interests of the Company and our shareholders, customers and communities is underscored by the following corporate governance practices and facts for TXNM Energy that are described further beginning on page 6:

✓ Gender, ethnic and experience-diverse Board	✓ Lead independent director with specified duties to ensure strong independent oversight
✓ Annual election of all directors and Board refreshment/service policy	✓ Independent directors meeting regularly in executive sessions
✓ Majority voting for all directors	✓ Board committees comprised entirely of independent directors with relevant expertise
✓ Annual Board and committee self-evaluation process	✓ Prohibition of hedging Company securities
✓ Proxy access bylaws	✓ Prohibition of pledging of Company securities by directors and executive officers, including the NEOs
✓ Sustainability reporting and oversight	✓ Incentive compensation awards subject to forfeiture and clawback
✓ Political contributions, lobbying and governmental communications policies, including voluntary reporting of these activities	✓ Stock ownership guidelines for directors and executive officers

2025 Nominees for the Board of Directors

We have highly qualified, diverse, high-functioning and experienced directors that position the Board to provide effective oversight. The Board has a good mix of new and long-standing directors and the Board’s gender diversity has been recognized as having a balanced Board by 50/50 Women on Boards, a leading global education and advocacy campaign driving the movement toward gender and diversity on corporate boards. Detailed background and other skills and experience information about our director nominees can be found beginning on page 21.

Board Nominee Highlights:

8 of 10 Nominees Are Independent	50% Are Female and 40% are Minority	100% Have C-Suite Experience	80% Have Environmental/ Sustainability Expertise

2025 Nominees:

Name	Age	Director Since	Occupation / Experience	Independent	TXNM Committees	Other Public Company Boards
Vicky A. Bailey	72	2019	Founder and President, Anderson Stratton International, LLC	✓	Compensation and HC Nominating (Chair)	EQT Corporation Occidental Petroleum Corporation
Norman P. Becker (Lead Director)	69	2016	Retired President and CEO, New Mexico Mutual Casualty Company	✓	Compensation and HC Finance
Patricia K. Collawn	66	2010	Chair and CEO, TXNM Energy			Cheniere Energy, Inc.
E. Renae Conley	67	2014	CEO, ER Solutions, LLC	✓	Audit Compensation and HC (Chair)	Southwest Gas Holdings
Sidney M. Gutierrez	73	2015	Chair, Vaya Space	✓	Audit Nominating
James A. Hughes	62	2019	Managing Partner, Encap Investments, L.P.	✓	Finance (Chair) Nominating	Alcoa Corporation TPI Composites, Inc.
Steven C. Maestas	61	2024	CEO, Maestas Development Group	✓	Audit Finance
Lillian J. Montoya	58	2024	President and CEO, CHRISTUS St. Vincent Health System	✓	Compensation and HC Nominating
Maureen T. Mullarkey	65	2014	Former EVP and CFO, International Game Technology	✓	Audit (Chair) Finance	Everi Holdings, Inc.
Joseph D. Tarry	54	2024	President and COO, TXNM Energy
Annual Advisory Vote On Our Executive Compensation Programs

The compensation programs for our NEOs are performance-based and market competitive, aligning incentive opportunities with the performance expected of us by our shareholders and customers. In 2024, 84% of votes cast were in favor of approval of the Say-on-Pay proposal at the 2024 annual meeting of shareholders.
The Compensation and HC Committee continues to examine our executive compensation program to ensure continued alignment between the interests of our executives and our shareholders and customers. We ask that our shareholders approve, on an advisory basis, the compensation of our NEOs as described in the Executive Compensation section (including the CD&A and compensation tables) of this proxy statement beginning on page 36.

✓ Performance-based: 80% of CEO and 65% of other NEO 2024 pay opportunity is at risk

✓ Market competitive pay mix of equity and cash:

•Designed to attract and retain talented executives
•Targets the median of 2024 Benchmark Data
•Stock ownership guidelines align with long-term shareholder value

✓ Performance metrics align with business strategy:

Annual Incentive Pay under 2024 AIP
60% Incentive EPS	20% Customer Satisfaction	20% Reliability

Long-Term Incentive Performance Shares under 2024 LTIP
50% Earnings Growth	25% Relative TSR	25% FFO/Debt Ratio

Forward-Looking Statements

Statements made in this proxy statement that relate to future events or our expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and apply only as of the date of this proxy statement.  We assume no obligation to update this information.
Because actual results may differ materially from those expressed or implied by these forward-looking statements, we caution readers not to place undue reliance on these statements. Our business, financial condition, cash flows, and operating results are influenced by many factors, which are often beyond our control, that can cause actual results to differ from those expressed or implied by the forward-looking statements.  We describe risks and uncertainties that can cause actual results and events to differ materially in the “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis” sections of our Forms 10-K and 10-Q filed with the SEC.

INFORMATION ABOUT OUR CORPORATE GOVERNANCE

Corporate Governance Principles

Our Board is elected by shareholders to oversee management to assure we optimize long-term shareholder value by operating in an ethical and forthright manner and responsibly addressing the concerns of our various constituencies. In recognition of the importance of governance to the proper management of the Company, the Board adopted a consolidated Corporate Governance Principles document so that investors, employees, customers, regulators, and the community may be aware of the policies followed by the Company. These principles have been approved by the full Board after analysis of policy considerations and peer benchmarks. With the goal of incorporating evolving best corporate governance principles, the Board requires the Nominating Committee to review the principles at least annually and recommend changes from time to time for consideration and adoption by the full Board. The Corporate Governance Principles document can be found on TXNM Energy’s website at www.txnmenergy.com/sustainability/governance/governance-documents.aspx.

Code of Ethics

We have adopted a code of ethics, Do the Right Thing: Principles of Business Conduct, which applies to all directors, officers (including the principal executive officer, principal financial officer, and principal accounting officer), and employees. Do the Right Thing is available on our website at www.txnmenergy.com/sustainability/governance/governance-documents.aspx, and also available in print to any shareholder who requests it by writing to the Ethics and Governance Department, TXNM Energy, Inc., 414 Silver Avenue SW, MS-1285, Albuquerque, NM 87102-3289. We post any amendments to or waivers from our code of ethics requiring disclosure under applicable rules with respect to any of the Company’s executive officers and directors, within four business days of such amendment or waiver on our website at www.txnmenergycom. We have also adopted a Supplier Code of Conduct providing our suppliers with a resource setting out our expectations for our business relationships. The Supplier Code of Conduct is available on our website at www.txnmenergy.com/sustainability/governance/governance-documents.aspx.

Concerns relating to financial statement disclosures, accounting, internal accounting controls, auditing matters, or other matters involving violations of law are handled in accordance with the complaint procedures adopted by the Audit Committee. These procedures are posted on our website at www.txnmenergy.com/sustainability/governance/governance-documents.aspx. We have established an anonymous, confidential hotline through which employees and others may report concerns about our business practices.

Director Independence

In accordance with our Corporate Governance Principles, the Board has affirmatively determined that all current directors and the director nominees are independent of TXNM Energy and its management with the exception of Patricia K. Collawn and Joseph D. Tarry. Ms. Collawn and Mr. Tarry are considered non-independent directors because of their employment with the Company.

In determining the independence of the non-employee members of the Board, the Board examined all direct and indirect relationships of these non-employee directors with the Company and determined that all such relationships complied with the specific independence criteria under applicable law and regulations, including the NYSE listing standards. In addition, the only direct or indirect relationships between TXNM Energy and each current non-employee director nominee consist of service on the Board or a Board committee and being a shareholder or a retail utility customer of the Company.

Majority Voting for Directors

Our restated articles of incorporation and bylaws provide for the annual election of directors. As discussed under Question 12 on page 75, each director must receive the affirmative vote of a majority of our shares of common stock represented at the meeting and entitled to vote on the election.

Our Corporate Governance Principles also provide that any nominee in an uncontested election who does not receive the required affirmative majority vote must promptly submit his or her resignation for consideration by the Nominating Committee, which shall make a recommendation to the full Board within a reasonable period of time. The director whose resignation is under consideration will abstain from participating in the Nominating Committee’s recommendation and the Board’s decision on this matter. If a resignation is not accepted by the Board, the director may continue to serve. Directors added to the Board during the course of the year will stand for election at the next annual meeting of shareholders.

In addition to the annual election of directors, the Board’s accountability to shareholders is enhanced by:
•the rigorous nomination process conducted by the Nominating Committee (which includes consideration of director candidates proposed by shareholders as described further on page 15); and
•the Board’s policy that a substantial majority of the Board be independent and that the Audit, Compensation and HC and Nominating Committees consist entirely of independent directors and the Finance Committee shall be composed entirely of non-employee directors, a majority of whom are independent.

Director Service Policy

Our Director Service Policy set forth in the Corporate Governance Principles provides that directors will not serve more than 12 years on the Board absent certain conditions. The policy requires directors serving more than 12 years, employee directors who leave the Company and directors who undergo a significant change in their business or professional career to submit resignations to the Board for acceptance at such time as the Board deems appropriate. Term limits for Directors can be found on page 7 of the Corporate Governance Principles, available on our website at www.txnmenergy.com/sustainability/governance/governance-documents.aspx.

Succession Planning

Our Nominating Committee regularly assesses whether the composition of the Board reflects the knowledge, skills, expertise, and diversity appropriate to oversee the management of our Company.

Nominations Policy for Directors

Our Board recognizes that the contribution of the Board depends not only on the character and capabilities of the directors individually, but also on their collective strengths. Our Nominating Committee recognizes the importance of recruiting a well-balanced board, which reflects the interests of our shareholders, customers, employees, regulators and the communities we serve. The Nominating Committee does consider the diversity of the Board (including age, ethnicity, geographic representation, gender, experience, and education) in identifying nominees for a balanced board with varied expertise relevant to our electric energy business. For example, our current members reflect the Board’s successful efforts to recruit female, African-American and Hispanic nominees, as well as candidates from Texas and New Mexico (to reflect the geographic market of our utility subsidiaries, PNM and TNMP). Two candidates joined the Board in 2019 with significant environmental, climate change and sustainability expertise highly relevant to transforming to a cleaner energy portfolio and enhancing the reliability and resiliency of the grid.

Shareholder Recommendations of Directors

Any shareholder may recommend potential nominees to the Nominating Committee for consideration for membership on the Board. Recommendations can be made by sending a written statement of the qualifications of the recommended individual to the Corporate Secretary, TXNM Energy, Inc., 414 Silver Ave. SW, MS-1245, Albuquerque, NM 87102-3289. As discussed on page 15, the Nominating Committee will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates.

Proxy Access

Our bylaws permit any shareholder (or group of no more than 20 shareholders) owning three percent or more of our common stock, continuously for at least three years, to nominate up to an aggregate limit of one candidate or 20 percent of our Board (whichever is greater) for inclusion in the proxy statement. For the 2026 annual meeting of shareholders notice of such nominees must be received no earlier than November 2, 2025 and no later than the close of business on December 2, 2025. Notice should be addressed to the Corporate Secretary, TXNM Energy, Inc., 414 Silver Ave. SW, MS-1245, Albuquerque, NM 87102-3289. Requirements for such nominations and nominees are detailed in our bylaws, which are available on our website at www.txnmenergy.com/sustainability/governance/governance-documents.aspx.

Board Leadership Structure and Lead Director

We believe the Company and our shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at a particular point in time. Under our Corporate Governance Principles and bylaws, the Board has the authority to combine or separate the positions of Chair and CEO, as well as to determine whether, if the positions are separated, the Chair should be an employee, non-employee, or an independent director. The Board has separated the two offices on four occasions since the 1980s.

The Board believes the most effective leadership structure for the Company at this time is one with a combined Chair and CEO coupled with an independent lead director. The Chair is Patricia K. Collawn, our CEO. Combining the roles of Chair and CEO: (1) enhances the Board’s ability to provide strategic direction and communicate clearly and effectively with management; and (2) avoids creating a structure that would effectively duplicate the work of our lead director. Ms. Collawn’s knowledge of our utilities and of the significant risks, challenges, and opportunities for our industry, including climate change, technological innovation, cybersecurity, and regulatory outcomes, makes her best suited to serve as Chair and CEO and provide strong, unified leadership for TXNM Energy. As Chair, Ms. Collawn also brings contemporary industry insights to the Board as a result of her leadership roles in leading industry organizations, such as EPRI and EEI, both of which are instrumental in addressing policy, operational, and technological issues facing the utility industry.

The position of lead director and role of our Board committees (comprised entirely of independent directors) are designed to promote strong, independent oversight of our management and affairs. Our lead director, Norman P. Becker, performs the following functions:
•approves Board meeting agendas and information sent to the Board;
•approves meeting schedules to ensure sufficient time for discussion of all agenda items;
•chairs all meetings of the independent directors, including executive sessions of the independent directors, and presides at all meetings of the Board in the absence of the Chair;
•works with committee chairs to ensure coordinated coverage of Board responsibilities;
•ensures the Board is organized properly and functions effectively and independent of management;
•in consultation with the Board, is authorized to retain independent advisors and consultants on behalf of the Board;
•facilitates the annual self-evaluation of the Board and Board committees;
•serves as a liaison for communications between (1) management and the independent directors, and (2) the Board, our shareholders, and other interested parties; and
•performs such other duties as the Board may from time to time delegate.

The lead director is elected by the independent directors, who review the role and functions of the lead director on an annual basis. The lead independent director received an annual retainer of $30,000, in addition to his ordinary director compensation, for the additional services the lead director provides.

The lead director, with the above described duties, facilitates independent oversight of management. The balance of the lead director and combined Chair and CEO positions ensures that the Board receives the information, experience and direction to effectively govern. The Board established this leadership structure because the Board believes it is effective, efficient, appropriate to TXNM Energy’s size and complexity, and represents a cost-effective allocation of responsibilities.

The Board has also determined that the cost and efficiency benefits of its leadership structure do not result in control over both management and corporate governance being overly invested in one person. The Board is confident that, as currently constituted, it will provide ample counterbalance to a combined Chair and CEO and that it continues to provide suitable independent oversight of management. The independent directors on the Board are all accomplished professionals possessing substantial relevant experience to oversee our regulated utility businesses. The independent directors meet in separate sessions, excluding management, at each regular meeting of the Board. Any director has the right to submit items to be heard at any Board meeting.

Board’s Role in Risk Oversight

Our management is responsible for managing risk and bringing to the Board’s attention the most significant risks facing the Company.  The Board has oversight responsibility for the processes established to identify, assess, mitigate, and monitor these risks.  In addition, the Board integrates these processes with its ongoing strategic oversight responsibilities. Board oversight includes consideration of the various challenges and opportunities presented by the Company’s risks, plans to mitigate the risks, and the impact these risks may have on our strategy.

Throughout the year, the Board reviews information regarding the potential significant risks facing the Company.  Each significant strategic risk is overseen by the full Board in order to facilitate more effective integrated risk and strategy oversight. For many years, management has identified and reported to the full Board on multiple risks and opportunities related to climate change, including potential environmental regulation, transformation of PNM’s generation portfolio, technological innovation, and the wider power sector transformation. In addition, the full Board approves certain Company investments in environmental equipment and grid modernization technologies. In contemplating new investments and against a backdrop of a transforming and increasingly interconnected industry, the Board also considers risks related to cybersecurity. Other significant risks overseen by the full Board include safety, customer experience, and personnel and infrastructure security.

The Board also allocates responsibility for oversight of other risks among the committees of the Board.  For example, the Finance Committee reviews and recommends to the full Board decisions regarding capital structure and oversees our management of risks associated with capital availability, liquidity, and costs thereof.  In addition, the Finance Committee monitors the execution of our energy supply, sales, and hedging programs.  The Audit Committee plays a central role in overseeing the integrity of our financial statements and reviewing and approving the performance of our internal audit function and independent auditors.  Additionally, the Board has adopted a Cyber Risk Policy, which can be found on our website at www.txnmenergy.com/sustainability/governance/governance-documents.aspx, and provided for Audit Committee oversight of management’s efforts to identify and mitigate cyber risk. While the full Board annually reviews the CEO succession planning process, the Nominating Committee oversees risks related to succession planning for the Board, and the Compensation and HC Committee oversees risks related to succession planning for Company officers. In addition, the Compensation and HC Committee considers risks related to the attraction and retention of talent and to the design of compensation programs and arrangements. In doing so, the Compensation and HC Committee monitors the design and administration of our overall incentive programs to ensure that they incentivize strong individual and group performance and include appropriate safeguards to avoid unintended or excessive risk-taking by our employees.

In executing its risk oversight duties, the Board can and does access extensive internal and external expertise regarding our challenges and opportunities, including those related to climate change and cybersecurity. For instance, the Board’s Chair, Ms. Collawn, previously served on the board of EPRI, a non-profit research institute engaged in researching innovative technologies and policy matters for the power industry. We are actively involved in multiple EPRI programs and have representatives on various committees of EEI focused on environmental risks and technological innovation. Such active participation in industry groups and programs has supported the development of a robust internal Environmental Management System throughout the Company. The foundation of the Environmental Management System is a screening process that allows for the review of PNM and TNMP jobs and projects before work begins to ensure protection and preservation of the environment. The Environmental Management System is supported by the Company’s Environmental Services Department’s environmental engineers, air quality and natural scientists, biologists and archaeologists who prepare and oversee implementation of measures that minimize and mitigate the environmental impacts of electric utility operations.

The Board believes that its current leadership structure (i.e., combining the Chair and CEO roles, coupled with an independent lead director) enhances its ability to effectively oversee risk management. Ms. Collawn’s expertise makes her uniquely qualified to lead the Board in developing and monitoring the strategic direction of the Company. Meanwhile, the lead director, appointed by our independent directors to provide independent Board leadership, has clearly defined responsibilities designed to provide independent oversight of management on behalf of shareholders and to prevent conflicts of interest.

Communication with the Board

Shareholders wishing to communicate with the Board or with a specific director may do so by writing to the Board or to the particular director and delivering the communication in person or mailing it to: Board of Directors, c/o Corporate Secretary, TXNM Energy, Inc., 414 Silver Avenue SW, MS-1245, Albuquerque, NM 87102-3289. All shareholder communications will be relayed to the Board or an appropriate committee of the Board. If the shareholder desires to communicate a concern directly with the Board without initial review by the Corporate Secretary, the concern should be submitted in writing, in a sealed envelope addressed to the Board, in care of the Corporate Secretary, with a notation indicating that it is to be opened only by the Board. The Corporate Secretary shall promptly forward the unopened envelope to the Board. From time to time, the Board may change the process for shareholder communications with the Board or its members. Please refer to our website www.txnmenergy.com/sustainability/governance.aspx for any changes in this process.

Shareholders and other interested parties wishing to communicate directly with the lead independent director or with the non-management or independent directors as a group may do so by writing to Lead Independent Director, c/o Corporate Secretary, TXNM Energy, Inc., 414 Silver Avenue SW, MS-1245, Albuquerque, NM 87102-3289.

Shareholder Engagement

Investor Relations and Shareholder Services engages with institutional and retail investors, as well as the broader investment community. In addition to public events, the Company proactively looks to engage with its top shareholders identified through public filings annually, at a minimum, to discuss and gain feedback on strategic direction, financial targets, key developments and governance items. The Company experienced significant changes to its shareholder base over the course of the previously proposed Merger and following its termination, potentially impacting shareholder voting results. Engagement with new and previous shareholders continues to be welcomed and proactively initiated. Investors wishing to engage with the Company may reach out to Investor Relations and Shareholder Services at 505-241-2868.

Director Education

Our Corporate Governance Principles encourage all directors to participate in director continuing education programs. In addition, management monitors and reports to the directors significant corporate governance initiatives. The directors also receive continuing education through presentations at Board or committee meetings on insights into aspects of the Company’s business, developments in corporate governance, and legal or regulatory requirements that affect the business.

Related Person Transaction Policy

Our “Policy and Procedure Governing Related Party Transactions” is posted on our website at www.txnmenergy.com/sustainability/governance/governance/governance-documents.aspx. The policy provides that all transactions with executive officers, directors, director nominees or greater than 5% shareholders, or any immediate family member of any of the foregoing (collectively referred to as “related persons”), where the aggregate amount involved is expected to exceed $120,000 per year, are subject to pre-approval or ratification by the Nominating Committee, or by the Board or another committee in the normal fulfillment of their respective charters and responsibilities. In determining whether to approve such transactions, the Nominating Committee will consider, among other factors, the extent of the related person’s interest in the transaction; the availability of other sources of comparable products or services; whether the terms are no less favorable than terms generally available in unaffiliated transactions under like circumstances; the benefit to the Company; and the aggregate value of the transaction at issue. Since January 1, 2024, we have not participated, and have no current plans to participate, in any transactions in which any related person has a material interest that would be subject to pre-approval under this policy or otherwise be reportable under applicable SEC rules.

Equity Compensation Awards Policy

The Board adopted the Equity Compensation Awards Policy to govern the granting of all forms of equity compensation. The policy provides that equity compensation awards shall only be made in compliance with the PEP and applicable laws and regulations. The PEP prohibits option repricing, incorporates, as a general rule, a “double trigger” vesting rule in connection with a change in control, and contains a “clawback” provision subjecting all awards issued under the PEP to potential forfeiture or recovery to the fullest extent called for by any clawback policy that may be adopted by the Company. For additional information on the Clawback Policy adopted in August 2023, see Clawback Policy below and on page 50. The Equity

Compensation Awards Policy provides that equity compensation awards are prospective only and sets forth additional good governance procedures for making equity awards when the regular schedule for the grant of equity compensation falls within a black-out period for trading in our securities under TXNM Energy’s Insider Trading Policy. The Equity Compensation Awards Policy is available on our website at www.txnmenergy.com/sustainability/governance/governance-documents.aspx.

Political Contributions, Lobbying and Governmental Communication Policies

We support an open and transparent political process and are committed to ensuring our actions reflect the Company’s strong ethical standards. We voluntarily report information related to our efforts in the “Public Policy” section of our Sustainability Report available at www.txnmenergy.com/sustainability/reporting-and-disclosures/reporting_library.aspx. In addition, our policies on communications with regulatory agencies are set forth in our Do The Right Thing: Principles of Business Conduct available at www.txnmenergy.com/sustainability/governance/governance-documents.aspx.

Insider Trading Policy Includes No Hedging or Pledging

The Company has adopted an Insider Trading Policy (the “Insider Trading Policy”) governing the purchase, sale and/or other dispositions of the Company’s securities by its directors, officers and employees, that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. The Insider Trading Policy applies to directors, officers, employees and consultants of the Company, its affiliates and its subsidiaries. Among other things, the Insider Trading Policy prohibits trading in the Company’s securities if a director, officer, employee or consultant is aware of material non-public information (except for transactions pursuant to a written plan that has been adopted in conformity with Rule 10b5-1 under the Exchange Act and pre-cleared with the Company). These individuals are also prohibited from disclosing material non-public information about the Company to any other persons. The Insider Trading Policy also sets forth information with respect to restricted trading periods, pre-clearance procedures and Section 16 compliance. In addition, the policy prohibits all directors, officers, and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sales contracts, or transactions that allow a person to lock in much of the value of his or her Company securities. Further, our Insider Trading Policy prohibits all directors and executive officers, including our NEOs, from pledging Company securities as collateral for a loan. The Company’s Insider Trading Policy is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Clawback Policy

Under the Clawback Policy adopted in August 2023, and described more fully on page 50 of this proxy statement, incentive compensation awarded to all Officers is subject to recoupment if (1) an accounting restatement occurs due to material noncompliance by the Company with any financial reporting requirement under the securities laws or (2) any improper conduct by a current or former Section 16 officer or any other current or former TXNM Energy Officer who receives any incentive compensation. In addition, (1) the PEP provides that all unvested and unpaid awards are subject to forfeiture for conduct which is demonstrably and materially injurious to the Company, and (2) the LTIPs and AIPs provide that a recipient will forfeit unvested and unpaid incentive compensation awards issued under the PEP for any manipulation or attempted manipulation of the performance results for personal gain at the expense of customers, shareholders, other employees or the Company.

Sustainability

We are committed to integrating sustainability into our everyday actions to help create enduring value for our shareholders, customers, and employees and the communities we serve.  At TXNM Energy, the term “sustainability” encompasses a broad range of important actions. It starts with our responsibility to deliver safe, reliable, affordable, and environmentally responsible energy to our customers and focuses on the following areas: advancement of cleaner sources of energy, including renewable energy, resulting in the significant reduction of CO2 emissions; natural resource conservation and protection; energy efficiency; economic development and improving the quality of life in our communities; and corporate governance. Information about these activities, including details on the significant efforts PNM has made and continues to make to reduce its GHG emissions and water usage, and transform its generation portfolio to a carbon-free portfolio in accordance with the Energy Transition Act, is available in our Sustainability Report available at www.txnmenergy.com/sustainability/reporting-and-disclosures/reporting_library.aspx.

ADDITIONAL INFORMATION ABOUT OUR BOARD AND BOARD COMMITTEES

Board Meetings

The Chair of the Board presides at all meetings of the shareholders and of the full Board. As discussed on page 8 under “Board Leadership Structure and Lead Director,” the lead independent director chairs meetings of the independent directors and assumes other duties designed to support the Board’s independent oversight of management. The lead independent director is nominated and approved by the independent directors annually. The independent directors meet at each regular Board meeting without management present and will meet more often as the need arises. Norman P. Becker has served as the lead independent director since January 1, 2021.

In 2024, the Board met seven times, holding five regularly scheduled meetings and two specially called meetings. During 2024, all incumbent directors attended 94% of the total number of meetings of the Board and of the committees of the Board on which they served.

Directors are expected to attend the Annual Meeting and, as stated in the Corporate Governance Principles, are responsible for attending all director meetings and for reviewing materials provided in advance of each meeting. Directors are expected to actively participate in Board meetings and meetings of the committees of the Board on which they serve. All directors serving at such time attended the 2024 annual meeting held on June 4, 2024.

Board Committees and their Functions

The Board has four current standing committees: the Audit Committee, the Compensation and HC Committee, the Finance Committee, and the Nominating Committee. All committee members are independent directors.

Each committee has a written charter that addresses the committee’s purpose and responsibilities. All current committee charters can be found at www.txnmenergy.com/sustainability/governance/governance-documents.aspx and are available in print without charge to any shareholder who requests them. The charters comply with applicable NYSE listing standards.

The following table provides 2024 membership and meeting information for each of the four Board committees.

Name	Audit Committee	Nominating Committee	Finance Committee	Compensation and HC Committee
V. A. Bailey		x*		x
N. P. Becker**			x	x
E. R. Conley	x			x*
A. J. Fohrer	x*	x
S. M. Gutierrez	x	x
J. A. Hughes		x	x
S. C. Maestas	x		x
L. J. Montoya	x			x
M. T. Mullarkey			x*	x
# Meetings in 2024	6	3	3	3
# Executive Sessions in 2024	6	—	—	3
*Committee Chair **Lead Independent Director

The membership of each of the four standing committees in 2025 was confirmed on December 3, 2024, as follows:

Audit Committee	Finance Committee
E. R. Conley A. J. Fohrer*** S. M. Gutierrez S. C. Maestas M. T. Mullarkey*	N. P. Becker** J. A. Hughes* M. T. Mullarkey S. C. Maestas
Compensation and HC Committee	Nominating Committee
V. A. Bailey N. P. Becker** E. R. Conley* L. J. Montoya	V. A. Bailey* A. J. Fohrer*** J. A. Hughes S. M. Gutierrez L. J. Montoya
*Committee Chairs confirmed on February 25, 2025
**Lead Independent Director
***Mr. Fohrer is not standing for re-election and will serve on these committees until he retires from the Board on May 13, 2025.

A summary of each current standing committee’s responsibilities is included below:

Audit and Ethics Committee

Membership:	Five independent, non-employee directors in 2024
Functions:
•Oversees the integrity of our financial statements, system of disclosure and internal controls regarding finance, accounting, legal, compliance, and ethics that management and the Board have established.
•Ensures compliance with our legal and regulatory requirements.
•Assesses and ensures the independent auditor’s qualifications and independence.
•Reviews and approves the performance of our internal audit function and that of the independent auditors.
•Approves independent auditor services and fees for audit and non-audit services.
•Oversees our management of risks as assigned by the Board.

Charter:
A current copy of the Audit Committee Charter may be found on our website at www.txnmenergy.com/sustainability/governance/governance-documents.aspx. The Audit Committee Charter prohibits any committee member from serving on the audit committees of more than two other publicly traded companies.

Evaluation:	The Audit Committee evaluated its 2024 performance and confirmed that it fulfilled all of the responsibilities described in its Charter.
Financial Expert:
The Board has unanimously determined that all Audit Committee members are financially literate and that E. Renae Conley and Alan J. Fohrer qualify as “audit committee financial experts” within the meaning of SEC regulations and met the independence requirements of the NYSE listing standards.

Compensation and Human Capital Committee

Membership:	Five independent, non-employee directors in 2024
Functions:
•Recommends the compensation philosophy, guidelines, and equity-based compensation for Officers (emphasizing rewarding long-term results and maximizing shareholder value).
•Establishes an appropriate compensation program for the CEO and reviews and approves corporate goals and objectives relevant to CEO compensation.
•Evaluates CEO performance in light of corporate goals and objectives.
•Reviews and recommends to the independent directors, the CEO’s annual compensation level and components.
•Reviews and approves all components of compensation and stock ownership guidelines for all senior officers, giving due consideration to the CEO’s recommendations.
•Monitors our affirmative action program.
•Oversees our annual compensation risk assessment.

Charter:	A current copy of the Compensation and HC Committee Charter may be found on our website at www.txnmenergy.com/sustainability/governance/governance-documents.aspx.
Evaluation:	The Compensation and HC Committee evaluated its 2024 performance and confirmed that it fulfilled all of the responsibilities described in its Charter.
Committee Interlocks and Insider Participation:
During the fiscal year ended December 31, 2024, there were no relationships or transactions between the Company and any member of the Compensation and HC Committee requiring disclosure hereunder. None of our executive officers currently serves, or during the fiscal year ended December 31, 2024 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation and HC Committee.

Finance Committee

Membership:	Four independent, non-employee directors in 2024
Functions:
•Reviews and recommends to the Board decisions regarding our capital structure and financial strategy, including dividend policy.
•Oversees our financial performance, capital expenditures, and investment procedures and policies.
•Oversees our investments in subsidiaries, investment trusts and other corporate investments.
•Oversees our management of risks as assigned by the Board.

Charter:	A current copy of the Finance Committee Charter may be found at www.txnmenergy.com/sustainability/governance/governance-documents.aspx.
Evaluation:	The Finance Committee evaluated its 2024 performance and confirmed that it fulfilled all of the responsibilities described in its Charter.

Nominating and Governance Committee

Membership:	Four independent, non-employee directors in 2024
Functions:
•Recommends candidates for election to the Board.
•Develops policy on composition and size of the Board, as well as director tenure.
•Develops director independence standards consistent with applicable laws or regulations.
•Oversees the performance evaluation of the Board.
•Recommends applicable revisions to the corporate governance principles.
•Recommends Board compensation levels and stock ownership guidelines.
•Oversees the Policy and Procedure Governing Related Party Transactions.
•Oversees the Company’s management of risks as assigned by the Board.

Charter:	A current copy of the Nominating Committee Charter may be found at www.txnmenergy.com/sustainability/governance/governance-documents.aspx.
Evaluation:	The Nominating Committee evaluated its 2024 performance and confirmed that it fulfilled all of the responsibilities described in its Charter.
Director Candidates and Nominations:
The Nominating Committee will consider director candidates proposed by shareholders. Director candidates recommended by shareholders will be evaluated against the same criteria as nominees submitted by the Nominating Committee. Candidates must be highly qualified and exhibit both willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed description of the candidate’s qualifications, appropriate biographical information, and signed consent to serve to the Secretary of the Company, taking into consideration the criteria for new directors:
• directors should be individuals of the highest character and integrity and have inquiring minds, vision, the ability to work well with others, and exercise good judgment;
• directors should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
• directors should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;
• directors should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director;
• directors should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency; and
• each director’s ownership interest should increase over time, consistent with the stock ownership guidelines and applicable insider trading restrictions, so that an appropriate amount of stock is accumulated.

General Board attributes and director qualifications can also be found on page 3 of the current Corporate Governance Principles document posted at www.txnmenergy.com/sustainability/governance-documents.aspx.

In addition, please see the answer to Question 28 on page 77 for information on how to submit a shareholder proposal for nomination of a director candidate in accordance with our bylaws and applicable SEC rules.

As described on page 7 under Nominations Policy for Directors, the Board also considers diversity in identifying nominees for a well-balanced board with varied experience relevant to our electric energy business.

DIRECTOR COMPENSATION

Elements of Director Compensation

The Nominating Committee recommends non-employee director compensation levels and stock ownership guidelines for review and approval by the full Board. Ms. Collawn and Mr. Tarry are the only salaried employees serving on the Board and they receive no additional compensation for their Board service.

The general policy of the Board is to provide a reasonable director compensation package that will attract and retain highly qualified non-employee directors. The Nominating Committee reviews and compares the form and amount of director compensation on an annual basis to consider trends in director compensation and to recommend a total compensation amount that approximates the median of non-employee director compensation in similarly situated utility and energy companies, such as the TXNM Peer Group described on page 39 of this proxy statement.

As discussed in the 2024 proxy statement, director compensation was increased for 2024 based on a July 2023 analysis prepared by Pay Governance showing that, despite an increase in 2023 director compensation, the total compensation levels were below the median of the TXNM Peer Group and the S&P 400 MidCap Utilities Index. Following discussion and review of the Pay Governance analysis and recommendations, in August 2023, the Nominating Committee recommended and the Board approved making the following changes to director compensation for 2024: increasing the (1) annual cash retainer from $100,000 to $105,000, and (2) market value of the annual award of restricted stock rights from $130,000 to $135,000. Thus, the 2024 annual compensation for non-employee directors consisted of the following cash and stock-based compensation:

Annual Retainer (Cash and Equity):	$105,000 in cash paid in quarterly installments Restricted stock rights(1) with a market value of $135,000(2)
Lead Director Retainer:	$30,000 paid in quarterly installments
Audit Committee Chair Retainer:	$15,000 paid in quarterly installments
Compensation and HC Committee Chair Retainer:	$15,000 paid in quarterly installments
Finance Committee Chair Retainer:	$15,000 paid in quarterly installments
Nominating Committee Chair Retainer:	$15,000 paid in quarterly installments
Supplemental Meeting Fees:	$1,500 - payable for and after each meeting of a particular committee or the Board, as the case may be, attended by a committee member or non-employee director, in excess of eight committee or full Board meetings annually.
(1)  Restricted stock rights granted under the PEP for the 2024 annual retainer vest on the first anniversary of the grant date, subject to vesting acceleration upon certain events, including disability. These awards are typically made at our annual meeting of directors which follows our Annual Meeting, unless the meeting occurs during a black-out period for trading in the Company’s securities as specified in the Company’s Insider Trading Policy. As set forth under the heading “Equity Compensation Awards Policy,” in this proxy statement, under those circumstances, the Board will either (a) schedule a special meeting after the expiration of the black-out period, (b) make awards pursuant to a unanimous written consent executed after the expiration of the black-out period, or (c) pre-approve the equity awards with an effective date after the expiration of the black-out period. The grant date of the awards is the date on which the Board approves the awards, unless (i) the approval date is a non-trading day, in which case the grant date is the immediately preceding trading date or (ii) pre-approval occurs during a black-out period, in which case the grant date is the first trading date after the expiration of the black-out period. The PEP limits the maximum amount of shares that may be granted to any non-employee director during any calendar year to no more than 15,000 shares.

(2)  The amount of restricted stock rights is determined by dividing $135,000 by the closing price of our stock on the NYSE on the day of the grant. Thus, 3,568 restricted stock rights were granted on June 4, 2024 to each non-employee director, based on the closing price on that date of $37.84 per share.

In addition, all directors are reimbursed for any Board-related expenses, such as travel expenses incurred to attend Board and Committee meetings and director education programs sponsored by educational and other institutions. Further, directors are indemnified by TXNM to the fullest extent permitted by law pursuant to our bylaws and indemnification agreements between the Company and each director. In December 2017, we adopted a program that allows directors to defer receipt of vested restricted stock rights awards granted on and after May 2018 to the earlier of (1) the five-year anniversary of termination of service with the Board, or (2) a date certain or termination of service anniversary selected by the director. No retirement or other benefit plans are available to directors.

In July 2024, Pay Governance presented the Nominating Committee an analysis of director compensation that showed, despite the increase in 2024 director compensation, current total compensation levels were slightly below the median of both the TXNM Peer Group and the S&P 400 MidCap Utilities Index. Following discussion and review of the Pay Governance analysis and recommendations, in July 2024, the Nominating Committee recommended and the Board approved the following changes to director compensation for 2025 to better align with peer median: increasing the (1) annual cash retainer from $105,000 to $115,000, (2) Audit Committee Chair retainer from $15,000 to $20,000, and (3) market value of the annual award of restricted stock rights from $135,000 to $145,000.

Stock Ownership and Retention Guidelines for Directors

The Board believes directors should be shareholders and have a financial stake in the Company to help align director financial interests with the financial interests of our longer term shareholders. The Board requires directors to attain a significant level of Company stock ownership over a reasonable period of time.

The Nominating Committee is responsible for recommending Board compensation levels and stock ownership and retention guidelines to the Board for approval. The current stock ownership guidelines provide that non-employee directors will hold an amount of shares (including unvested restricted stock rights) equal to five times the annual cash retainer within a reasonable period of time. In addition, each director is required to hold 100% of all vested restricted stock rights until his or her holdings exceed five times the annual cash retainer (sales of a portion of vested stock sufficient to satisfy related tax obligations are permitted). Further, directors must hold all restricted stock right awards for a period of six months after termination of Board service or until the director achieves the holding requirements. We believe these holding guidelines are appropriate because they continue to approximate the holding requirements of the TXNM Peer Group. All of the directors have met or we believe will meet in the applicable time frame their holding requirements under the guidelines. Similar stock ownership guidelines have been developed for executive officers and are discussed on page 51.

The guidelines are reviewed periodically for any appropriate changes as described on page 7 of the Corporate Governance Principles document available on TXNM Energy’s website at www.txnmenergy.com/sustainability/governance/governance-documents.aspx.

Summary of Non-Employee Director Compensation in 2024

The following table summarizes the total compensation paid to or earned by each non-employee director for the year ended December 31, 2024.

Name(1)	Fees Earned Or Paid In Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
V. A. Bailey	123,000	135,000	—	—	—	—	258,000
N. P. Becker	138,000	135,000	—	—	—	—	273,000
E. R. Conley	123,000	135,000	—	—	—	—	258,000
A. J. Fohrer	123,000	135,000	—	—	—	—	258,000
S. M. Gutierrez	108,000	135,000	—	—	—	—	243,000
J. A. Hughes	108,000	135,000	—	—	—	—	243,000
S. C. Maestas	78,750	135,000	—	—	—	—	213,750
L. J. Montoya	78,750	135,000	—	—	—	—	213,750
M. T. Mullarkey	123,000	135,000	—	—	—	—	258,000
(1) As employees of the Company, Ms. Collawn and Mr. Tarry do not receive director compensation.

(2) The following table provides additional information about fees earned or paid in cash to non-employee directors in 2024:
Name	Annual Retainer ($)	Committee Chair Fee ($)	Board Meeting Fees ($)	Lead Independent Director Fee ($)	Total ($)
V. A. Bailey	105,000	15,000	3,000	—	123,000
N. P. Becker	105,000		3,000	30,000	138,000
E. R. Conley	105,000	15,000	3,000	—	123,000
A. J. Fohrer	105,000	15,000	3,000	—	123,000
S. M. Gutierrez	105,000	—	3,000	—	108,000
J. A. Hughes	105,000	—	3,000	—	108,000
S. C. Maestas	78,750	—	—	—	78,750
L. J. Montoya	78,750	—	—	—	78,750
M. T. Mullarkey	105,000	15,000	3,000	—	123,000

 (3) Represents the grant date fair value of $37.84 per restricted stock right calculated in accordance with FASB ASC Topic 718 of the 3,568 restricted stock rights awarded under the PEP to each non-employee director on June 4, 2024. The assumptions used in determining the grant date fair value of restricted stock rights are set forth in Note 12 of the consolidated financial statements in TXNM’s Annual Report on Form 10-K for the year ended December 31, 2024. As of December 31, 2024, the non-employee directors listed on the table above had 3,568 outstanding restricted stock rights that will vest in May 2025. As discussed above, directors may elect to defer receipt of vested restricted stock awards granted on and after May 2018. The actual value that a director may realize on the payment of vested restricted stock rights will depend on the market price of our common stock at the date of settlement and ultimately, the value received by the director on the sale of stock.

OWNERSHIP OF OUR COMMON STOCK

Largest Shareholders

The following table contains information regarding the only entities we know of that beneficially owned more than 5% of our common stock based on reports filed by such persons with the SEC as of March 24, 2025, except to the extent indicated otherwise in the footnotes.

Name and Address	Voting Authority			Dispositive Authority
	Sole	Shared	None	Sole	Shared	Total Amount	Percentage of Class
BlackRock, Inc. (1) 50 Hudson Yards New York, NY 10001	12,886,605	—	—	13,232,136	—	13,232,136	14.6%
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 192355	—	109,361	—	9,144,749	186,181	9,330,930	10.87%
T. Rowe Price Investment Management, Inc. (3) 101 E. Pratt Street Baltimore, MD 21201	6,230,887	—	—	6,250,680	—	6,250,680	6.9%
(1) As reported on Schedule 13G filed November 8, 2024, with the SEC by BlackRock, Inc. as the parent holding company or control person of thirteen subsidiaries.

(2) As reported on Schedule 13G filed February 13, 2024 with the SEC by The Vanguard Group.

(3) As reported on Schedule 13G filed November 14, 2024 with the SEC by T. Rowe Price Investment Management, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires TXNM Energy’s executive officers and directors to file certain reports of ownership and changes in ownership with the SEC within two business days of a transaction. To the Company’s knowledge, based solely on a review of such filings on file with the SEC and written representations from the Company’s executive officers and directors, we believe all executive officers’ and directors’ applicable filing requirements were met.

Stock Ownership of Directors and Executive Officers

The Board believes that our directors and executive officers should be shareholders and have a significant long-term financial stake in the Company. The stock ownership guidelines for directors and officers are discussed on pages 17 and 51 of this proxy statement. The following table shows the amount of TXNM common stock owned by our current directors, the named executive officers and our directors and executive officers as a group as of March 24, 2025.

Name	Amount and Nature of Shares Beneficially Owned (a)
	Shares Held	Right to Acquire within 60 Days (b)	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned	Deferred RSAs (c)
Non-Employee Directors:
Vicky A. Bailey	13,225	3,568	16,793	*	—
Norman P. Becker	21,810	3,568	25,378	*	—
E. Renae Conley	22,725	6,268	28,993	*	5,554
Alan J. Fohrer	26,721	8,910	35,631	*	2,344
Sidney M. Gutierrez	23,143	3,568	26,711	*	—
James A. Hughes	11,007	5,786	16,793	*	—
Steven C. Maestas	—	3,568	3,568	*	—
Lillian J. Montoya	—	—	—	*	3,568
Maureen T. Mullarkey	17,809	11,254	29,063	*	—
NEOs:
Patricia K. Collawn	749,557	139,576	889,133	*	—
Joseph D. Tarry	41,847	29,247	71,094	*	—
Elisabeth A. Eden	21,921	4,723	26,644	*	—
Brian G. Iverson	3,493	8,175	11,668	*	—
Patrick A. Apodaca [1]	90,004	4,945	94,949	*	—
Directors and current Executive Officers as a Group (13 persons)	953,258	228,211	1,181,469	1.28%	11,466
*Less than 1% of TXNM outstanding shares of common stock.
1 Mr. Apodaca is not included under the “group” ownership reporting as he retired effective October 2, 2024.
(a) Unless otherwise noted, each person has sole investment and voting power over the reported shares (or shares such powers with his or her spouse).
(b) Beneficial ownership also includes the shares directors and executive officers have a right to acquire through (1) potential accelerated vesting (upon disability) under the PEP of non-employee director restricted stock awards that the director has elected not to defer receipt to a later date, (2) potential accelerated vesting (including upon retirement or disability) under the PEP of officer RSAs, and (3) the number of shares that executive officers have a right to acquire through the ESP II upon the participant’s termination of employment. As of February 18, 2025, the number of shares reported in this column include the following ESP II phantom share rights: P. K. Collawn - 94,442.
(c) The amounts shown are restricted stock rights that directors have elected to defer receipt of under the program described on page 16. The information in this column is not required by SEC rules because the effect of the deferral election is that the director does not have the right to acquire any underlying shares within 60 days of March 24, 2025. TXNM Energy has provided this information to provide a more complete picture of the financial stake that its directors have in TXNM.

PROPOSAL 1: ELECT AS DIRECTORS THE DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT
(PROPOSAL 1 on your Proxy Card)

General Information

The director nominees presented below were recommended by the Nominating Committee and nominated by the Board for election as directors to serve for one-year terms that expire at the annual meeting in 2026 or until their successors are elected and qualified.

The ten nominees are current members of the Board, nine of whom were elected by the shareholders at the 2024 annual meeting and one, Joseph D. Tarry, who was elected at the December 3, 2024 Board meeting; all are standing for re-election. Mr. Tarry is currently the President and COO of TXNM Energy. Alan J. Fohrer will complete his current term and will not stand for re-election at the Annual Meeting on May 13, 2025. The Director Service Policy, adopted by the Board and set forth in the Corporate Governance Principles document, provides that, ordinarily, a director will not serve for more than 12 years on the Board. Mr. Fohrer has served as a director for approximately 13 years. We sincerely acknowledge Mr. Fohrer’s dedication, engagement and contributions to the Company during his tenure.

Each of the nominees have consented to being nominated and to serve if elected. We do not know of any reason why any nominee would be unable to serve. However, should any nominee become unable to serve for any reason, the proxies may be voted for a substitute nominee selected by the Board upon the recommendation of the Nominating Committee, or the Board may reduce the size of the Board.

All of the director nominees are independent directors, except Ms. Collawn, our Chair and CEO, and Mr. Tarry, our President and COO. As shown by the following biographies, each nominee has valuable skills and experiences that, taken together, provide us with the variety and depth of knowledge and judgment necessary to provide effective oversight of our electric utility and related businesses.

Below each nominee’s biography, we have included an assessment of the skills and experience of each such nominee. We have also included a chart that covers the assessment for the full Board after the biographies below. The noted age of each director is as of March 24, 2025.

Directors Nominated This Year For One-Year Terms Expiring in 2026

Vicky A. Bailey

Age 72

Director since 2019

Founder and President, Anderson Stratton International, LLC

Independent Director

Committee Memberships:
Compensation and Human Capital
Nominating and Governance (Chair)

Ms. Bailey has over 30 years of national, international, executive, governmental and entrepreneurial expertise in energy and regulated industries. Ms. Bailey is the founder and President of Anderson Stratton International, LLC, a strategic consulting and governmental relations firm.

Ms. Bailey is a director of EQT Corporation, following its acquisition of Equitrans Midstream Corporation, sitting on its corporate governance and public policy and corporate responsibility committees. EQT is a NYSE-listed vertically integrated American natural gas company with production and midstream operations. Ms. Bailey is also a director of Occidental Petroleum Corporation, a NYSE-listed energy company conducting oil and gas exploration and production activities in the United States and internationally, serving on the governance and nominating committee and the sustainability and shareholder engagement committee. Ms. Bailey serves as a director of Battelle Memorial Institute, a non-profit applied science and technology organization. Ms. Bailey is a member of the Board of Trustees of The Conference Board.

Ms. Bailey previously served as a director of Cheniere Energy, Inc., an NYSE-listed energy company, engaged in liquified natural gas related businesses; as a director of Equitrans Midstream Corporation, prior to its acquisition by EQT Corporation; and as a director of Cleco Corporation, a NYSE-listed energy services company with regulated utility and wholesale energy businesses.

Ms. Bailey has substantial regulatory and senior management experience in the energy industry. She currently sits on the Department of Energy’s Foundation for Energy Security & Innovation board of directors. She previously served as President of PSI Energy, Inc., a regulated utility; a commissioner of the Federal Energy Regulatory Commission; and commissioner of the Indiana Utility Regulatory commission. She was also a trustee of the North American Electric Reliability Corporation, an international regulatory authority whose mission is to assure the effective and efficient reduction of risks to the reliability and security of the grid. Ms. Bailey also has significant energy policy experience having been appointed as an Assistant Secretary for Domestic Policy and International Affairs at the U.S. Department of Energy. Ms. Bailey was also appointed to the Blue Ribbon Commission on America’s Nuclear Future, reviewing nuclear policies and activities. Ms. Bailey was the first female to be elected board chair of the United States Energy Association. Ms. Bailey received a B.S. in Industrial Management from Purdue University and completed the Advanced Management Program at The Wharton School, University of Pennsylvania.

Ms. Bailey’s extensive knowledge of the electric utility industry and nuclear energy operations, including her significant state and federal regulatory and public policy experience are highly valued by the Board and support the Company’s strategic efforts. She brings a diverse perspective to our Board based on her experience as a strategic consultant, a former energy and electric utility executive, a director of public company energy corporations, and having significant high level public policy experience relevant to our businesses.

Specific Qualifications/Attributes/Experience:

•Leadership and Strategy •Finance/Capital Allocation •Financial Expertise/Literacy •Risk Management •Environmental/Sustainability •Regulated Industry	Energy and Electric Utility Cybersecurity Corporate Governance Customer and Community Labor and Human Capital

Norman P. Becker Age 69 Director since 2016 Retired President and CEO, New Mexico Mutual Casualty Company Lead Independent Director Committee Memberships: Compensation and Human Capital Finance
Mr. Becker has more than 30 years of insurance and health care industry experience. Mr. Becker retired as President and CEO of New Mexico Mutual Casualty Company, an insurance provider, on March 31, 2021. He previously served as SVP of Manuel Lujan Agencies, an insurance agency, and as President of Lovelace Health System, a system of hospitals and medical centers in greater Albuquerque. His former roles include 20 years with Blue Cross Blue Shield plans, with the last seven of those years as President and CEO of Blue Cross Blue Shield of New Mexico.

Mr. Becker currently serves as Chair of the Presbyterian Healthcare Systems Board of Directors and Past Chair of the Greater Albuquerque Chamber of Commerce. He has extensive community and public interest involvement and serves or has served in leadership roles at United Way of Central New Mexico, Blue Cross and Blue Shield Association, the First Community Bank Advisory Board, the National Hispanic Cultural Center, the Albuquerque Hispano Chamber of Commerce, the NM Hospitals and Health Systems Association, and the Bank of Albuquerque Community Board. Mr. Becker received a Master of Health Administration from the University of Colorado.

Mr. Becker’s qualifications to serve as director include his extensive leadership experience within a highly regulated industry, strong record of community and business involvement, and business contacts and relationships within PNM’s service area. Mr. Becker brings valuable insight to our Board as a result of his broad range of business skills and financial expertise, as well as his expertise and exposure to an industry that has multiple stakeholders, including customers and regulators. Mr. Becker currently serves as lead director and presides over meetings of the independent directors in executive session.

Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management Environmental/Sustainability Regulated Industry	Energy and Electric Utility Cybersecurity Corporate Governance Customer and Community Labor and Human Capital

Patricia K. Collawn Age 66 Director since 2010 Chair and CEO of TXNM Energy, Inc.
Ms. Collawn has more than 30 years of leadership experience in the utility and electric industry. Ms. Collawn is Chair and CEO of TXNM Energy, becoming Chair in 2012. She served as President from 2010 to 2022. Ms. Collawn is also Chair of PNM and TNMP. Ms. Collawn previously served as COO and as Utilities President of PNM Resources. Under her leadership, PNM became the first U.S. investor-owned utility to set the earliest goal of 100% carbon-free generation by 2040.

Ms. Collawn is a director of Cheniere Energy, Inc., a NYSE-listed energy and liquified natural gas company, serving on its audit and compensation committees. Ms. Collawn also serves on the board of Edison Electric Institute (past Chair), where she was awarded the EEI Distinguished Leadership Award by her peers for her significant contributions and ongoing commitments to the electric power industry, including leading on major policy issues such as tax reform, wildfire mitigation, and climate change. Ms. Collawn is currently serving as the interim President and CEO of EEI until the EEI board names a permanent replacement.

Ms. Collawn is the past Chair of Nuclear Electric Insurance Limited. She previously served as a director of Equitrans Midstream Corporation, a NYSE-listed natural gas midstream company. She also served as a director of Evgo, Inc., a NASDAQ listed company, engaged in public fast charging networks for electric vehicles; and as a director for CTS Corporation, a NYSE-listed global designer and manufacturer of sensors, actuators and electronic components. She previously served as Chair of Electric Power Research Institute. Ms. Collawn also served as President and CEO of Public Service Company of Colorado, an Xcel Energy, Inc. subsidiary.

Ms. Collawn currently serves as Chair of New Mexico Partnership, the official statewide economic development organization for locating businesses in New Mexico. Ms. Collawn is also on the University of New Mexico Foundation’s Board of Trustees. She is a former Chair of the Greater Albuquerque Chamber of Commerce, the Kirtland Partnership Committee, and of United Way of Central New Mexico. Ms. Collawn received a B.A. from Drake University and an M.B.A. from the Harvard Business School.

Ms. Collawn’s knowledge of our business and the utility industry, her understanding of the complex regulatory structure of the utility industry and her substantial operations experience qualify her to be the Chairman of the Board and enable her to provide valuable perspectives on many issues facing the Company. Ms. Collawn’s service on the Board creates an important link between management and the Board that facilitates decisive and effective leadership. Her leadership role with EEI allows Ms. Collawn to keep the Board up to date on issues facing the entire utility industry, especially with respect to corporate governance, cybersecurity, environmental and sustainability matters, leadership, safety, strategy and technology.

Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management Environmental/Sustainability Regulated Industry	Energy and Electric Utility Cybersecurity Corporate Governance Customer and Community Labor and Human Capital

E. Renae Conley Age 67 Director since 2014 CEO, ER Solutions, LLC Independent Director Committee Memberships: Audit and Ethics Compensation and Human Capital (Chair)
Ms. Conley has over 30 years of business experience in the energy industry, including significant leadership positions in finance, operations and human resources. Ms. Conley currently serves as CEO of ER Solutions, LLC, an energy consulting firm.

Ms. Conley serves as Chair of Southwest Gas Holdings, Inc., a NYSE-listed holding company with interest in natural gas operations and utility infrastructure services and serves on its audit and compensation committees. Ms. Conley also serves as a director of The Indiana Toll Road Concession LLC, a subsidiary of IFM Investors, operating and maintaining the Indiana East-West Toll Road.

Ms. Conley has served as a director of US Ecology, Inc., a NASDAQ-listed integrated environmental services company, prior to its acquisition by Republic Services; as a director of Advanced Disposal Services, Inc., a NYSE-listed integrated environmental services company; and as a director of ChoicePoint Inc., an identification and credential verification company. Ms. Conley also held in several executive positions with Entergy Corporation, a NYSE-listed integrated energy company and its subsidiaries, including EVP, Human Resources & Administration and Chief Diversity Officer; and CEO of Entergy Louisiana and Entergy Gulf States Louisiana, during which time she played a key role leading utility restoration efforts in Louisiana in the wake of a number of major hurricanes. Prior to joining Entergy, Ms. Conley held a variety of executive positions for PSI Energy/Cinergy Corporation, including President of Cincinnati Gas and Electric.

Ms. Conley is currently a member of Ball State University’s Board of Trustees. She is retired from the boards of directors of the New Orleans Branch of the Federal Reserve Bank of Atlanta and the National Action Council for Minorities in Engineering. Ms. Conley received a B.S. degree in accounting and an M.B.A., both from Ball State University.

Ms. Conley’s qualifications to serve as a director include her extensive utility and energy industry experience, including being CEO of an energy consulting company and holding directorships and executive officer positions at public energy companies, which give her important financial and regulatory insight into our regulated utility businesses and field operations. Ms. Conley also brings valuable experience with respect to labor and human resources.

Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management Environmental/Sustainability	Regulated Industry Energy and Electric Utility Corporate Governance Customer and Community Labor and Human Capital

Sidney M. Gutierrez Age 73 Director since 2015 Chair, Vaya Space (formerly Rocket Crafters, Inc.) Independent Director Committee Memberships: Audit and Ethics Nominating and Governance
Mr. Gutierrez currently serves as Chair of Vaya Space (formerly Rocket Crafters, Inc.), a development-stage company engaged in rocket propulsion research and development, launch vehicle design-engineering and launch service logistics planning and development. He retired as CEO of Vaya Space in 2018.
Mr. Gutierrez retired as a Colonel after serving as a fighter pilot and test pilot in the Air Force and as an astronaut and Space Shuttle Mission Commander with NASA. After retiring from NASA, Mr. Gutierrez spent over 20 years at Sandia National Laboratories (“Sandia”) where he served in various senior leadership positions and led many complex, high technology efforts, including research on nuclear power reactors, solar and wind energy, advanced fuel cycles and nuclear fuel waste disposal. As a director of the Environmental, Safety and Health Programs at Sandia, he was responsible for leading a lab-wide safety effort that cut the lab’s accident rate in half.
Mr. Gutierrez has also served on several national advisory panels for NASA, reporting to the President and both houses of Congress. He served on the board of directors of TNMP before it was acquired by PNM Resources. Mr. Gutierrez is actively engaged in community and other non-profit entities, including the Burke Center for Youth and the Center for the Intrepid, and previously with the New Mexico Institute of Mining and Technology and the New Mexico Spaceport Authority. Mr. Gutierrez received a B.S. in Aeronautical Engineering (Distinguished Graduate) from the United States Air Force Academy and an M.A. in Management from Webster University.
Mr. Gutierrez’s qualifications to serve as a director includes his expertise with respect to technology systems based on his engineering background and his significant experience with nuclear energy and operations, and renewable and sustainable energy. His experience raising capital for a start-up rocket company has given him important financial insight. Mr. Gutierrez also has an extensive background in safety improvements and reliability, and a thorough knowledge of the risk management principles related to security threats including cybersecurity and Supervisory Control and Data Acquisition.
Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management Environmental/Sustainability Regulated Industry	Energy and Electric Utility •Cybersecurity Corporate Governance Customer and Community Labor and Human Capital

James A. Hughes Age 62 Director since 2019 Managing Partner, Encap Investments, L.P. Independent Director Committee Memberships: Finance (Chair) Nominating and Governance
Mr. Hughes is currently a Managing Partner of Encap Investments L.P., providing growth capital to independent energy companies. He formerly served as CEO and Managing Director of Prisma Energy Capital LLC, a private entity focused on investments in energy storage. He is the former CEO and director of First Solar, Inc., a NASDAQ-listed provider of comprehensive photovoltaic solar energy solutions. Mr. Hughes also served as CEO and director of AEI Services LLC, a private company that owned and operated power distribution and generation (both thermal and renewable) in emerging markets worldwide. He served as President and CEO of Prisma Energy International. Mr. Hughes also held several senior executive positions with Enron corporations, including President and Chief Operating Officer of Enron Global Assets; President and Chief Operating Officer of Enron Asia, Pacific, Africa and China; and as Assistant General Counsel of Enron International.
Mr. Hughes currently serves as a director of Alcoa Corporation, NYSE-listed global industry leader in the production of bauxite, alumina and aluminum, serving as a member of its audit committee and safety, sustainability and public issues committee. Mr. Hughes is also a director of TPI Composites Inc., a NASDAQ-listed manufacturer of composite wind blades for wind turbines and composite products, where he serves on its audit committee.
Mr. Hughes is currently a member of the Energy Advisory Committee of the Federal Reserve Bank of Dallas. He is the former chair of the Los Angeles Branch of the Federal Reserve Bank of San Francisco. Mr. Hughes received a J.D. from the University of Texas at Austin School of Law, a Certificate of Completion in international business law from Queen Mary’s College, University of London and a B.A. from Southern Methodist University.
Mr. Hughes’ qualifications to serve as a director include his extensive experience in the energy industry, particularly with respect to the renewable energy sector, which give him important financial, regulatory, sustainability and environmental insights. In addition, his previous senior leadership positions and directorships at large public energy and utility companies and service on the board of the federal reserve bank branch provide valuable business, financial, risk management, cybersecurity, regulatory, governance and operational and management expertise.
Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management Environmental/Sustainability	Energy and Electric Utility Cybersecurity Corporate Governance Customer and Community Regulated Industry

Steven C. Maestas Age 61 Director since 2024 CEO, Maestas Development Group Independent Director Committee Memberships: Audit and Ethics Finance
Mr. Maestas currently serves as the CEO of the Maestas Development Group, responsible for acquiring and developing commercial real estate projects throughout the Southwest. Previously, Mr. Maestas was the Founder, Chairman and Managing Partner of Maestas & Ward Commercial Real Estate, one of the largest commercial real estate management and brokerage firms in New Mexico, recognized as one of New Mexico’s Top 100 Private companies.

Mr. Maestas currently serves as an Advisory Board Member of Enterprise Bank & Trust. He formerly served on the board of the Federal Reserve Bank of Kansas City (Chair/Deputy Chair). He also served as a former Chair of Albuquerque Economic Development, as a Trustee and Chair of the Albuquerque Community Foundation, and on the Board of CNM Ingenuity, Inc.

Mr. Maestas’ visionary leadership experience and recognitions demonstrate his ability to strategize and negotiate complex business transactions, guide and influence economic strategies, identify and seize opportunities for growth and development while managing financial health, tackle social issues with sustainable financial outcomes, and a commitment to community engagement and service. His career has been characterized by his ability to engage with political entities and forge strong community relations. These experiences qualify him to serve as a director.

Specific Qualifications/Attributes/Experience:

	•Leadership and Strategy •Finance/Capital Allocation •Risk Management	•Corporate Governance •Customer and Community

Lillian J. Montoya Age 58 Director since 2024 President and CEO, CHRISTUS St. Vincent Health Systems Independent Director Committee Memberships: Compensation and Human Capital Nominating and Governance
Ms. Montoya currently serves as President and CEO of CHRISTUS St. Vincent Health System, a regional market of CHRISTUS Health, providing comprehensive acute care to a seven-county area and is the largest private employer in north central New Mexico. Prior to becoming President and CEO, Ms. Montoya served in multiple senior leadership positions including Chief Operating Officer, Chief Administrative Officer, and Vice President of Public Affairs, Marketing, Communications & Advocacy. Ms. Montoya has led an organizational and cultural transformation, positioning the organization to earn a Best Place to Work recognition for six consecutive years, earn among the highest Associate engagement scores in CHRISTUS Health, receiving successive recognition as a National Leapfrog Safety Grade of “A” hospital, and became part of the Mayo Clinic Care Network of hospitals for its commitment to quality, safety, associate engagement, and patient experience.

Ms. Montoya currently serves as a Bank Division (NM) Board Member for NM Bank & Trust (Heartland Financial USA, Inc.) and on the board of the Federal Reserve Bank of Kansas City, Economic Council. Ms. Montoya is a board member (former Chair) of the New Mexico Hospital Association. She also serves on the board of the Santa Fe Opera, and is a member of the International Women’s Forum-NM and New Mexico Amigos. Ms. Montoya received a B.A. and M.B.A from the University of New Mexico.

Ms. Montoya’s professional recognitions and extensive experience in leadership and strategy, governance, customer relations and community engagement, risk management, regulatory environments, as well as labor relations and human resources qualify her to serve as a director. With more than 30 years of extensive experience in helping corporate, government and non-profit leaders navigate strategic and organizational challenges, Montoya has demonstrated proven results in developing and implementing programs that make our communities better places to live, work, and thrive.

Specific Qualifications/Attributes/Experience:

	•Leadership and Strategy •Finance/Capital Allocation •Risk Management •Regulated Industry	•Corporate Governance •Customer and Community •Labor and Human Capital

Maureen T. Mullarkey Age 65 Director since 2014 Former EVP and CFO, International Game Technology Independent Director Committee Memberships: •Audit (Chair) •Finance
Ms. Mullarkey retired as EVP and CFO of International Game Technology (“IGT”), a NYSE-listed company and leading supplier of gaming equipment and technology. During her nineteen years with IGT, she held several executive management positions involving investor relations, finance, accounting, treasury management, tax, information systems and enterprise resource functions.
Ms. Mullarkey is currently a director of Everi Holdings, Inc., a NASDAQ-listed company of businesses that deliver products and services to the gaming industry, where she serves on the audit, compensation, and nominating committees. She previously served as a director of NV Energy, Inc., a public utility company providing energy services and products to 1.4 million customers throughout Nevada.
Ms. Mullarkey previously served on the boards of the University of Nevada Foundation, the Nevada Museum of Art, the Desert Research Institute, and Renown Health. She has also served on the boards of the Community Foundation of Western Nevada, Nevada Women’s Fund and the University of Nevada Reno College of Business advisory board. She was an Entrepreneur in Residence with the Nevada Institute for Renewable Energy Commercialization. She was also a partner in a private investment firm. Ms. Mullarkey received a B.S. from the University of Texas and an M.B.A. from the University of Nevada, Reno.
Ms. Mullarkey’s qualifications to serve as a director include her extensive financial expertise and literacy gained after years of serving as a senior executive of a public technology company, and years of leadership as a director of a public energy company. Ms. Mullarkey also brings to the Board strategic and operational leadership and expertise related to technology. In addition, as a former director of a public energy company, Ms. Mullarkey brings to the Board sustainable and renewable energy experience.
Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management	Environmental/Sustainability Regulated Industry Energy and Electric Utility Corporate Governance

Joseph D. Tarry Age 54 Director since 2024 President and COO of TXNM Energy, Inc.
Mr. Tarry has more than 28 years of energy utility experience. He currently serves as President and Chief Operating Officer of TXNM Energy; President and Chief Executive Officer of PNM; and Chief Executive Officer of TNMP. Mr. Tarry previously served as Senior Vice President and Chief Financial Officer; Vice President of Customer Service and Chief Information Officer; and Vice President, Controller and Treasurer.
Mr. Tarry serves on the board of directors of the New Mexico Chamber of Commerce, the Greater Albuquerque Chamber of Commerce and as Chairman of the Albuquerque Regional Economic Alliance, all dedicated to executing strategies to strengthen the economic base within New Mexico. Mr. Tarry earned his B.A. in Accountancy from New Mexico State University.

Mr. Tarry's extensive expertise in our business and experience within an intricate regulatory framework make him well-suited for a position on the Board. His insights are invaluable in addressing the various challenges the Company faces. Additionally, Mr. Tarry's role on the Board maintains a crucial connection between management and the Board, promoting sound leadership.

Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management Environmental/Sustainability Regulated Industry	Energy and Electric Utility Cybersecurity Corporate Governance Customer and Community Labor and Human Capital

Summary of Director Nominees Qualifications and Experience	**Bailey**	**Becker**	**Collawn**	**Conley**	**Gutierrez**	**Hughes**	**Maestas**	**Montoya**	**Mullarkey**	**Tarry**
Years Served on the Board	6	9	15	11	10	6	1	1	11	0
LEADERSHIP AND STRATEGY experience is important in overseeing management and driving growth.	●	●	●	●	●	●	●	●	●	●
FINANCE/CAPITAL ALLOCATION experience is important in evaluating our financial statements and capital structure.	●	●	●	●	●	●	●	●	●	●
FINANCIAL EXPERTISE/LITERACY experience is important in understanding and overseeing our financial reporting and internal controls.	●	●	●	●	●	●			●	●
RISK MANAGEMENT experience is important in evaluating significant risks and providing effective oversight of risk management processes.	●	●	●	●	●	●	●	●	●	●
ENVIRONMENTAL/SUSTAINABILITY experience is important in assessing environmental compliance and overseeing responsible, long-term value creation.	●	●	●	●	●	●			●	●
REGULATED INDUSTRY experience is important to overseeing a business in a heavily regulated industry.	●	●	●	●	●	●		●	●	●
ENERGY AND ELECTRIC UTILITY experience is important in developing, implementing and assessing our operating plan and business strategy, and providing our customers safe, reliable and affordable electricity from various generation sources, including nuclear.	●	●	●	●	●	●			●	●
CYBERSECURITY experience is important in providing effective oversight of related risk management procedures to safeguard our generation, transmission and distribution assets.	●	●	●		●	●				●
CORPORATE GOVERNANCE experience is important in providing accountability and transparency and protecting shareholder interests.	●	●	●	●	●	●	●	●	●	●
CUSTOMER AND COMMUNITY experience is important in addressing the interests and needs of our many stakeholders.	●	●	●	●	●	●	●	●		●
LABOR AND HUMAN CAPITAL experience is important in attracting, motivating and retaining top candidates and maintaining good relations with union employees.	●	●	●	●	●			●		●
Male		●			●	●	●			●
Female	●		●	●				●	●	
American Indian, Alaska Native										
Asian										
Black, African American	●									
Hispanic, Latino					●		●	●		
Native Hawaiian or Other Pacific Islander										
White, Caucasian		●	●	●		●			●	●

Our director nominees are highly qualified, diverse and high functioning with an effective combination of skills, expertise, and diversity to oversee the risks and opportunities of our electric utility and related businesses.

PROPOSAL 2: RATIFY APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025
(PROPOSAL 2 on your Proxy Card)

The Board is recommending that the shareholders ratify the selection of KPMG as our independent registered public accounting firm for 2025. The Audit Committee has performed its annual evaluation of the quality and cost of services provided by KPMG and an assessment of auditor independence. The Audit Committee reported to the Board complete satisfaction with the services provided by KPMG and recommended that KPMG be selected as our independent registered public accounting firm for 2025. The Board agrees with the Audit Committee’s recommendations, as described in the Audit Committee Report contained in this proxy statement.

In determining whether to recommend to the full Board the reappointment of KPMG as our independent auditor, the Audit Committee annually considers several factors including:
•the length of time KPMG has been engaged;
•the firm’s independence and objectivity;
•KPMG’s capability and expertise in handling our electric utility businesses, including the expertise and capability of the lead audit partner;
•historical and recent performance, including the extent and quality of KPMG’s communications with the Audit Committee, and the results of a management survey of KPMG’s overall performance;
•data related to audit quality and performance, including recent Public Company Accounting Oversight Board inspection reports on the firm; and
•the appropriateness of KPMG’s fees.

In accordance with SEC rules, independent audit partners are subject to rotation requirements limiting their number of consecutive years of service to our Company to no more than five.

We are not required to have shareholders ratify the selection of KPMG as our independent auditor but are doing so because we believe it is a matter of good corporate governance. Representatives of KPMG will be available at the Annual Meeting where they will have the opportunity to make statements and respond to appropriate questions by shareholders. Because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment of KPMG as independent registered public accounting firm for 2025 will stand even if shareholders fail to ratify our selection unless the Audit Committee determines there is a compelling reason for a change. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of TXNM Energy and our shareholders.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025.

AUDIT AND ETHICS COMMITTEE REPORT

The primary responsibilities of our Audit and Ethics Committee (“Audit Committee”) is to assist the Board with oversight of the Company’s financial statements and system of internal controls, the independent auditor’s performance, qualifications and independence, the performance of the Company’s internal audit functions, and the Company’s compliance with legal and regulatory requirements. Our Audit Committee acts under a charter, which can be found on the TXNM Energy’s web site at www.txnmenergy.com/sustainability/governance/governance-documents.aspx. We review the adequacy of the charter at least annually. Each member of the Audit Committee is independent as required by the applicable listing standards of the New York Stock Exchange, our Corporate Governance policies and the Securities and Exchange Commission (“SEC”). Two current members are audit committee financial experts as defined by SEC rules. We held five meetings in 2024 with KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for 2024, with one meeting at which we reviewed extensive reports and had discussions with KPMG and other members of management.

In carrying out our responsibilities, we look to management and the independent registered public accounting firm. The Company’s management is responsible for the preparation and fair presentation of the Company’s financial statements, maintaining effective internal controls and the financial reporting processes, including the integrity and objectives of the financial statements. Management is also responsible for assessing and maintaining the effectiveness of internal controls over the financial reporting in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for auditing the Company’s annual financial statements and expressing an opinion as to whether such financial statements are fairly stated in conformity with generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing the Company’s internal controls over financial reporting and for expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors perform their responsibilities in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

In performing our oversight function, we reviewed and discussed the consolidated financial statements with management and KPMG. Management and KPMG informed us that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. We discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. We discussed with KPMG the matters required to be discussed by the independent auditors with the Committee under the rules and standards adopted by the PCAOB, including critical audit matters addressed during the audit. In addition, we reviewed and discussed management’s report on internal controls over financial reporting and the related audit performed by KPMG which confirmed the effectiveness of the Company’s internal controls over financial reporting.

We received the written disclosures and the letter from KPMG required by applicable PCAOB rules regarding KPMG’s independence, and we discussed with KPMG its independence.

We discussed with the Company’s internal auditors and KPMG the overall scope and plans for their respective audits. We met with the internal auditors and the independent auditors at each regularly scheduled meeting, both with and without management present. Discussions included the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have also assessed the performance of KPMG and have appointed KPMG to audit the Company’s financial statements for 2025, subject to shareholder ratification of that appointment.

Based on the reviews and discussions referred to above, reliance on management and KPMG, and subject to the limitations of our role described above, we recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

                            Audit and Ethics Committee
Maureen T. Mullarkey (Chair)
E. Renae Conley
Alan. J. Fohrer
Sidney M. Gutierrez
Steven C. Maestas

INDEPENDENT AUDITOR FEES

Audit Fees for 2024 and 2023

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2024 and December 31, 2023 by KPMG, our principal independent registered public accounting firm.

Fees	Fiscal Year Ended (in thousands) ($)
	2024	2023
Audit Fees	2,475	2,546
Audit-related Fees	1,022	802
Tax Fees	—	—
All Other Fees	—	—
Total Fees	3,497	3,348

Audit Fees are primarily for the audit of our annual financial statements, review of financial statements included in our 10-Q filings and the annual Sarbanes-Oxley Audit, and statutory and regulatory filings.

Audit-related fees include services provided in connection with Regulation AB Attestation procedures, financing arrangements, and other agreed upon procedures.

All fees have been approved by the Audit Committee. The reported aggregate fees billed for professional services include travel related expenses to perform the services and applicable gross receipts taxes.

The Audit Committee requires the independent registered public accounting firm selected to audit the Company’s financial statements to obtain the approval of the Audit Committee before performing any non-audit services permitted by applicable law so that the Audit Committee may determine whether the provision of such services is compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Thus, the Audit Committee preapproves all audit services and all permitted non-audit services performed by the principal accounting firm.

PROPOSAL 3: APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(PROPOSAL 3 on your Proxy Card)

Shareholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as Say-on-Pay):

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2025 Annual Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the proxy statement).”

Background on Proposal

In accordance with Section 14A of the Exchange Act, shareholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our NEOs.

As described in the Compensation Discussion and Analysis, which begins on page 36, we believe attracting, motivating and retaining talented executives is critical to the achievement of our financial and strategic objectives. Our executive compensation program is designed with that premise in mind. Our basic philosophy is that our NEOs should be paid for performance, as determined by a combination of corporate performance measures and individual performance. For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in 2024, please refer to the CD&A. The 2024 NEO Compensation Information, including the Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) that follow the CD&A, beginning on page 54, provide additional information about the compensation that we paid to our NEOs in 2024.

Section 14A also requires that, at least once every six years, shareholders be given the opportunity to vote on an advisory basis regarding the frequency (i.e., annually, every two years, or every three years) of future shareholder advisory votes on the compensation of our NEOs. At the 2023 annual meeting, the shareholders indicated a preference for holding Say-on-Pay advisory votes on an annual basis as recommended by the Board. Thus, the advisory vote in Proposal 3 reflects the approved annual frequency.

Effects of Advisory Say-on-Pay Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation and HC Committee. However, the Compensation and HC Committee will consider the outcome of the vote when making future executive compensation decisions. The next shareholder advisory vote on compensation of our NEOs is expected to occur at the 2026 annual meeting.

The Board of Directors unanimously recommends a vote FOR approval of the advisory resolution set forth above approving the compensation of our named executive officers.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

The following CD&A should be read together with the SCT and other tables that are presented beginning on page 54.  Please note that this CD&A contains information about our corporate goals.  We have included this information for the limited purpose of enabling investors and other readers of this CD&A to better understand our executive compensation philosophy, policies, programs, practices and results. This information should not be understood to represent our management’s estimates, of our future results or other guidance, and we specifically caution investors and other readers not to apply this information to other contexts.

This CD&A informs our shareholders about our compensation philosophy and decision-making process. It also explains the compensation-related actions taken, and factors considered, with respect to 2024 compensation for the NEOs. Based on 2024 positions and compensation levels, our NEOs are:

•Patricia K. Collawn, Chair and CEO
•Joseph D. Tarry, President and COO
•Elisabeth A. Eden, SVP & Chief Financial Officer
•Brian G. Iverson, General Counsel, SVP, Regulatory & Public Policy (hired September 16, 2024)
•Patrick V. Apodaca, SVP, General Counsel and Secretary through September 15, 2024 and
SVP, Principal Legal Advisor September 16, 2024 through his retirement on October 2, 2024.

The Compensation and HC Committee is composed entirely of independent directors and is responsible for approving and overseeing our executive compensation philosophy, policies, programs and practices. The Compensation and HC Committee also reviews and approves the Company’s succession plans for our CEO and other senior Officers, reviews and monitors the Company’s Affirmative Action and other DEI programs and oversees various other aspects of managing the Company’s human capital resources in coordination with our management team.

OVERVIEW

2024 Performance and Resulting Performance-Based Compensation

Our 2024 performance demonstrates continued alignment of our strategic goals with an executive compensation strategy grounded in pay for performance. As the holding company of two electric utilities operating in Texas (TNMP) and New Mexico (PNM), our short-term and long-term incentive compensation performance goals are aligned with our commitment to preparing our workforce with the knowledge and skills to thrive; delivering an intentional customer experience that exceeds our evolving customer and stakeholder expectations; enabling an environmentally sustainable future and deploying technologically advanced solutions that empower and benefit customers; demonstrating the relationship between customer excellence and our dedicated focus on financial strength.

In conjunction with these objectives, we remain focused on three financial goals:
•Earning authorized returns on our regulated businesses
•Delivering at or above industry-average long-term earnings growth, with a dividend payout ratio between 50 and 60 percent of earnings
•Maintaining investment grade credit ratings

AIP Performance for 2024
The three weighted performance measures for the 2024 AIP were: Incentive EPS (60%) and two operational goals, reliability (20%) and customer satisfaction (20%). These three AIP metrics aligned with our strategic goal of earning authorized returns on regulated businesses while delivering reliable and superior utility services to our customers. NEOs received annual cash incentive awards at 101% of target because the Company achieved:
•Between target and maximum performance of 2024 Incentive EPS at $2.74 per share;
•Below threshold performance of the reliability metric;
•Threshold performance of the New Mexico-based customer satisfaction metric; and
•Between target and maximum performance of the Texas-based customer satisfaction metric.

As in previous years, the 2024 AIP specifies that no awards would be made unless the Compensation and HC Committee determined that the Company achieved the applicable threshold level of performance for Incentive EPS and annual incentive awards, if earned, are capped at the maximum opportunity. Incentive EPS is a non-GAAP performance metric designed to measure the financial performance of the Company’s core business by making certain adjustments as reflected in the definition of Incentive EPS as explained in the Glossary of Terms Used in this Proxy and as discussed on page 52 under Adjustments for Certain Items.

For additional information about the AIP performance metrics and 2024 results, see NEO Incentive Goals and Results on page 45 and the Cash Compensation-Annual Incentive Awards section of Elements of Executive Compensation beginning on page 43.

LTIP Performance for 2022-2024 under the 2022 LTIP

Long-term incentive awards under the 2022 LTIP were to be delivered 70% in PSs and 30% in RSAs. PS awards are tied to three-year performance goals and RSAs were, consistent with past practice, to be granted following the end of the 2022-2024 performance period and then vest over a three-year period to promote an appropriate focus on creating sustainable shareholder value. As described in 2025 Compensation Actions beginning on page 49, RSAs were granted in February 2025 under the 2025 LTIP (versus the 2022 LTIP) and will vest over a three-year period thereafter.
The weighted performance metrics for the PS awards under the 2022 LTIP were: Earnings Growth (75%) and FFO/Debt Ratio (25%). The Earnings Growth metric encourages our executives to deliver at or above industry-average earnings for our shareholders in a sustainable manner while the FFO/Debt metric promotes maintaining solid investment grade ratings. For the 2022 LTIP, NEOs received PS awards at 71% of target because the Company achieved:
•Between threshold and target performance of Earnings Growth, which was 3.8% over 2022-2024, compared to a target performance of at least 4.0% and a threshold performance of at least 2%; and
•Below threshold performance of the FFO/Debt Ratio, a metric relating to investment grade ratings, which was 12.6% for 2024, compared to a target performance of at least 14% and a threshold performance of at least 13%.

For additional information on the 2022 LTIP performance metrics and 2022-2024 results, see NEO Incentive Goals and Results on page 45, Equity Compensation-Long-Term Incentive Awards section of Elements of Executive Compensation beginning on page 45, and Adjustments for Certain Items on page 52.
Return to Shareholders
The Company is committed to achieving financial results that consistently provide a positive return to shareholders over time. In accordance with SEC requirements, the Company prepares a performance graph each year for inclusion in the materials provided to shareholders. The performance graph below is provided because of its relevance to the Company’s performance and is also being provided with the annual shareholder letter from our Chair and CEO. The performance graph illustrates how a $100 investment in the Company’s common stock on December 31, 2019 would have grown to $113.12 by December 31, 2024, with all dividends reinvested. The chart also compares the TSR on the Company’s common stock to the same investment in the S&P 500 Index and the EEI Index. The S&P 500 Index is provided for general comparison purposes, as it is in the annual performance graph, but it is not used by the Compensation and HC Committee for any compensation decisions, benchmarking or determination of incentive awards. Beginning with the 2019 LTIP, the PS awards were earned based on the Company’s TSR performance relative to the EEI Index. In light of the then-contemplated Merger, the Company did not use TSR as a performance measure for the 2022 or 2023 LTIPs. For further discussion of the LTIP, please refer to the Equity Compensation-Long-Term Incentive Awards section of Elements of Executive Compensation. Please note that the performance graph is not intended to forecast or be indicative of possible future performance of our common stock.

$220
$200
$180
$160
$140
$120
$100
$80
2019
2020
2021
2022
2023
2024

	2019	2020	2021	2022	2023	2024
TXNM Energy	$100.00	$98.27	$94.85	$104.53	$92.00	$113.12
S&P 500 Index	$100.00	$118.39	$152.34	$124.73	$157.48	$196.85
EEI Index	$100.00	$98.84	$115.76	$117.09	$106.90	$127.32

Data Source: Bloomberg; except EEI Index, source: EEI website

Historical performance does not necessarily predict future results. TXNM Energy's common stock is traded on the NYSE.

Compensation Philosophy and Objectives

Our long-term success depends upon our ability to provide safe, reliable, affordable, environmentally responsible and sustainable energy and services to our customers and invest wisely for present and future shareholder returns.  Achievement of these outcomes depends upon our success in attracting, motivating and retaining highly talented professionals.

Our executive compensation program is designed to attract, retain and motivate our Officers to support the overall objective of enhancing shareholder value. Our compensation philosophy is designed to:

•Attract and retain highly qualified, motivated and experienced executives,
•Provide total compensation opportunities that are market competitive and reflect the size of our Company,
•Pay our NEOs for performance based on corporate and business area measures,
•Link corporate compensation goals to the interests of our shareholders, and
•Recognize and reward outstanding Company and individual performance.

The Company’s compensation strategy is grounded in pay for performance, which is reflected in the way we have structured base pay, short-term incentives and long-term incentives. This philosophy applies to all employees, with a more significant level of variability and compensation at risk for Officers. As illustrated below, the TDC target opportunity for NEOs primarily comprises short-term and long-term incentive compensation that is “at risk.” These charts illustrate the mix of pay opportunity for 2024 for our CEO and the weighted average opportunity for our other NEOs, in each case assuming these NEOs were paid under our incentive compensation plans at the target level for 2024. These amounts do not include the amounts paid or payable pursuant to the retention agreement entered into with Mr. Tarry or the sign-on equity award made to Mr. Iverson on September 16, 2024, as noted on the Grants of Plan Based Awards in 2024 section beginning on page 56, as they were non-recurring components of their 2024 compensation.

The Compensation and HC Committee also considers other factors in determining the compensation of our NEOs, such as their respective qualifications, experience, expertise, performance and results of their business areas, as well as the market competitiveness of the compensation opportunity.  The relative importance of these factors may vary from year to year and from NEO to NEO. As a result, the Compensation and HC Committee evaluates each component of pay in the context of each NEO’s total compensation.

TXNM Peer Group

Our peer group has been consistent from year to year and adjusted as needed for changes within the peer group due to mergers and acquisitions. The TXNM Peer Group was developed to reflect similarly sized utility companies that reflect the competitive market in which we might compete for talent. Prior to setting compensation levels for 2024, the Compensation and HC Committee determined that the TXNM Peer Group continued to be an appropriate peer group, based on the following criteria:

1.	Ownership structure (publicly-traded),
2.	Business focus (electric or natural gas utility and multi-utility companies),
3.	Size (between one-third and three times the Company’s size in terms of revenues),
4.	Organizational complexity,
5.	Operational characteristics (such as nuclear generation ownership, multi-state regulated utilities), and
6.	Likely competition for executive talent.

The following table lists the companies that comprised the TXNM Peer Group used in the 2024 Benchmark Data to set 2024 compensation levels.
TXNM PEER GROUP

ALLETE, Inc.	IDACORP, Inc.	ONE Gas, Inc.
Alliant Energy Corporation	MDU Resources Group, Inc.	Pinnacle West Capital Corporation
Avista Corporation	New Jersey Resources Corporation	Portland General Electric Company
Black Hills Corporation	NorthWestern Energy Group, Inc.	Southwest Gas Holdings, Inc.
Hawaiian Electric Industries, Inc.	OGE Energy Corporation

EXECUTIVE COMPENSATION PRACTICES & RESULTS

The Compensation and HC Committee strives to ensure that we compensate our NEOs consistent with shareholder interests. Highlights of our practices to sustain good governance alignment with shareholder interests include the following:

What We Do

•Pay for Performance – TXNM’s pay for performance philosophy is emphasized through the use of variable compensation. Generally, a significant portion of executive pay is considered “at risk” and is based on actual Company performance against both short-term and long-term performance goals. TDC varies depending on the

Company’s achievement of financial and non-financial objectives and long-term incentive compensation is designed to closely align with shareholders’ interests.
•Independent Compensation and HC Committee – The Compensation and HC Committee is composed entirely of independent directors. Year-end results and related performance-based pay are reviewed and approved by the Compensation and HC Committee for the NEOs while the independent members of the Board review and approve the CEO’s compensation.
•Independent Compensation Consultant – The Compensation and HC Committee uses an independent compensation consultant, Pay Governance, to regularly review and evaluate the Company’s compensation plans and programs. This includes a periodic review of the TXNM Peer Group and regular briefings regarding key trends and pending regulations. Pay Governance only provides services to the Board and its committees. No other services are provided to the Company by Pay Governance.
•Capped Incentive Award Opportunity – Awards are capped at a maximum payout under both our AIP and LTIPs.
•Reasonable Change in Control Severance Provisions (Retention Plan) – We have maintained change in control provisions for our executives that we believe are reasonable and customary. The change in control provisions provide for benefits under the Retention Plan only if a change in control actually occurs and the executive’s employment is terminated (i.e., double trigger). More discussion appears in the Payments Made Upon a Change in Control section of 2024 NEO Compensation Information.
•“Double Trigger” Change in Control Equity Vesting – The PEP generally provides for double trigger vesting following a change in control. More discussion appears in the Payments Made Upon a Change in Control section of 2024 NEO Compensation Information.
•Clawback Provisions – The PEP and/or related award documents provide that (1) all unvested and unpaid awards are subject to forfeiture for conduct which is demonstrably and materially injurious to the Company and (2) the LTIPs and AIPs provide that a recipient will forfeit unvested and unpaid incentive compensation awards issued under the PEP for any manipulation or attempted manipulation of the performance results for personal gain at the expense of customers, shareholders, other employees or the Company. In addition, under the Company’s Clawback Policy, amended as of December 1, 2023 and described more fully on pages 11 and 50 of this proxy statement, incentive compensation awarded to Officers is subject to recoupment in the event of certain accounting restatements or if the Officer engaged in improper conduct.
•Hiring and Retention of High-Achieving Executives – The Compensation and HC Committee balances objectives of performance and retention to ensure that high-achieving, marketable executives remain motivated and committed to the Company.
•Tally Sheets – The Compensation and HC Committee reviews tally sheets of compensation, which includes retirement and other benefits, for our NEOs prior to making annual executive compensation decisions.
•Mitigation of Undue Risk – Management and the Compensation and HC Committee evaluate, through an annual risk assessment process, whether the Company’s compensation programs for employees, including NEOs, create risks that are reasonably likely to have a material adverse effect on the Company. Based on the risk analysis undertaken in 2024, the Compensation and HC Committee does not believe that the Company’s compensation programs, policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Examples of the features that assist in mitigating risk include the Clawback Policy, the PEP forfeiture provisions noted above and the Company’s stock ownership holding guidelines. More discussion appears in the Board’s Role in Risk Oversight section on page 9.
•Conservative Perquisites – Perquisites for our Officers are modest and serve a reasonable business purpose.
•Equity Ownership Holding Guidelines – The Compensation and HC Committee believes that rewarding the NEOs with equity compensation supports retention and helps align management with the best interests of our shareholders, our customers and the Company. Therefore, the Company has stock ownership holding guidelines for all NEOs requiring that they hold from three (3) to five (5) times base salary in TXNM shares depending on the NEO’s position. See the Equity Ownership Guidelines section of Additional Information.
•Minimal Dilution – As the Company’s practice is to only use shares that are acquired on the open market to satisfy awards under the PEP, our equity compensation practices result in minimal dilution. More discussion appears in the Equity Compensation section of Elements of Executive Compensation.

What We Don’t Do

•No employment contracts with our CEO or other NEOs.*
•No individual change in control agreements with our CEO or other NEOs.
•No discounted stock options or SARs.
•No excise tax gross-ups.
•No repricing of stock options or SARs without prior shareholder approval.
•No share recycling of stock options or SARs.
•No evergreen provisions within the PEP.
•No dividends or dividend equivalents on unvested RSAs or unearned PSs.
•No hedging or monetization transactions (such as zero-cost collars and forward sales contracts, which would allow for locking in much of the value of Company securities) permitted by Officers, directors or employees.
•No short sales of Company securities by any Officer, director or employee.
•No pledging of Company securities by our executive officers, including NEOs, or directors.
* Other than special retention agreements entered into with certain NEOs as previously detailed in the 2024 proxy statement.

Results of 2024 Say-on-Pay Shareholder Advisory Vote

Our shareholders cast an advisory Say-on-Pay vote on executive compensation at the June 2024 annual meeting. The holders of 84.0% of the shares, present in person or by proxy and entitled to vote at the 2024 annual meeting, approved, on an advisory basis, the compensation of our NEOs disclosed in our 2024 proxy statement. The Compensation and HC Committee reviewed the outcome of the 2024 Say-on-Pay advisory vote and determined that significant changes to our executive compensation programs were not warranted and accordingly our current compensation philosophy remains consistent with the prior year. At our 2025 Annual Meeting, shareholders will again have the opportunity to cast an advisory Say-on-Pay vote regarding the compensation of our NEOs, as disclosed in this CD&A and the accompanying tables.

Furthermore, we continue to engage with our shareholders on a variety of topics, including executive compensation. The Compensation and HC Committee considers shareholder feedback in making its compensation decisions.

ELEMENTS OF EXECUTIVE COMPENSATION

Our executive compensation program is generally designed to maintain an appropriate and competitive balance between fixed pay (base salary) and variable pay or “at risk” incentives (annual and long-term incentives) under our AIP and LTIPs, respectively. The program typically consists of three core elements that comprise TDC – base salary, AIP and LTIP awards that are targeted around the median level of compensation paid to executive officers of similar companies in the 2024 Benchmark Data (as described in the Role of the Independent Compensation Consultant section of Administration and Resources).  The annual and long-term incentives are structured to reward the achievement of strategic, financial and operational performance goals.  As the NEO with the highest level of responsibility, the CEO generally has the greatest variability in TDC. The targeted level of each element of compensation is independently set at approximately the market median range and then appropriate adjustments are made based on each NEO’s performance, experience and strategic role to the Company. If the Compensation and HC Committee increases an NEO’s base salary, it also considers the resulting impact on annual and long-term performance-based incentive compensation levels and benefits. Following is a summary of compensation and benefits provided to our Officers.

Compensation Component	Key Characteristics	Purpose
Base Salary	•Fixed amount of cash compensation based on an Officer’s role, experience and responsibilities
•Compensate Officers for scope of responsibilities, previous experience, individual performance and business area performance
•Provide base compensation at a level consistent with our compensation philosophy

Compensation Component	Key Characteristics	Purpose
AIP
•Variable annual cash incentive based on corporate performance metrics with threshold, target and maximum opportunities for each Officer. Incentive EPS threshold must be achieved to receive any incentives and awards are capped at a maximum of two-times the target bonus amount
•Reward and motivate Officers for achieving annual financial and operating goals across the organization •Link annual pay with annual performance
LTIP
•Awards are a combination of PSs and RSAs. PS awards represent variable compensation incentive based on long-term corporate performance metrics, typically with a three-year performance period and generally granted annually. Amounts actually earned will vary based on corporate performance and the Officer’s position

•Reward Officers for achieving long-term business objectives by tying incentives to long-term performance (PSs)
•Align the interests of the Officers and the shareholders (PSs and RSAs)
•Enhance retention of Officers

Deferred Compensation and Retirement Benefits	•A broad-based 401(k) retirement plan and a non-qualified supplemental retirement savings plan •A frozen defined benefit plan for employees hired prior to January 1, 1998	•Enhance recruitment and retention by aligning benefits with competitive market practices •Provide for future retirement of Officers
Supplemental Benefits and Perquisites
•Generally limited to perquisites such as additional officer life insurance, long term disability, executive physicals, financial planning and the ECP. The ECP is limited to $23,000 for the CEO and President and COO, and $18,000 for SVPs
•Align with market practices to provide reasonable supplemental benefits
Potential Severance Benefits and Change in Control	•These amounts are payable only if employment is terminated under certain conditions (i.e., double trigger)
•Support the objective assessment and execution of potential changes to the Company’s strategy and structure by our Officers
•Enhance retention of management by reducing concerns about employment continuity

Merger-Related Arrangements entered into in December 2023	•Special RSAs designed to require continued employment for a period of time •Special cash bonuses to incentivize continued employment and/or recognize past performance
•Special retention agreements to certain NEOs to incentivize them to remain employed during the pending decision relating to the contemplated Merger and for a transition period beyond termination of the Merger

Sign-On RSA Award made in 2024 in connection with appointment of General Counsel, SVP, Regulatory & Public Policy	•One-time sign-on equity award with 50% fully vested on the hire date and the remaining 50% vested on the first anniversary of hire date	•Special one-time sign-on RSA award to attract top talent •Reinforces the Company’s objectives to align management’s interest with the interests of the Company’s shareholders and customers

Below are detailed descriptions of components of our executive compensation program as well as certain changes made to our 2024 and 2025 executive compensation plans and programs to further align the structure of the program with shareholders’ interests and current market practices and conditions.

Cash Compensation

Base Salary

Base salary is the fixed component of compensation paid to each NEO for effectively discharging the duties and responsibilities of his or her position.  An NEO’s base salary is determined by considering a variety of factors including, but not limited to:

•Scope of responsibilities,
•Previous experience,
•Individual performance,
•Base salaries for comparable NEOs within the TXNM Peer Group,
•Base salaries as reported in compensation surveys, such as the WTW General Industry Executive Survey Report - United States, and
•Recommendations from our independent executive compensation consultant, Pay Governance.

Annually, the Compensation and HC Committee considers all of these factors in recommending the base salary of the CEO (which is approved by the independent members of the Board) and in setting the base salary of all other NEOs. Salary adjustments, if any, are based on the median of base salaries revealed by benchmarking comparable positions, described in the Role of the Independent Compensation Consultant section of Administration and Resources, as well as the Company’s performance, internal pay equity among the Officers and the Compensation and HC Committee’s evaluation of the individual NEO’s performance.  Performance is primarily measured on the basis of corporate and individual performance, with applicable goals and objectives being established at the beginning of each year.

At its February 2024 meeting, after reviewing the 2024 Benchmark Data, recommendations from management and Pay Governance, and considering the Company’s performance and strategic objectives, as well as each NEO’s performance in 2023, the Compensation and HC Committee approved increases in base salaries, effective March 2024, for certain of the NEOs, with the independent members of the Board approving an increase for our CEO. The following sets forth our CEO and other NEO’s base salaries in 2023 and as increased in 2024, in each case as approved by the Compensation and HC Committee.
NEO BASE SALARY

NEO	2023 Base Salary	2024 Base Salary
Patricia K. Collawn	$1,088,250	$1,164,428
Joseph D. Tarry	$540,350	$578,175 [1]
Elisabeth A. Eden	$401,250	$421,313 [2]
Brian G. Iverson [3]	N/A	$450,000
Patrick V. Apodaca [4]	$412,983	$429,503
Additional salary adjustments were made throughout the year to recognize changes in NEOs' responsibilities.
[1] Effective December 3, 2024, Mr. Tarry’s annual base salary was increased to $725,000.
[2] Effective July 1, 2024, Ms. Eden’s annual base salary was increased to $450,000.
3 Mr. Iverson joined the Company as General Counsel, SVP, Regulatory & Public Policy effective September 16, 2024.
[4] Effective October 2, 2024, Mr. Apodaca retired from the Company.

Annual Incentive Awards
The AIP provides annual cash incentives to reward the NEOs for the achievement of annual financial and operating goals and to reinforce the Company’s pay for performance philosophy.  Our philosophy is to set the AIP award opportunities at the approximate median for NEOs in comparable positions based on a benchmarking analysis, which for 2024 consisted of the

2024 Benchmark Data.  The table below shows the 2024 AIP target award opportunity as compared to the 2023 AIP target award opportunity.
NEO ANNUAL INCENTIVE AWARD OPPORTUNITY

Position	2023 Target Opportunity[1]	2024 Target Opportunity[1]
Patricia K. Collawn	115%	115%
Joseph D. Tarry [2]	70%	70% [2]
Elisabeth A. Eden [3]	60%	60% [3]
Brian G. Iverson [4]	N/A	70%
Patrick V. Apodaca	55%	55%
Additional target bonus adjustments were made throughout the year to recognize changes in NEOs’ responsibilities.
1 As a percentage of Base Salary. The threshold opportunity is half of the target opportunity and the maximum opportunity is two times the target opportunity.
[2] Effective July 1, 2024, Mr. Tarry’s target opportunity increased from 70% to 75% of his annual base salary. Effective December 3, 2024, Mr. Tarry’s target opportunity increased to 90% of his annual base salary. The increases to Mr. Tarry’s target opportunity are pro-rated based on the effective date of the increases.

[3] Effective July 1, 2024, Ms. Eden’s target opportunity increased from 60% to 65% of her annual base salary, pro-rated based on the effective date of the increase.
4 Mr. Iverson’s 2024 target opportunity was pro-rated based on his date of hire, September 16, 2024.
The Compensation and HC Committee approved the 2024 AIP for the performance period January 1, 2024 to December 31, 2024. The performance metrics are: Incentive EPS (weighted 60%) and two operational goals, reliability (weighted 20%) and customer satisfaction (weighted 20%). The reliability metric is designed to promote system reliability for customers by including a performance goal that measures the duration of interruptions on the electric system. We continue to focus on customer satisfaction by aligning operations and programs to improve the customer experience and to better serve our customers’ evolving needs in a rapidly changing energy landscape, which we believe ultimately benefits the Company and our shareholders.
The objective of the 2024 AIP was to motivate the eligible NEOs to achieve certain performance goals tied to the Company’s financial and operational results in order to achieve alignment with the corporate strategy of the Company.  The Compensation and HC Committee considers the target performance goals to be rigorous, but reasonably achievable. Maximum performance levels are designed to be difficult to achieve. In order to ensure that awards were funded by the Company’s earnings, no awards were to be made under the 2024 AIP unless the Company achieved Incentive EPS of at least $2.65 (even if the reliability and customer satisfaction metrics are achieved above threshold) and annual incentive awards are capped at the maximum opportunity, 200% of target. Straight-line interpolation determines the bonus payout for performance that falls between threshold and target or between target and maximum levels. For 2024, the Compensation and HC Committee did not exercise its discretion to increase or decrease awards to any NEO. Maximum awards were to be made at Incentive EPS levels of $2.80 or higher.  For 2024, the Company’s Incentive EPS for the eligible NEOs was $2.74, resulting in achievement of between target and maximum performance levels. The Company achieved below threshold performance level for the reliability goal. The customer satisfaction performance goal is comprised of two measurements, the PNM Research and Polling Survey, achieved at the threshold performance level, and the TNMP REP Satisfaction Survey, achieved at between target and maximum performance levels. See the performance results noted on the corporate scorecard below.

Under the 2024 AIP, NEOs were eligible to receive a target award as detailed in the table above. Based on aggregate performance results shown in the Corporate Scorecard below, each NEO received an award equal to 101% of their target AIP opportunity for the year. Awards are prorated for both changes in target opportunities and time in position.

NEO Incentive Goals and Results

CORPORATE SCORECARD

Goal	Weight	Threshold 50%	Target 100%	Maximum 200%	2024 Results	Weighted Results
TXNM Incentive EPS	60% of Scorecard	≥$2.65/share	≥$2.70/share	≥$2.80/share	$2.74/share (140% of target award level) [1]	84.0%
Customer Satisfaction (measured by PNM Research and Polling Survey) (weighted average score)	13% of Scorecard	7.4	7.5	7.8	7.4 (50% of target award level)	6.5%
Customer Satisfaction (measured by TNMP REP Satisfaction) (weighted average score)	7% of Scorecard	4.0	4.3	4.7	4.5 (150% of target award level)	10.5%
Reliability (measured by PNM & TNMP SAIDI) (weighted respectively, 67% / 33%)	20% of Scorecard	109	104	98	122 (0% of target award level)	0%
Aggregate Performance Results						101%
1 $2.74/share performance results in a 140% multiplier for the Incentive EPS goal. When the 60% weighting is applied, this results in a 84% weighted score.
Equity Compensation

The Company has not used newly issued shares or treasury shares to satisfy any equity awards granted under the PEP. Because the Company’s past and current practice is to only use shares acquired on the open market to satisfy awards of earned PSs and vested RSAs, the vesting of these awards does not increase the number of shares outstanding and does not have a dilutive impact on our shareholders. However, the awards are considered to be dilutive securities in the computation of earnings per share during the period from granting the award until the awards are earned or become vested. The dilutive impact of these awards on earnings per share has not been significant.

Long-Term Incentive Awards

The Compensation and HC Committee recommended and the Board approved an amendment to both the 2023 and 2024 LTIPs in February 2025 to exclude the impact of extraordinary or non-recurring events occurring after February 25, 2025, when determining the FFO/Debt Ratio goal under both plans. At the time of the amendment, the Committee was not aware of any extraordinary or unusual event that would impact the payout under either plan.

2024 LTIP Goals for the Performance Period 2024-2026

Consistent with past years and consistent with our pay for performance philosophy, for 2024, 70% of the NEO’s total 2024 long-term incentive compensation opportunities are dependent upon the Company’s achievement of three performance goals, noted below, over the 2024-2026 performance period. No PSs (shown as PS in the GPBA Table on page 56) will be earned by or paid to our NEOs if actual performance over the 2024-2026 performance period is below the threshold levels set forth in the following table.

Generally, a PS award will not be paid to an Officer who separates from service in the first half of the performance period for any reason other than a qualifying change in control termination. After the first half of the performance period, a prorated PS award will be paid to an NEO who separates from service due to death, disability, impaction or retirement, which will be calculated based on actual performance and the number of full months of service completed by the Officer during the performance period. The 2024 LTIP award opportunities were benchmarked to the median of the 2024 Benchmark Data.

The PSs awarded under the LTIPs are tied to three-year performance measures designed to support long-term goals. For 2024, we used the following performance metrics for the LTIP PS awards:
•Earnings Growth (targets are determined by the Board based on the Company’s long-range operating plan),
•Relative TSR Goal (comparing Company TSR to the EEI Utilities Index), and
•FFO/Debt Ratio (targets are determined by the Board based on the Company’s long-range operating plan).

2024 LTIP PS AWARDS PERFORMANCE GOAL TABLE

Corporate Goal	Weight	Threshold 50%	Target 100%	Maximum 200%
Earnings Growth	50%	≥ 3.0%	≥ 5.0%	≥ 8.0%
Relative TSR	25%	≥ 35th percentile	≥ 50th percentile	≥ 90th percentile
FFO/Debt Ratio	25%	≥13%	≥14%	≥16%

Collectively, these LTIP performance measures are designed to align our NEOs’ and other Officers’ interests with the long-term interests of the Company and our shareholders by tying incentives to earnings growth, stock performance, and credit metric objectives. For additional information on the calculation of the non-GAAP financial measures of Earnings Growth and FFO/Debt Ratio, please see the Glossary of Terms Used in this Proxy beginning on page 79 and Adjustments for Certain Items on page 52.

In March 2024, the Board approved the 2024 LTIP for the three-year performance period of 2024-2026; incentives, if earned, are anticipated to be awarded in early 2027. The 2024 LTIP reflects a continued focus on Earnings Growth. The PS award opportunities under the 2024 LTIP are based on Earnings Growth (weighted at 50%), Relative TSR (weighted at 25%), and FFO/Debt Ratio (weighted at 25%). The 2024 LTIP target award opportunities for NEOs are shown in the table below.

NEO LONG-TERM
INCENTIVE AWARD OPPORTUNITY

	2023 LTIP			2024 LTIP
Position	Total Target Opportunity[1]	PS1	RSA	Total Target Opportunity[1]	PS1	RSA
Patricia K. Collawn	290%	203%	87%	290%	203%	87%
Joseph D. Tarry[2]	165%	115.5%	49.5%	165%	115.5%	49.5%
Elisabeth A. Eden	85%	59.5%	25.5%	85%	59.5%	25.5%
Brian G. Iverson[3]	135%	94.5%	40.5%	135%	94.5%	40.5%
Patrick V. Apodaca	85%	59.5%	25.5%	85%	59.5%	25.5%
Additional LTIP adjustments were made throughout the year to recognize changes in the NEOs’ responsibilities.
1 As a percentage of base salary for the time period in which the NEO serves in the applicable position. The total target opportunity is comprised of a mix of 70% PSs and 30% RSAs. For PSs only, the threshold opportunity is half of the target opportunity and the maximum opportunity is two times the target opportunity. Such award opportunities were determined based on the NEO’s respective position and base salary.

2 Mr. Tarry’s PS award was increased to 157.5% for the period beginning January 1, 2025 and his RSA award was increased to 67.5% under both the 2023 LTIP and the 2024 LTIP.
3 Mr. Iverson’s 2023 LTIP and 2024 LTIP were pro-rated based on his hire date of September 16, 2024.

LTIP Awards Earned for the Performance Period 2022-2024

In 2022, the Compensation and HC Committee approved the 2022 LTIP for the three-year performance period of 2022-2024. Information regarding the threshold, target and maximum performance targets for the 2022-2024 performance period under the 2022 LTIP for Earnings Growth and FFO/Debt Ratio and the actual 2022-2024 performance results are set forth in the following table.

The NEOs earned PS awards under the 2022 LTIP at 71% of target, based on achieving Earnings Growth at between the threshold and target level (weighted at 75%) and FFO/Debt Ratio at the below threshold level (weighted at 25%). The FFO/Debt Ratio performance metric excludes, among other things, the impact of acquisition activities. Performance results and related PSs received by the NEOs in February 2025, under the 2022 LTIP, were reviewed and approved by the Compensation and HC Committee and the independent members of the Board at its meeting in February 2025.

EARNINGS GROWTH AND FFO/DEBT RATIO ACHIEVEMENT
AS OF DECEMBER 31, 2024 FOR PERFORMANCE PERIOD 2022-2024

Corporate Goal	Weight	Threshold	Target	Maximum	2022-2024 Actual Results	Weighted Results
Earnings Growth	75%	≥ 2.0%	≥ 4.0%	≥ 6.0%	3.8%	71%
FFO/Debt Ratio	25%	≥13.0%	≥14.0%	≥16.0%	12.6%	0%
Aggregate Performance Results						71%
The amount of PS awards payable at threshold, target and maximum performance was set forth in the GPBA Table in the 2023 proxy statement.  In February 2025, the PS awards for the 2022-2024 performance period were determined to be earned at 71% of target, based on the actual aggregate performance results for the 2022-2024 performance period.

2022 NEO LONG-TERM INCENTIVE PS AWARD OPPORTUNITIES

Position	Threshold PS Opportunity[1]	Target PS Opportunity[1]	Maximum PS Opportunity[1]
CEO	101.5%	203%	406%
President and COO[2]	57.75%	115.5%	231.0%
General Counsel, SVP, Regulatory, and Public Policy[3]	47.25%	94.5%	189%
SVP	29.75%	59.5%	119%
1 As a percentage of base salary. As discussed under Overview - LTIP Performance for 2022-2024 under the 2022 LTIP on page 37, this table represents the PS portion of the 2022 LTIP award opportunities. As discussed in 2025 Compensation Actions beginning on page 49, RSAs were granted under the 2025 LTIP. Such award opportunities were determined based on the NEOs' respective positions and base salaries.

[2] Due to Mr. Tarry’s promotion to President and COO, PS award opportunity increased from 105% to 115.5% for period beginning after May 20, 2022, which increased the target opportunity to 165%.
[3] Pro-rated based on his hire date of September 16, 2024.

Actual PSs received by the NEOs under the 2022 LTIP are shown on the Outstanding Equity Awards table on page 58.

Deferred Compensation and Retirement Benefits

Our NEOs participate in the Company’s RSP (a broad-based 401(k) plan) and a non-qualified supplemental deferred compensation plan, the ESP II – which runs side-by-side with the RSP. Mr. Tarry also participates in the ERP, a traditional defined benefit plan, which was frozen to employees hired on or after January 1, 1998. These programs are described in more detail beginning on page 59.

Supplemental Benefits and Perquisites

In order to attract and retain key executive talent in an increasingly competitive marketplace, the Company provides its NEOs reasonable supplemental benefits as a part of their overall compensation and benefits. The 2024 supplemental benefits include: company-paid life insurance for NEOs, long term disability insurance, executive physicals, financial planning and the ECP. For Ms. Collawn, the Company also provides home security. The supplemental benefits are set forth in footnote 5 of the SCT on page 55.

Potential Severance Benefits

The Company offers severance benefits to the NEOs to mitigate the possible difficulty they may have finding comparable employment, within a reasonable period of time, following a separation from service.  Under our Severance Plan, benefits are only payable if the NEO’s position is eliminated through no fault of his or her own.  The Severance Plan and related benefits are described in more detail on page 63.

Potential Change in Control Benefits

The Company also recognizes, as is the case with many publicly-held companies, the possibility of a change in control. A change in control, combined with the uncertainty and the questions that it may raise, may potentially result in the departure of key management to the detriment of the Company and our shareholders. This could also impact the Company’s ability to continue to provide efficient and reliable utility services to our customers.  The Company and the Compensation and HC Committee have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Company’s key management to their assigned duties and to pursuing corporate transaction activity that is in the best interests of our customers and shareholders and to facilitate recruitment of future employees in the face of potentially challenging circumstances arising from the possibility of a change in control of the Company.  The Company and the Compensation and HC Committee have also concluded that it is appropriate to provide competitive and fair compensation and benefits to employees terminated under these circumstances through our Retention Plan.

The Retention Plan provides the NEOs with benefits if their employment is terminated, under certain circumstances, within 24 months following a change in control of the Company.  The purpose of our Retention Plan is to better align the NEOs’ interests with the interests of our shareholders and to provide the NEOs with reasonable protection from loss of employment resulting from a change in control.  The provision of benefits pursuant to the Retention Plan also facilitates our recruitment and retention of talented NEOs by providing reasonable and expected protections.  Our Retention Plan and change in control benefits are described in more detail beginning on page 63.

ADMINISTRATION AND RESOURCES

Roles of the Compensation and HC Committee, Board of Directors and Executive Officers

Pursuant to its role as assigned by the Board, the Compensation and HC Committee is primarily responsible for the design and administration of our executive compensation program.  Additionally, our Board, our NEOs and an independent compensation consultant play important roles. The Compensation and HC Committee establishes and periodically reviews all elements of our executive compensation program.  The ultimate responsibility for determining the level of compensation paid to each of the NEOs, other than the CEO, resides with the Compensation and HC Committee.  For the CEO, the Compensation and HC Committee makes a recommendation to our independent directors of the Board (a group that includes, but is not limited to, the members of the Compensation and HC Committee) regarding the level of the CEO’s compensation and the final decision is made by the independent directors. The Board, based on the recommendations of the Compensation and HC Committee, approves all equity compensation plans and equity awards for Officers.  In setting (or recommending in the case of the CEO) specific compensation levels, the Compensation and HC Committee considers the CEO’s evaluation of the NEOs and the self-evaluation prepared by the CEO. The independent members of the Board take into consideration their evaluation of the CEO’s performance when approving or setting the CEO specific compensation levels. The CEO recommends corporate-level performance goals to the Compensation and HC Committee for approval.  The CEO also provides regular input to the Compensation and HC Committee with respect to the overall structure of the executive compensation program, including how the program effectively aligns with the Company’s strategic objectives. However, the final decision related to the executive compensation program rests with the Compensation and HC Committee, with approval of the independent members of the Board, for all Officer equity plans, Officer equity awards and CEO compensation.

Role of the Independent Compensation Consultant

Pursuant to its charter, the Compensation and HC Committee selects and retains an independent compensation consultant (at the Company’s expense) whose services include: providing peer group and market compensation data, providing information on trends and regulatory issues affecting executive pay, performing competitive market analysis, recommending compensation program and plan changes and recommending Officer compensation structure and levels.  In May 2013, the Compensation and HC Committee selected Pay Governance to be its independent compensation consultant pursuant to the Compensation and HC Committee’s Policy Governing Fees and Services for Executive Compensation Consultants. On an annual basis, most recently at its December 2024 meeting, the Compensation and HC Committee evaluated Pay Governance’s independence as its compensation consultant by considering each of the independence factors specified by the NYSE and the SEC. Based on the evaluation, the Compensation and HC Committee determined that no conflict of interest exists that would prevent Pay Governance from independently advising the Compensation and HC Committee. On occasion, the independent compensation consultant provides information to the members of management, but all its services are provided and performed at the request of and pursuant to instructions provided by the Compensation and HC Committee or the Nominating Committee. None of the NEOs are present during the Compensation and HC Committee’s discussions with the independent consultant regarding his or her individual compensation. During 2024, no services were provided to the Company by Pay Governance, other than the services that are described in this proxy statement.

The Compensation and HC Committee strives to provide target compensation opportunities that are at the median TDC of the appropriate benchmark group of companies, which reflect the market within which TXNM competes for executive talent. Information referenced in 2023 to assist in setting 2024 compensation levels was obtained and analyzed as follows:

•Management engaged WTW to perform a competitive assessment of the Company’s executive compensation program, including compensation opportunity levels for the CEO and other NEOs (the “WTW study”). Pay Governance reviewed the approach and the findings of the WTW study.
•The WTW study compared our NEO compensation to (1) market data for the TXNM Peer Group described on page 39 and (2) market data from the companies (listed in Appendix A) comprising the WTW 2023 General Industry Executive Survey Report - United States of general industry companies with data regressed to companies similarly sized to TXNM.
•For corporate-function roles, such as those of our NEOs, talent may be recruited by or lost to companies that are similar in size to the Company, which may or may not be in the utility/energy sector. Therefore, to determine overall market compensation levels, the benchmark analysis used the 2024 Benchmark Data.
•The median compensation levels of the 2024 Benchmark Data were the primary reference points used by the Compensation and HC Committee to evaluate the competitiveness of executive compensation. The Compensation and HC Committee used these figures to benchmark base salary, TCC and TDC paid to the NEOs (both individually and as a group) to similar types and elements of compensation paid to executives holding comparable positions in the marketplace.

2025 COMPENSATION ACTIONS

In February 2025, the Compensation and HC Committee approved the following 2025 compensation actions. The Compensation and HC Committee increased the annual base salaries payable to our NEOs (with the independent directors approving the base salary increase for our CEO), effective March 15, 2025. The base salary increases were based on corporate and individual performance and on the current median base salaries for the corresponding executive positions in the 2025 Benchmark Data. The 2025 base salary increases are as follows: Ms. Collawn from $1,164,428 to $1,199,361; Ms. Eden from $450,000 to $468,000; and Mr. Iverson from $450,000 to $468,000.

As disclosed in our Current Report on Form 8-K filed February 27, 2025, the Compensation and HC Committee also approved the 2025 AIP. The 2025 AIP includes a financial goal of Incentive EPS (weighted 60%) and two operational goals, customer satisfaction (weighted 20%) and reliability (weighted 20%). No incentive award under the 2025 AIP will be paid if performance for the Incentive EPS goal is below the threshold level and incentive awards, if earned, will be capped at the maximum opportunity. Straight-line interpolation will determine the incentive award payout for performance that falls between threshold and target or target and maximum levels.

The Compensation and HC Committee and the Board also approved the 2025 LTIP. The 2025 LTIP award mix is comprised of 70% PSs and 30% RSAs. The PS awards pursuant to the 2025 LTIP for the three-year performance period of 2025-2027 aligns with our pay for performance objectives as well as industry trends and market practices. The PSs under the 2025 LTIP are based on three performance measures: Earnings Growth (targets are determined by the Board based on the Company’s long-range operating plan); Relative TSR; and FFO/Debt Ratio (targets are determined by the Board based on the Company’s long-range operating plan); weighted 40%, 40% and 20%, respectively. Each of the Earnings Growth, Relative TSR and FFO/Debt Ratio performance measures for the 2025 LTIP has a threshold, target and maximum award opportunity. The RSAs awarded pursuant to the 2025 LTIP were granted in February 2025 which will vest three years thereafter. This is in contrast to the Company’s past practice, which would have granted the RSAs under the 2022 LTIP (for performance period 2022-2024) after the end of the performance period.

ADDITIONAL INFORMATION

Corporate Governance

The Company and the Compensation and HC Committee continue to monitor corporate governance best practices and give consideration to incorporating them into our compensation processes and policies, as appropriate.

Sustainability

The Company’s sustainability programs are described on page 11 of this proxy statement. The Board and the Compensation and HC Committee believe that the Company’s compensation program and corporate governance requirements motivate our NEOs to operate the Company’s businesses in a sustainable manner that balances the interests of our customers and our other stakeholders while creating long-term value for shareholders. The Board and the Compensation and HC Committee also believe that our current compensation program, which emphasizes incentive-driven pay earned over the long-term based on TXNM Energy’s stock and earnings performance and credit metric objectives, creates a strong incentive for the NEOs to operate the Company’s business in a sustainable manner. Our share price and earnings performance and financial strength are likely to be enhanced by our utility subsidiaries delivering sustainable, diverse and affordable power in ways that protect the environment, ensure reliability and increase the use of renewable energy.

Clawback Policy

In August 2023, the Board approved an updated Clawback Policy that became effective December 1, 2023. The Clawback Policy applies to TXNM’s current and former Section 16 officers and any other current or former Officer of TXNM who receives any incentive compensation (each a “Covered Individual”). The policy applies to all incentive compensation, including any AIP awards and equity-based compensation. Clawback under the policy is triggered by (1) an accounting restatement due to material noncompliance of the Company with any financial reporting requirements under the securities laws (a “Restatement”) or (2) any improper conduct by a Covered Individual. If a Restatement occurs, the Company will recover the difference between the amount of incentive compensation paid to the Covered Individual and the amount that should have been paid to such Covered Individual in the absence of the Restatement. If a Covered Individual engages in improper conduct, the Company may recover the full amount of any incentive compensation that is attributable or relates to the period during which the improper conduct occurred. Any clawback that is triggered by the NYSE rules shall be handled in accordance with such rules.

Insider Trading Policy; No Hedging or Pledging of Company Stock

The Company has adopted the Insider Trading Policy governing the purchase, sale and/or other dispositions of the Company’s securities by its directors, officers, employees and certain of their family members and other persons in which they have a financial interest. While the policy does not technically govern trades by the Company itself, it is the Company’s practice to follow the same guidelines and restrictions in transactions involving its securities that apply to persons covered under the policy. As discussed on page 11 of this proxy statement, the Company’s Insider Trading Policy prohibits all Officers, directors and employees from engaging in hedging or monetization transactions that allow a person to lock in much of the value of his or her Company securities, such as zero-cost collars and forward sales contracts. Further, our Insider Trading Policy prohibits all directors and executive officers, including the NEOs, from pledging Company securities as collateral for a loan.

Double Trigger Vesting Following a Change in Control

The PEP includes, as a general rule, double trigger vesting following a change in control.  Double trigger vesting results only if an NEO is terminated without cause or is constructively terminated following a change in control. See Payments Made Upon a Change in Control section of 2024 NEO Compensation Information beginning on page 63.

CEO and Officer Succession Planning

The Board, including the members of the Compensation and HC Committee, reviews CEO and Officer succession planning on an annual basis. The succession planning process is designed to ensure that internal candidates are identified and developed well before the position may need to be filled. The succession planning process addresses both short-term and long-term potential succession needs.

Equity Ownership Guidelines

To maintain alignment between our NEOs and shareholders, the Company continues to provide equity-based compensation and has adopted ownership holding guidelines, the Equity Ownership Guidelines for TXNM Officers, as amended. The Equity Ownership Guidelines provide that each NEO should own TXNM equity having a value equal to a specified multiple of the NEO’s base salary.  The multiples range from three (3) to five (5) times base salary, depending upon the position of the NEO.  The ownership holding guidelines also require that each NEO retain 100% of any equity he or she receives under our PEP (after withholding to satisfy tax obligations) until he or she has achieved the applicable guideline multiple, including after subsequently falling below the applicable guideline multiple.

The Compensation and HC Committee believes these guidelines further align the interests of NEOs with the interests of shareholders by ensuring that the NEOs maintain a significant long-term stake in the Company and are subject to the risks of equity ownership.  All equity interests that the Officer holds either directly or indirectly, including any unvested RSAs, any earned PSs, any investment in the TXNM Energy, Inc. Common Stock Fund held in the RSP and any hypothetical investment in the TXNM Energy, Inc. Common Stock Fund held in the ESP II, count toward compliance with the ownership holding guidelines.  The Compensation and HC Committee reviews compliance with the ownership holding requirements on an annual basis for all NEOs and did so most recently at its February 2025 meeting. As of December 31, 2024, the NEO equity ownership holdings (as determined based on the Equity Ownership Guidelines principles) were as noted below:

2024 EQUITY OWNERSHIP GUIDELINES

NEO	Holding Requirement as a multiple of base salary*	Actual Holdings as a multiple of base salary*
P. K. Collawn	5X	36.3X
J. D. Tarry	3X	4.1X
E. A. Eden	3X	2.6X
B. G. Iverson	3X	0.9X
* Based on 12/31/2024 closing price on the NYSE of $49.17 and the NEO’s 2024 base salary.
As of December 31, 2024, two of the NEOs exceeded the applicable holding requirements.  Given Mr. Iverson’s and Ms. Eden’s tenures as NEOs, and the equity retention requirements for LTIP award shares, the Compensation and HC Committee believes Mr. Iverson and Ms. Eden are making reasonable progress towards achieving the holding guidelines. The current holdings of each NEO are shown on page 19.

Impact of Tax and Accounting Requirements
The Compensation and HC Committee evaluates costs and cash flow implications of compensation to maximize financial efficiencies.  Since the repeal of the performance-based exception to the deduction limit in the Tax Code, deductibility is no longer a significant factor in determining executive compensation. In 2024, we paid compensation for our NEOs of approximately $5.4 million that may not be deductible for tax purposes.

Adjustments for Certain Items
Consistent with past practice and based on criteria determined at the beginning of the performance period, the Compensation and HC Committee may, subject to compliance with an applicable plan or award agreement(s) as well as applicable law or regulations, adjust the performance measures underlying certain incentive compensation awards to eliminate the effects of certain items.  The adjustments are intended to ensure that award payments are based on the underlying performance of the Company’s core business and are not artificially inflated or deflated due to such effects in the award year.  The adjustments made for 2024 award calculations for Incentive EPS, Earnings Growth and the FFO/Debt Ratio are reflected in the definitions as set forth in the Glossary of Terms Used in this Proxy.  These defined terms are used solely for measuring performance for compensation purposes and should not be considered earnings guidance by the Company.

Option Award Practices
Our current executive compensation program does not include the award of options. While we do not have a formal policy in place with regard to the timing of award of options, stock appreciation rights or similar instruments in relation to the disclosure of material nonpublic information, if in the future we anticipate granting options, stock appreciation rights or similar instruments, we may determine to establish a policy regarding how the Board determines when to grant such awards and how the Board or the Compensation and HC Committee will take material nonpublic information into account when determining the timing and terms of such awards.

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation and HC Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on such review and discussion, recommended to the Board its inclusion into the 2025 proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The Compensation and HC Committee is pleased to submit this report to the Company’s shareholders.

Members of the Compensation and HC Committee:

E. Renae Conley, Chair
Vicky A. Bailey
Norman P. Becker
Lillian J. Montoya

2024 NEO COMPENSATION INFORMATION

SUMMARY OF EXECUTIVE COMPENSATION

The table following summarizes the total compensation paid to or earned by the NEOs for the years ending December 31, 2024, 2023, and 2022.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(1)		(2)		(3)	(4)	(5)
Patricia K. Collawn, Chair and CEO	2024	1,146,848	—	2,720,925	—	1,352,483	—	405,919	5,626,175
	2023	1,071,821	375,000	3,998,365	—	1,802,142	—	423,505	7,670,833
	2022	1,005,880	—	2,460,988	—	1,497,107	—	1,632,600	6,596,575
Joseph D. Tarry, President and COO (6)	2024	577,352	—	1,600,674	—	539,684	8	186,659	2,904,377
	2023	532,192	250,000	833,200	—	544,673	1,553	166,902	2,328,520
	2022	480,717	—	517,195	—	439,013	—	149,674	1,586,599
Elisabeth A. Eden, SVP & Chief Financial Officer (7)	2024	430,475	70,000	294,022	—	284,125	—	161,199	1,239,821
	2023	395,192	70,000	318,702	—	346,680	—	142,416	1,272,990
	2022	354,716	—	201,430	—	260,250	—	118,524	934,920
Brian G. Iverson, General Counsel, SVP, Regulatory & Public Policy (8)	2024	121,154	184,696	658,174	—	93,011	—	18,763	1,075,798
Patrick V. Apodaca SVP, General Counsel and Secretary (9)	2024	341,716	—	302,620	—	179,267	—	135,442	959,045
	2023	408,445	125,000	683,915	—	327,083	—	144,539	1,688,982
	2022	389,826	—	286,165	—	276,895	—	113,630	1,066,516

(1)    2024 salary amounts include cash compensation earned by each NEO during 2024. This also includes any amounts earned in 2024 but contributed into the RSP and the ESP II. For amounts deferred pursuant to the ESP II, see the 2024 Non-Qualified Deferred Compensation table.

(2)    Represents the grant date fair value of all stock awards calculated in accordance with FASB ASC Topic 718. For 2024, the amount indicated is the aggregate grant date fair value of all grants of (A) RSAs granted on March 1, 2024 (shown as RSA in the GPBA Table) and (B) PS awards (shown as PS in the GPBA Table), based on the target level of performance, which the Company considered the probable outcome on the grant date. The assumptions used in determining the grant date fair value of stock awards are set forth in Note 12 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.  The actual cash value that the NEO may realize on the vesting of the RSAs or PSs will depend on the number of shares that ultimately vest, the market price of our common stock at the date of vesting, and ultimately, the value received by the employee on the sale of the stock.  RSAs vest over a three-year period beginning on March 7th following the first anniversary of the grant date.  The following table shows the grant date fair value of all 2024 stock awards assuming maximum performance of the 2024 LTIP PSs (shown as PS in the GPBA Table) and the actual RSA awards shown in the GPBA Table. As discussed above, the amount reflected in column (e) of the SCT assumes target performance of PS awards. Both column (e) of the SCT and the following table also include the grant date fair value of the actual RSA awards.

Grant Date Fair Value Assuming Maximum

Name	Grant Date Fair Value of Actual RSA, Maximum PS Awards ($)
P. K. Collawn	4,607,478
J. D. Tarry	2,262,858
E. A. Eden	497,916
B. G. Iverson	930,546
P. V. Apodaca	512,454

(3)    Column (g) of the SCT for 2024 reflects the actual amount of annual incentive cash awards earned in 2024 under the 2024 AIP (shown as AIP awards in the GPBA Table).

(4)    There are no above-market or preferential rate earnings to report for the ESP II. Only Mr. Tarry participates in the ERP and is eligible for post-retirement medical benefits.

(5)    The following table reflects the types and dollar amounts of perquisites, additional compensation and other personal benefits provided to the NEOs during 2024.  For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to the Company of providing the perquisite or other personal benefit to the NEOs. The NEOs paid any taxes associated with these benefits without reimbursement from the Company.

All Other Compensation Table

Name	Payment of Officer & Management Life Premium ($)	Payment of Long- Term Disability Premium ($)	ECP and Financial Planning Amounts ($)	RSP Company Contri- butions ($)	ESP II Company Contri- butions ($)	Executive Physicals ($)	Security ($)	All Other Compensation (Total) ($)
			(a)		(b)	(c)
P. K. Collawn	6,924	1,445	39,950	48,300	302,590	5,181	1,529	405,919
J. D. Tarry	960	1,445	39,689	43,125	97,867	3,573	—	186,659
E. A. Eden	960	1,445	33,895	46,000	72,692	6,207	—	161,199
B. G. Iverson	222	—	16,810	1,731	—	—	—	18,763
P. V. Apodaca	1,332	1,111	34,865	46,000	52,134	—	—	135,442
(a) Reflects the amounts received by the NEOs under the ECP (described in the Glossary of Terms Used in this Proxy) and the value of the Officer’s financial planning benefit.

(b) Amounts are reflected in column (c) of the 2024 Non-Qualified Deferred Compensation table on page 62.

(c) The Company paid for executive physicals as part of the Annual Executive Physical Program.

(6) The Company executed a retention agreement with Mr. Tarry effective December 4, 2023. The agreement included the option for the Compensation and HC Committee, with the approval of the Board, to convert Mr. Tarry’s retention agreement to RSAs. Effective May 3, 2024, Mr. Tarry’s remaining retention bonus was converted to RSAs. Consistent with the agreement, Mr. Tarry received 6,617 RSAs on December 1, 2024.

(7) The Company entered into a retention agreement with Ms. Eden effective October 20, 2020. Per the agreement, Ms. Eden was paid $70,000 at the attainment of the second retention date, January 15, 2024.

(8) Mr. Iverson received a relocation bonus of $154,696 and a cash sign-on bonus of $30,000 upon his hire. Additionally, he received a sign-on equity award, in which he was granted 9,300 RSAs (shown as SGN on the Grants of Plan Based Awards table); 4,650 RSAs vested immediately. The remaining 4,650 RSAs will vest on September 16, 2025, the first anniversary of Mr. Iverson’s hire date.

(9) Mr. Apodaca retired effective October 2, 2024. As such, his salary reflects payment of base salary of $329,878 and payment of accrued Paid Time Off of $11,838.

Grants of Plan Based Awards in 2024

The following table discloses the 2024 grants of awards to our NEOs: (1) annual incentive plan award levels under the 2024 AIP (shown below as AIP) and (2) the following equity awards made under the LTIP: (a) RSAs awarded under the 2021 LTIP in March 2024 at the end of the three-year performance period, (b) PS award opportunity based on Earnings Growth, Relative TSR, and FFO/Debt Ratio performance measures over the 2024-2026 performance period of the 2024 LTIP, as well as the grant date fair value of all such equity awards.  RSAs, granted on March 1, 2024, vest in three equal annual installments beginning on March 7, 2025. A uniform vesting date of March 7th was adopted for RSAs granted on and after 2016. The table below also discloses the 2024 grant of Mr. Tarry’s retention agreement which was converted to RSAs (shown as RET) and Mr. Iverson’s sign-on equity award (shown as SGN).

GRANTS OF PLAN BASED AWARDS IN 2024

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
											(1)
P. K. Collawn	AIP 2/29/2024	669,546	1,339,092	2,678,184	—	—	—	—	—	—	—
	PS 3/1/2024	—	—	—	30,015	60,031	120,062	—	—	—	1,886,553
	RSA 3/1/2024	—	—	—	—	—	—	25,727	—	—	834,372
J. D. Tarry	AIP 2/29/2024	267,170	534,341	1,068,682	—	—	—	—	—	—	—
	PS 3/1/2024	—	—	—	10,534	21,070	42,141	—	—	—	662,152
	RET 5/3/2024	—	—	—	—	—	—	19,851	—	—	702,808
	RSA 3/1/2024	—	—	—	—	—	—	7,268	—	—	235,714
E. A. Eden	AIP 2/29/2024	140,656	281,311	562,623	—	—	—	—	—	—	—
	PS 3/1/2024	—	—	—	3,243	6,487	12,975	—	—	—	203,862
	RSA 3/1/2024	—	—	—	—	—	—	2,780	—	—	90,160
B. G. Iverson	AIP 2/29/2024	46,045	92,090	184,180	—	—	—	—	—	—	—
	PS 9/16/2024	—	—	—	4,333	8,666	17,333	—	—	—	272,340
	SGN 9/16/2024	—	—	—	—	—	—	9,300	—	—	385,834

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
											(1)
P. V. Apodaca	AIP 2/29/2024	118,113	236,226	472,453	—	—	—	—	—	—	—
	PS 3/1/2024	—	—	—	3,338	6,677	13,354	—	—	—	209,833
	RSA 3/1/2024	—	—	—	—	—	—	2,861	—	—	92,787
(1) Represents the grant date fair value of the equity awards, based on target performance for PS awards and actual amount of RSA awards, determined in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair value of stock awards are set forth in Note 12 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. For information about the grant date fair value assuming maximum performance of PS awards, see footnote 2 to the SCT.

Outstanding Equity Awards

The table below includes certain information about the following outstanding equity awards (as of December 31, 2024) made under the PEP to the NEOs: (1) RSAs that vest equally over three years from the grant date, (2) PS awards granted on March 3, 2022 under the 2022 LTIP reflecting the amount of actual below target performance achieved for the 2022-2024 performance period, (3) PS award opportunities granted on February 27, 2023 under the 2023 LTIP, assuming target performance is achieved for the 2023-2024 performance period, (4) PS award opportunities granted on March 1, 2024 under the 2024 LTIP (shown as PS in the GPBA Table above), assuming maximum performance is achieved for the 2024-2026 performance period and (5) RSAs relating to retention awards and sign-on equity awards that vest as determined by the Board and specific underlying award agreements.

OUTSTANDING EQUITY AWARDS AT 2024 YEAR-END

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer-cised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		(1)		(2)			(3)	(4)	(5)	(4)
P. K. Collawn	3/18/2022	—	—	—	—	—	30,263	1,488,032	—	—
	3/1/2022	—	—	—	—	—	5,967	293,397	—	—
	2/28/2023	—	—	—	—	—	12,038	591,908	42,032	2,066,713
	3/1/2024	—	—	—	—	—	25,727	1,264,997	120,062	5,903,449
J. D. Tarry	3/18/2022	—	—	—	—	—	7,336	360,711	—	—
	3/1/2022	—	—	—	—	—	795	39,090	—	—
	2/28/2023	—	—	—	—	—	3,401	167,227	13,313	654,600
	3/1/2024	—	—	—	—	—	7,268	357,368	42,141	2,072,073
	5/3/2024	—	—	—	—	—	13,234	650,716	—	—
E. A. Eden	3/18/2022	—	—	—	—	—	2,756	135,513	—	—
	3/1/2022	—	—	—	—	—	357	17,554	—	—
	2/28/2023	—	—	—	—	—	1,301	63,970	4,542	223,330
	3/1/2024	—	—	—	—	—	2,780	136,693	12,975	637,981
B. G. Iverson	9/16/2024	—	—	—	—	—	545	26,798	—	—
	9/16/2024	—	—	—	—	—	—	—	3,607	177,356
	9/16/2024	—	—	—	—	—	—	—	17,333	852,264
	9/16/2024	—	—	—	—	—	4,650	228,641	—	—
P. V. Apodaca	3/18/2022	—	—	—	—	—	3,174	156,066	—	—
	3/1/2022	—	—	—	—	—	720	35,402	—	—
	2/28/2023	—	—	—	—	—	1,364	67,068	2,779	136,643
	3/1/2024	—	—	—	—	—	2,861	140,675	—	—
(1)    No stock options have been granted under the PEP since 2010.

(2)    As of December 31, 2024, no equity incentive options have been granted under the PEP.

(3)    This column reflects the earned NEO PSs granted on March 1, 2022 under the 2022 LTIP and the outstanding NEO RSAs. One share of our common stock underlies each RSA and PS. RSA awards vest over a three-year period beginning on March 7th following the year of the grant. The RSA shown with a grant date of March 1, 2022 vested on March 7, 2025. One-half of the RSA shown with a grant date of February 28, 2023 vested on March 7, 2024 and the remaining one-half will vest on March 7, 2025. One-third of the RSA shown with a grant date of March 1, 2024 vested on March 7, 2025 and the remaining two-thirds will vest in equal amounts on March 7, 2026 and March 7, 2027. The RSA shown with a grant date of December 5, 2023 vested June 30, 2024.

(4)    Based on the closing price of $49.17 for our common stock, as quoted on the NYSE on December 31, 2024, the last trading day of fiscal year 2024.

(5)    Unvested and contingent PS awards listed in column (i) for the 2023-2025 performance period granted on February 28, 2023 are reflected at the target performance level because, as of December 31, 2024, actual performance to date is above threshold and below target and (ii) for the 2024-2026 performance period granted on March 1, 2024 are reflected at the maximum performance level because, as of December 31, 2024, actual performance to date is between target and maximum.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the NEOs’ exercise of vested stock options during 2024, as well as the vesting during 2024 of PSs and RSAs held by the NEOs.  Options and RSAs were awarded under the PEP.

OPTION EXERCISES AND STOCK VESTED DURING 2024

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
				(1)
P. K. Collawn	—	—	88,239	3,396,060
J. D. Tarry	—	—	17,859	741,257
E. A. Eden	—	—	4,874	180,617
B. G. Iverson	—	—	4,650	199,997
P. V. Apodaca	—	—	16,187	641,960
(1) Amounts indicated are the aggregate dollar value realized upon the vesting of PS awards and RSAs based on the number of shares acquired on vesting multiplied by the closing price of our common stock on the delivery date, as quoted on the NYSE.

Retirement Benefits

Tax-Qualified Retirement Plans Available to all Eligible Employees

The retirement benefits under the tax-qualified plans for NEOs are the same as those available for other eligible employees of the Company.  The RSP is a 401(k) plan that allows before-tax and after-tax contributions by employees and Company-matching and age-based contributions.  The age-based contributions provide for varying contribution rates, from 3% to 10%, depending on the employee’s age, with the highest contribution rate applying to those employees who are 55 or older. Employees direct their own investments in the RSP. The RSP includes a Roth 401(k) feature, which allows an employee to make post-tax contributions that do not reduce the employee’s current taxable income. Withdrawals and other distributions from the Roth 401(k) feature are generally tax free.

Age-based contributions are made regardless of whether the employee defers compensation into the RSP. All of the Company’s contributions to the RSP are in cash, not shares of common stock.  Employees may invest in shares of TXNM Energy’s common stock by allocating up to 20% of their respective RSP account balances into a Company stock fund, which is one of 24 investment options under the RSP.  All contributions made under the RSP vest immediately.

The RSP results in individual participant balances that reflect a combination of: (1) the employee deferring a portion of cash compensation; (2) annual matching contributions made on behalf of the employee; (3) the age-based contributions made on behalf of the employee in an amount ranging from 3% to 10% of eligible compensation; (4) the annual contributions and deferred amounts being invested at the direction of the employee (the same investment choices are available to all employees); and (5) as in (4), the continuing reinvestment of the investment returns until the accounts are paid out.  This means that similarly situated employees, including the NEOs, may have materially different account balances because of a combination of factors including: the number of years they have participated in the RSP, the amount of money contributed, or compensation deferred, at the election of the employee from year to year and the investments chosen by the employee. The RSP does not guarantee minimum returns or above-market returns and an employee’s returns are dependent upon actual investment results.

The ERP is a non-contributory defined benefit pension plan. The ERP provides retirement income based on the employee’s highest three-year average pay as of 1997, social security covered compensation and the length of service upon separation.
Compensation consists of base salary and includes any amount voluntarily deferred under the RSP.

Generally, compensation for these purposes does not include bonuses, payments for accrued vacation, or overtime pay. The ERP was closed to new employees hired on or after January 1, 1998. Prior to January 1, 1998, employees who had at least one year of service and who had attained the age of 21 were eligible to become participants. The ERP was amended as of January 1, 1998, to limit an employee’s credited service to the credited service earned as of December 31, 1997, plus a limited amount of future service. The amount of credited service after December 31, 1997 is based on the employee’s age and years of credited service as of December 31, 1997, but all credited service accruals ceased as of January 1, 2008. Participants in the ERP continue to accrue “total service,” which is the service measure used for purposes of determining an employee’s vesting and eligibility for early and other retirement benefits. An employee’s earnings used for ERP benefit calculations were frozen as of December 31, 1997.

The maximum number of years generally taken into account for purposes of calculating benefits is 32.5. Under limited circumstances, an employee working beyond age 62 could earn an additional 3% retirement benefit. Service begins accumulating from the date of hire and vesting occurs after five years of total service.

Pension Benefits Table

The table below shows the actuarial present value of accumulated benefits payable to the NEO who is a participant under the ERP using interest rate and mortality rate assumptions consistent with those used in our financial statements. See Note 11 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 regarding the valuation method and material assumptions applied in quantifying the present value of the ERP benefits.

PENSION BENEFITS 2024
Name	Plan Name	Number of Years of Credited Service *	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
		(#)	($)	($)
J. D. Tarry	ERP	2	16,688	0
*Credited service was frozen as of December 31, 1997. Total service is 29 years.

Non-Qualified Deferred Compensation

Non-Tax Qualified Retirement Plans

The Tax Code imposes a limitation on the amount of compensation that can be considered when determining the amount of the matching contributions and age-based contributions to the RSP.  The Tax Code also limits the maximum amount that can be contributed by any participant as well as employer contributions and other amounts that can be allocated to any participant’s account.

Our current non-qualified deferred compensation plan, the ESP II, addresses these Tax Code limitations by providing Officers the opportunity to supplement their retirement savings and to receive the full employer contributions that would be available in the absence of the limitations imposed by the Tax Code.  The ESP II runs side-by-side with the RSP.

For plan years beginning on and after January 1, 2014, matching credits under the ESP II are limited only to a participant that has “excess compensation,” which is compensation in excess of the limit imposed by Section 401(a)(17) of the Tax Code ($345,000 in 2024) for the relevant plan year. The matching credit is in an amount equal to 75% of the participant’s supplemental deferrals, provided that the matching credit shall not exceed an amount equal to 75% of the first 6% of excess compensation. A participant shall be eligible to receive a matching credit under the ESP II only if such participant has met the service requirements necessary to receive RSP matching contributions for that plan year. Additionally, when a participant reaches the annual compensation limit under the Tax Code in the RSP, our age-based contribution continues to the ESP II.

The ESP II also provides for supplemental target contributions that are set to achieve competitive retirement pay replacement ratios of between 40% and 55% of pre-retirement income depending on years of service and age at retirement. All NEOs have attained their targeted retirement pay replacement ratios and the Company is no longer making supplemental target contributions to the ESP II. For participants, like Mr. Tarry, Ms. Eden, and Mr. Iverson who became eligible to receive a supplemental target contribution on or after January 1, 2016, the supplemental target contribution is based on market conditions as of the date that the eligible Officer was hired or first became eligible for a supplemental target contribution. Based on current market conditions, neither Mr. Tarry, Ms. Eden, nor Mr. Iverson are eligible to receive a supplemental target contribution under the ESP II.  Additionally, the Compensation and HC Committee may elect to make discretionary credits or discretionary contributions to the ESP II for a participant during a plan year in any amount, and on such terms and conditions, as the Compensation and HC Committee deems appropriate.

Upon enrollment in the ESP II, participants make an election regarding the form of their distribution.  They may elect to receive a lump sum payment or installment payments. For distribution elections made after December 31, 2014, the ESP II Plan distribution options no longer include annuities and installment payments are limited to five or ten years.

Participants become entitled to a distribution under the ESP II upon their separation from service, death, disability or upon a specified date elected by the participant, subject to the requirements of Section 409A of the Tax Code. Effective for amounts credited to participant accounts for plan years beginning on or after January 1, 2015, the specified date distribution option is not available. Participants also may elect to have the portion of their account that is hypothetically invested in a Company stock fund distributed in shares of our common stock in lieu of cash. ESP II amounts are subject to the same vesting and investment provisions as under the RSP, with the exception of the supplemental credit account under the ESP II, which has a two-year vesting requirement that may be accelerated.  Participants’ accounts in the ESP II are unfunded obligations, including the increases and decreases based on “investment” of the balances reflected as hypothetical returns equal to the actual returns of investments designated by a participant or the Company.  Unless the participant elected to receive amounts credited prior to January 1, 2015 on a specified date, benefits payable under the ESP II will be paid, as a general rule, within 90 days of the participant’s separation from service, death or disability, subject to the requirements of Section 409A of the Tax Code. Participants hypothetically invest their deferrals and employer contributions in the ESP II in the same investment options as are available under the RSP.  Participants may change their investment selections on a daily basis.  The following table shows the funds available under the RSP and their annual rate of return for the calendar year ending December 31, 2024, as reported by the administrator of the RSP.

Fund Name	Rate of Return - 2024%
Acadian All Country World exUS Equity CIT F	13.80%
Vanguard Cash Reserves Federal Money Market Fund Admiral	5.24%
Vanguard Institutional Index Fund	24.99%
Vanguard Institutional Target Retirement 2020 Fund	7.79%
Vanguard Institutional Target Retirement 2025 Fund	9.46%
Vanguard Institutional Target Retirement 2030 Fund	10.63%
Vanguard Institutional Target Retirement 2035 Fund	11.73%
Vanguard Institutional Target Retirement 2040 Fund	12.81%
Vanguard Institutional Target Retirement 2045 Fund	13.83%
Vanguard Institutional Target Retirement 2050 Fund	14.66%
Vanguard Institutional Target Retirement 2055 Fund	14.64%
Vanguard Institutional Target Retirement 2060 Fund	14.63%
Vanguard Institutional Target Retirement 2065 Fund	14.60%
Vanguard Institutional Target Retirement 2070 Fund	14.62%
Vanguard Target Retirement Income Trust II	6.63%
JPMorgan Large Cap Growth R6	34.33%
Metropolitan West Total Return Bond Fund P Class	1.12%
TXNM Energy, Inc. Common Stock Fund (TXNM) *	22.68%
Vanguard Retirement Savings Trust III	2.55%
Victory Integrity Small/Mid-Cap Value Fund; Class Y	9.64%
Vanguard Wellington Fund Admiral Shares	14.86%

Fund Name	Rate of Return - 2024%
Vanguard Windsor II Fund Admiral Shares	14.29%
PIMCO Inflation Response Multi-Asset Fund Institutional Class	5.49%
Allspring Discovery SMID Cap Growth CIT E1	18.36%
*The PNM Resources, Inc. Common Stock Fund (PNM) was renamed the TXNM Energy, Inc. Common Stock Common Stock Fund (TXNM).
As a general rule, supplemental contributions to the ESP II vest after two years or the first of the following to occur: (1) the Officer attaining age 55 with two years of service, (2) the Officer’s normal retirement date, (3) the Officer’s disability or (4) the Officer’s death. All NEOs are fully vested in their supplemental target contributions to the ESP II. Any unvested supplemental target contribution is also subject to accelerated vesting and payment upon certain termination events discussed below under Potential Payments Upon Termination or Change in Control.

2024 NON-QUALIFIED DEFERRED COMPENSATION

(a)		(b)	(c)	(d)	(e)	(f)
Name		Executive Contributions in Last Fiscal Year (2024) ($)	Company Contributions in Last Fiscal Year (2024) ($)	Aggregate Earnings (Loss) in Last Fiscal Year (2024) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal End (2024) ($)
		(1)	(2)
P. K. Collawn	ESP II	68,811	302,590	1,657,097	—	$17,472,713
J. D. Tarry	ESP II	67,321	97,867	115,937	—	$1,196,334
E. A. Eden	ESP II	127,073	72,692	73,400	—	$991,957
B. G. Iverson	ESP II	—	—	—	—	—
P. V. Apodaca	ESP II	131,392	52,134	332,270	—	$3,707,472

(1) The amounts in this column are included in the “Salary” column (c) of the SCT on page 54.

(2) The amounts in this column are included as a component of “All Other Compensation” in column (i) of the SCT and consist of the following 2024 Company contributions to the ESP II.

ESP II COMPANY CONTRIBUTIONS

Name	Matching ($)	Age-Based ($)	Supplemental ($)	Total ($)
			(1)
P. K. Collawn	42,191	260,399	—	302,590
J. D. Tarry	35,705	62,162	—	97,867
E. A. Eden	29,477	43,215	—	72,692
B. G. Iverson	—	—	—	—
P. V. Apodaca	20,938	31,196	—	52,134

(1) As described above, the NEOs attained their target retirement pay replacement ratios so the Company has ceased making supplemental credits.

Potential Payments Upon Termination or Change in Control
As discussed on page 48 under Potential Change in Control Benefits, we believe that our executive officers are important for our success and it is important to align their interests with our shareholders in the event of a change in control by providing reasonable change in control benefits. The table beginning on page 65 illustrates the amounts payable to each of the NEOs in the event of a termination of his or her employment, whether voluntary or involuntary. Also included are additional payments in connection with his or her retirement, death, disability or involuntary termination following a change in control. The amounts shown: (1) assume a termination effective as of December 31, 2024, (2) are based on the closing price of our common stock on December 31, 2024, as reported on the NYSE ($49.17), and (3) are estimates of the amounts that would be paid to each NEO based upon the amounts earned through the end of 2024.  The precise amount actually due to any NEO upon his or her termination can only be determined at the time of the termination.

Payments Made Upon Termination
The table below does not include the following amounts earned through the assumed termination date of December 31, 2024: (1) base salary (disclosed in column (c) of the SCT), (2) accrued but unused paid time off, (3) amounts contributed by the NEO and vested amounts contributed by the Company under the RSP (our 401(k) plan available to all our employees) and ESP II (the year-end vested ESP II account balances are set forth above in the 2024 Non-Qualified Deferred Compensation table), (4) retirement benefits under the ERP (the present value of the accumulated benefits are set forth above in the Pension Benefits 2024 table), and (5) outstanding vested stock options and RSAs that were vested and delivered on or before December 31, 2024. If an NEO is terminated for “cause,” vested and unexercised stock options and any undelivered vested RSAs or PSs are forfeited. The 2024 Non-Qualified Deferred Compensation table shows that there were no unvested Company contributions to the NEOs ESP II accounts as of December 31, 2024 and so the table below does not address the termination events that would result in accelerated vesting or forfeiture of any such unvested ESP II amounts.

Additional Payments Made Upon Retirement

In addition to the amounts described above, upon an NEO’s termination of employment because of retirement (upon the occurrence of a certain age and/or service conditions as defined in the relevant plan), all of his or her outstanding RSAs granted under the PEP will immediately vest. Further, the Officer will be eligible to receive a pro-rata portion of his or her PS awards, granted under the applicable LTIP, if the Officer separates from service in the second half of the performance period and the relevant performance goals are attained at the end of the performance period.  As of December 31, 2024, all of our NEOs are retirement eligible under the PEP.

Additional Payments Made Upon Death or Disability

In addition to the amounts described above, if an NEO dies or becomes disabled, he or she will receive payments under our basic and supplemental life, accidental death and dismemberment and disability programs that are generally available to all employees. Additionally, if an NEO dies, his or her beneficiary will receive payments under the management life insurance and, if applicable, officer life insurance.

Severance Payments

In addition to the amounts described above, if we terminate the employment of an NEO because we eliminate his or her position, the table beginning on page 65 reflects the amounts payable under our Severance Plan.  This plan covers all non-union employees (including the NEOs) who satisfy the Severance Plan’s service requirement and whose positions are eliminated.  Members of the Officer group (which includes all NEOs) are eligible, upon signing a customary release agreement, for a lump sum severance payment equal to 14 months of base salary plus one additional week of base salary for each year of service. The severance benefit is capped so as to not exceed the lump sum severance payment at a level equal to what an Officer would receive under the Retention Plan. Members of the Officer group also are eligible to receive reimbursement for placement assistance expenses (up to 5% of base salary) and continuation of certain insurance benefits and health care benefits for up to 12 months.  If an individual receives benefits under a Retention Plan as discussed below in the Payments Made Upon a Change in Control section, severance benefits are not available under the Severance Plan.

Payments Made Upon a Change in Control

In addition to the amounts described above (other than the severance pay), if an NEO’s employment is terminated within 24 months in connection with a change in control, either by us without cause or by the NEO due to a constructive termination, the NEO will receive additional payments and benefits (including special severance benefits) under the Retention Plan, which covers all of the Officers, including the NEOs.  Benefits are only payable if the Officer is not retained or immediately re-employed (“double trigger”) by the successor company following a change in control and if the termination is (1) by the Company for reasons other than cause, death or disability, or (2) by the Officer due to constructive termination.  The Officer must sign a customary release agreement to receive benefits. All Officers, including the NEOs, would receive the benefits provided under the Retention Plan as highlighted below. The amounts shown are estimates of amounts that would be payable to the NEOs based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of the assumptions are based on information not currently available and, as a result, the actual amounts received by an NEO may differ materially from the amounts shown in the following table.

The benefits include:

•A lump sum severance payment equal to two times current eligible compensation for the NEOs;
•Eligible compensation includes base salary, any cash award paid as a merit increase in lieu of base salary and the average of the AIP awards for the three calendar years immediately preceding;
•A pro-rata award of the NEO’s annual incentive based on the target award available under the applicable plan for the relevant performance period, unless the NEO received or will receive an AIP payment for the calendar year in which the NEO’s employment is terminated;
•Medical, dental, vision, life and accidental death and dismemberment insurance benefits for a period of 24 months that are substantially similar to those received by the NEO immediately prior to termination of employment;
•NEOs must sign a restrictive covenant agreement not to compete in order to participate in the Retention Plan. If an NEO signs a restrictive covenant agreement, the NEO will be compensated for the period of time during which the restrictions are in effect. If the NEO does not sign the agreement in a timely manner, then the NEO(s) will not be entitled to any benefits under the Retention Plan. All eligible NEOs have signed the required restrictive covenant agreements. As such, the period of time covered for which an NEO will be compensated for the restrictive covenant, in the case of a change in control, is an amount equal to the NEO’s eligible compensation paid over a 12-month period; and
•Reimbursement of reasonable legal fees and expenses incurred as a result of termination of employment.

The Company does not provide a gross up for excise taxes and utilizes the “best net” approach.

The Company also sponsors certain other plans in which the NEOs participate that contain provisions that are triggered by a change in control.

The PEP contains double trigger vesting following a change in control. Upon a qualifying change in control termination (which requires a termination of employment by the Company for any reason other than cause, death, disability or a termination by an Officer due to constructive termination), all outstanding, unvested stock option awards, and all RSA awards will vest. The 2023 LTIP was amended on March 1, 2024 to provide for a full PS award (rather than a pro-rata PS award) upon a qualifying change in control termination. Following the amendment, the 2022 LTIP, the 2023 LTIP, and the 2024 LTIP all provide that each NEO will receive a full PS award subject to the attainment of the relevant performance goals following a qualifying change in control termination.

A summary of the material provisions of the definition of “Change in Control” contained in the Retention Plan and related plans are as follows:

1.Subject to certain exceptions, any person becomes the beneficial owner of 20% or more of the Company’s common stock;
2.During any consecutive two-year period, the following individuals cease, for any reason, to constitute a majority of the Board: (i) directors who were directors at the beginning of the two-year period and (ii) any new directors whose election by the Board or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were elected at the beginning of the two-year period or whose election or nomination for election was previously so approved, but not including any such new directors designated by a person who entered into an agreement with the Company to effect a transaction described in parts 1, 3 or 4 of this definition summary;
3.Our shareholders approve a merger or consolidation with another company, corporation or subsidiary that is not affiliated with us immediately before the change in control, unless the merger or consolidation results in the Company’s voting securities outstanding immediately before the merger or consolidation continuing to represent at least 60% of the Company’s combined voting power of such surviving entity outstanding immediately after such merger or consolidation; or
4.The adoption of a plan of complete liquidation of the Company or any agreement for the sale or disposition of all or substantially all of the Company’s assets.

No change in control will be deemed to have occurred until all required regulatory approvals are obtained and the transaction that would otherwise be considered to be a change in control closes.

The following table summarizes the value of the termination payments and benefits that the NEO would have received if he or she had terminated employment on December 31, 2024 under the circumstances shown, and based on the terms of the relevant plans as of December 31, 2024. The table excludes amounts which are generally available to all our employees, such as (1) amounts accrued through December 31, 2024 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (2) vested account balances under the RSP.

CHANGE IN CONTROL, TERMINATION, RETIREMENT, OR IMPACTION

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(2)
P. K. Collawn
AIP (3)	1,352,483	—	1,352,483	1,352,483	1,339,092	1,352,483	1,352,483
Restricted Stock Rights (4)	2,150,302	—	2,150,302	2,150,302	2,150,302	2,150,302	2,150,302
2022-2024 Performance Shares (5)	1,488,032	—	1,488,032	1,488,032	1,488,032	1,488,032	1,488,032
2023-2025 Performance Shares (6)	454,675	—	454,675	454,675	681,988	454,675	454,675
2024-2026 Performance Shares (7)	—	—	—	—	3,394,451	—	—
Health and Welfare Benefits	—	—	—	—	55,293	—	19,870
Life Insurance Proceeds (12)	—	—	—	1,400,000	—	—	—
Cash Severance (8) (9)	—	—	—	—	7,532,532	—	1,752,240
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	58,221
Total P. K. Collawn	5,445,492	—	5,445,492	6,845,492	16,661,690	5,445,492	7,275,823
J. D. Tarry
AIP (3)	539,684	—	539,684	539,684	534,341	539,684	539,684
Restricted Stock Rights (4)	563,685	—	563,685	563,685	563,685	563,685	563,685
2022-2024 Performance Shares (5)	360,711	—	360,711	360,711	360,711	360,711	360,711
2023-2025 Performance Shares (6)	143,970	—	143,970	143,970	216,004	143,970	143,970
2024-2026 Performance Shares (7)	—	—	—	—	1,191,389	—	—
Retention Grant (14)	—	—	650,716	650,716	650,716	—	650,716
Health and Welfare Benefits	—	—	—	—	51,279	—	24,680
Life Insurance Proceeds (12)	—	—	—	400,000	—	—	—
Cash Severance (8) (9)	—	—	—	—	3,528,825	—	1,244,351
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	36,250
Total J. D. Tarry	1,608,050	—	2,258,766	2,658,766	7,116,950	1,608,050	3,564,047
E. A. Eden (13)
AIP (3)	284,125	—	284,125	284,125	281,311	284,125	284,125
Restricted Stock Rights (4)	218,217	—	218,217	218,217	218,217	218,217	218,217
2022-2024 Performance Shares (5)	135,513	—	135,513	135,513	135,513	135,513	135,513
2023-2025 Performance Shares (6)	49,121	—	49,121	49,121	73,657	49,121	49,121
2024-2026 Performance Shares (7)	—	—	—	—	366,808	—	—

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(2)
Retention Bonus (13)	—	—	—	—	67,123	—	67,123
Health and Welfare Benefits	—	—	—	—	34,126	—	16,103
Life Insurance Proceeds (12)	—	—	—	400,000	—	—	—
Cash Severance (8) (9)	—	—	—	—	2,167,157	—	727,644
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	22,500
Total E. A. Eden	686,976	—	686,976	1,086,976	3,363,912	686,976	1,520,346
B. G. Iverson
AIP (3)	93,011	—	93,011	93,011	92,090	93,011	93,011
2022-2024 Performance Shares (5)	26,798	—	26,798	26,798	26,798	26,798	26,798
2023-2025 Performance Shares (6)	38,992	—	38,992	38,992	58,512	38,992	38,992
2024-2026 Performance Shares (7)	—	—	—	—	489,979	—	—
Sign-On RSA Award (15)	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	39,165	—	18,623
Life Insurance Proceeds (12)	—	—	—	400,000	—	—	—
Cash Severance (8) (9)	—	—	—	—	2,295,000	—	527,885
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	22,500
Total B. G. Iverson	158,801	—	158,801	558,801	3,021,544	158,801	727,809
P. V. Apodaca (16)
AIP (3)	—	—	—	—	—	179,267	—
Restricted Stock Rights (4)	—	—	—	—	—	243,145	—
2022-2024 Performance Shares (5)	—	—	—	—	—	156,066	—
2023-2025 Performance Shares (6)	—	—	—	—	—	45,089	—
2024-2026 Performance Shares (7)	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	—	—	—
Life Insurance Proceeds (12)	—	—	—	—	—	—	—
Cash Severance (8) (9)	—	—	—	—	—	—	—
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	—	—	—
Total P. V. Apodaca	—	—	—	—	—	623,567	—
(1)Under the PEP, “Retirement” is defined as termination of employment and attainment of (a) age 45 and 20 years of service, (b) age 55 and 10 years of service, (c) age 59.5 or (d) any age and 30 years of service. As of December 31, 2024, all of the NEOs are eligible for retirement under the PEP.

(2)“Impaction” is defined under our Severance Plan, in relevant part, as the termination of employment as a result of the Company’s elimination of an executive’s position.

(3)The amount represented is the amount payable under the 2024 AIP, as set forth in column (g) of the SCT on page 54, except in the event of involuntary termination in connection with a change in control. In such circumstances, the NEOs are eligible for a pro-rata award at target.

(4)The amount represented is the value of all RSAs that would vest under the PEP on an accelerated basis under certain termination events based on the closing market price of our common stock on December 31, 2024 ($49.17).

(5)The amounts shown are the amounts payable to our NEOs under the 2022 LTIP for the actual above target aggregate performance results earned for 2022-2024 based on the applicable Earnings Growth and FFO/Debt Ratio performance measures. For PS awards, the number indicated assumes that the market price upon delivery of such PSs was the same as the closing price on December 31, 2024 ($49.17).

(6)The amounts shown are a pro-rata portion of the amounts payable upon the Officer’s death, disability, retirement or impaction, if at all, under the 2023 LTIP assuming the current forecasted level of performance and that the market price upon delivery will be the same as the closing price on December 31, 2024 ($49.17).

(7)The amounts shown are the portion of the amounts payable, if at all, under the 2024 LTIP as in effect on December 31, 2024, upon a constructive or without cause termination due to a change in control, assuming the current forecasted level of performance and that the market price upon delivery will be the same as the closing price on December 31, 2024 ($49.17).

(8)For constructive or without cause termination due to a change in control, represents (i) a lump sum severance payment equal to two times current eligible compensation for the NEOs, including the CEO and (ii) payment for a restrictive covenant agreement equal to one times eligible compensation paid over a 12-month period for the NEOs.

(9)For impaction, represents a lump sum severance payment equal to 14 months of base salary plus one additional week of base salary for each year of service.

(10) The NEOs are eligible for reimbursement of reasonable legal expenses upon termination for change in control as of December 31, 2024. The amount shown in the table is a reasonable estimate of the amount that may be reimbursable.

(11) The Company will reimburse a participant for placement assistance expenses, up to a maximum of five percent (5%) of the participant’s base salary. Reimbursements pursuant to Impaction will only be for expenses incurred within nine (9) months following the participant’s separation from service.

(12) The amounts shown for life insurance proceeds consist of Officer Life and Management Life.

(13) The Company executed a retention agreement with Ms. Eden effective October 20, 2020. The agreement was amended on January 20, 2022 and expired on January 15, 2025.

(14) The Company executed a retention agreement with Mr. Tarry effective December 4, 2023. The agreement provides for a payment of $250,000 if Mr. Tarry remained employed by the Company through December 1, 2024 and a payment of $500,000 if Mr. Tarry remains employed by the Company through December 1, 2025. The retention agreement provided an option to convert the amounts due to Mr. Tarry to Restricted Stock Rights at any time before the vesting date upon approval of the Board. The Committee elected to convert Mr. Tarry’s retention agreement to Restricted Stock Rights on May 3, 2024. The retention bonus will vested on December 1, 2024 and will vest on December 1, 2025. The retention bonus also will vest upon termination by the Company without cause (including following a change in control), death or disability.

(15) The Company executed an equity sign-on award for Mr. Iverson effective September 16, 2024. The sign-on bonus provided a total of 9,300 Restricted Stock Rights granted upon his date of hire. Half of the Restricted Stock Rights vested immediately on September 16, 2024. The remaining half will vest on September 16, 2025. The sign-on bonus is forfeited upon termination for any reason prior to September 16, 2025.

(16) As Mr. Apodaca retired from the Company on October 2, 2024, the termination payments and benefits for Mr. Apodaca are shown only for that event.

CEO Pay Ratio

Under rules issued pursuant to the Dodd-Frank Act, which apply to most publicly-traded companies, TXNM Energy is required to disclose the ratio between our CEO’s pay and the pay of our median employee. Our CEO pay ratio is calculated in a manner consistent with SEC rules, based on our payroll records and methodologies described below. The SEC rules for identifying median compensation allow companies to use a variety of methodologies.

As previously disclosed, each Officer’s compensation is based on several factors, including an annual assessment of whether our compensation programs and levels are competitive. That assessment process includes benchmarking and is described in more detail beginning on page 41 of this proxy statement. Our Officers’ compensation is also more variable, and includes more “at-risk” elements of compensation, as compared to the compensation of our median employee, because our Officers’ compensation depends more heavily on the actual performance of the Company. These variability and “at-risk” factors are especially relevant in the case of our CEO, whose compensation is significantly more dependent on the Company’s actual performance than is the compensation of our median employee. As a result, our CEO pay ratio may vary over time and will tend to be relatively higher when the Company performs at a high level.

We determined our CEO pay ratio for 2024 using the following steps:
1. For purposes of calculating our CEO pay ratio for 2024, we used the same employee as the Company’s 2023 median employee. That approach is permitted under applicable SEC rules because there have been no changes in our employee population or employee compensation arrangements that the Company reasonably believes would significantly impact our CEO pay ratio disclosure.

2. For purposes of determining our CEO pay ratio for 2023, the Company defined the relevant employee population, which included all employees of TXNM Energy and its affiliates as of December 31, 2023. We then identified our median employee using a consistently applied compensation measure of actual total cash compensation, including overtime and differentials, paid in 2023 to each member of the employee population.

3. The CEO pay ratio was determined by comparing the total CEO 2024 compensation reported in the SCT on page 54 to the total compensation paid to the median employee of $143,214. For purposes of these calculations, “total compensation” consisted of, as applicable, base salary, overtime and differentials, bonuses, cash incentive awards, equity grants, benefits from applicable defined benefit plan and post-retirement medical plans, qualified and non-qualified retirement benefit contributions, executive physicals, life insurance premiums, long term disability premiums, ECP amounts, payments for personal security and other compensation payments. For further detail regarding the elements of the total CEO 2024 compensation, see the SCT on page 54.

Based on the process and calculations described above, our CEO pay ratio for 2024 was 39:1, meaning that our CEO’s total compensation for 2024 was approximately 39 times the total compensation paid to our median employee in 2024.

Pay Versus Performance

Under rules issued pursuant to the Dodd-Frank Act, TXNM Energy is providing the following information about the relationships between executive compensation actually paid and certain measures of financial performance of the Company. SEC rules prescribed the disclosure included in this section, and the information does not necessarily align with how the Company or the Compensation and HC Committee view the link between the Company’s performance and its NEOs’ pay. See Executive Compensation-Compensation Discussion and Analysis beginning on page 36 for additional information about our pay for performance and how the Company aligns executive compensation with its performance.

PAY VS. PERFORMANCE

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers	Total Shareholder Return	Peer Group Total Shareholder Return	Net Earnings (In thousands)	Incentive EPS
	($)	($)	($)	($)	($)	($)	($)	($)
	(1)	(2)	(3)(4)	(2)(3)	(5)	(6)	(7)	(8)
2024	5,626,175	5,103,842	1,544,760	1,515,875	113	127	258,722	2.74
2023	7,670,833	4,903,568	1,495,372	1,071,031	92	107	106,879	2.82
2022	6,596,575	7,807,506	1,547,874	1,607,675	105	117	185,180	2.69
2021	5,594,739	4,294,466	1,188,098	930,313	95	116	211,847	2.45
2020	7,837,411	10,571,654	1,435,144	1,823,253	98	99	187,316	2.28
(1)Represents the “Total” compensation for our principal executive officer (“PEO”), Ms. Collawn, as set forth in 2024 NEO Compensation Information-Summary of Executive Compensation-Summary Compensation Table on page 54.
(2)Compensation actually paid to our PEO and the average of all non-PEO NEOs is calculated in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO and the other NEOs during the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the amounts reported in the “Stock Awards” and “Change in Pension Value and Non-Qualified Deferred

Compensation Earnings” columns in the “Summary Compensation Table” for 2024 to determine the compensation actually paid.

	Year	Reported Summary Compensation Table Total	Reported Value of Stock Awards	Stock Award Adjustments	Reported Change in the Actuarial Present Value of Pension Benefits	Pension Benefit Adjustments	Compensation Actually Paid
		($)	($)	($)	($)	($)	($)
				(a)		(b)
PEO	2024	5,626,175	(2,720,925)	2,198,592	—	—	5,103,842
Average of non-PEO NEOs	2024	1,544,760	(713,873)	684,988	—	—	1,515,875

(a) Stock award adjustments for 2024 are further detailed in the table below.

	Year	Year End Fair Value of Outstanding and Unvested Stock Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Stock Awards	Year over Year Change in Fair Value of Stock Awards Granted in Prior Years that Vested in the Year	Change in Fair Value of Stock Awards Granted in Current Year that Vested in the Year	Total Stock Award Adjustments
		($)	($)	($)	($)	($)
PEO	2024	2,912,021	(290,610)	(422,819)	—	2,198,592
Average of non-PEO NEOs	2024	626,979	(34,668)	(38,463)	131,140	684,988

(b) The pension benefit adjustments consist of the average of the actuarily determined service cost for services rendered plus, to the extent applicable, the average of the prior service cost, calculated as the entire cost of benefits granted in a plan amendment or initiation attributable to services rendered during prior periods. For 2024, the pension benefit adjustments consist of $0 of average service cost for services rendered, and $0 of average prior service cost.

(3)For 2024, our non-PEO NEOs were Messrs. Tarry, Iverson, and Apodaca and Ms. Eden. For 2023, our non-PEO NEOs were Messrs. Tarry, Apodaca, and Darnell and Ms. Eden. For 2022, our non-PEO NEOs were Messrs. Charles N. Eldred, Tarry, Apodaca and Darnell and Ms. Eden. For 2021, our non-PEO NEOs were Messrs. Eldred, Tarry, Chris M. Olson and Darnell. For 2020, our non-PEO NEOs were Messrs. Eldred, Tarry, Apodaca, Darnell, and Olson.
(4)Represents the total average compensation for our non-PEO NEOs, derived from the “Total” column of the “Summary Compensation Table” in each year’s respective proxy statement.
(5)Represents the total shareholder return (“TSR”) on our common stock assuming an investment of $100 on December 31, 2019.
(6)Represents the TSR for the EEI Index, which is a peer issuer group of electric companies. For purposes of the table, an investment of $100 (with reinvestment of all dividends) is assumed to have been made in the EEI Peer Index on December 31, 2019.
(7)Represents our net earnings, in thousands, as reported in our Annual Report on Form 10-K for each of the years presented.
(8)Represents the company-selected financial performance measure used to link compensation actually paid to our PEO and non-PEO NEOs, for the most recently completed fiscal year, to company performance. Incentive EPS is defined as corporate diluted earnings per share, excluding certain terms that do not factor into ongoing earnings. For 2024, Incentive EPS of $2.74 equals net earnings attributable to TXNM per common stock share (as reported in the Company’s Form 10-K for the fiscal year ended December 31, 2024) of $2.67 adjusted to exclude: (1) $(0.02) per share attributable to the net change in unrealized gains and losses on investment securities; (2) $0.08 per share attributable to regulatory disallowances; (3) $0.01 per share attributable to pension expense related to previously disposed of gas distribution business; (4) $0.03 per share attributable to Merger related costs; (5) $(0.03) per share attributable to judgments entered or settlements reached in litigation or other regulatory proceedings; (6) $0.03 per share attributable to process improvement initiatives; (7) $0.02 per share attributable to income tax valuation allowance; and (8) $(0.05) per share attributable to the sale of NMRD.

Descriptions of Relationships of Information Presented in the Pay Versus Performance Table

Compensation Actually Paid and TSR

Compensation actually paid is generally aligned with the Company’s cumulative TSR over the period presented because a significant portion of the compensation actually paid comprises equity-based compensation. The following chart also sets forth a comparison of the Company’s cumulative TSR and the TSR for the EEI Index.

Compensation Actually Paid versus Total Shareholder Return
Indexed Total Shareholder Return
$140
$120
$100
$80
$60
$40
$20
$0
Compensation Actually Paid ($mm)
$12
$10
$8
$6
$4
$2
$0
2019
2020
2021
2022
2023
2024
CAP - PEO
CAP - Other NEOs
Company TSR
Peer TSR

Compensation Actually Paid and Net Earnings

Although the Company does not use net earnings as a performance measure in the overall executive compensation program, net earnings is similar to Incentive EPS, which the Company uses to determine awards under the AIP.

Compensation Actually Paid versus Net Earnings
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
Net Earnings ($000)
$12
$10
$8
$6
$4
$2
$0
Compensation Actually Paid ($mm)
2020
2021
2022
2023
2024
CAP - PEO
CAP - Other NEOs
Net Earnings

Compensation Actually Paid and Incentive EPS

While the Company uses multiple financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Incentive EPS is the financial performance measure that represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the NEOs, for the most recently completed year, to the Company’s performance.

Compensation Actually Paid versus Incentive EPS
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Incentive EPS
$12
$10
$8
$6
$4
$2
$0
Compensation Actually Paid ($mm)
2020
2021
2022
2023
2024
CAP - PEO
CAP - Other NEOs
Incentive EPS

Most Important Performance Measures

Listed below are the financial and non-financial performance measures that represent the most important performance measures used to link compensation actually paid to our PEO and non-PEO NEOs, for 2024, to the Company’s performance:

Most Important Performance Measures
Incentive EPS
Earnings Growth
FFO/Debt Ratio
Reliability

See the Elements of Executive Compensation section beginning on page 41 for more information regarding the above performance measures as they relate to our short-term and long-term incentive plans.

EQUITY COMPENSATION PLAN INFORMATION
The following table shows the total number of outstanding options and shares available for future issuances of options and all other equity awards under all of our equity compensation plans as of December 31, 2024.

EQUITY COMPENSATION PLAN INFORMATION As of December 31, 2024
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	763,075 (1)	37.97 (1)	1,745,038
Equity compensation plans not approved by security holders (ESP II) (2)	95,000	8.56 (2)	33,908
Total	858,075	8.56 (1)(2)	1,778,946

(1) Amount includes 241,237 unvested restricted stock right awards and 521,838 contingent performance shares granted under the 2014 PEP and the 2023 PEP, which replaced the 2014 PEP on May 9, 2023.

The 2014 PEP has a fungible design that charges the authorized pool (5) shares for each full value award. On May 9, 2023, the Board approved the 2023 PEP, which replaced the 2014 PEP. The 2023 PEP does not have a fungible design. Following the approval of the 2023 PEP, no new awards may be made under the 2014 PEP. The 2023 PEP authorized 2,500,000 shares including the number of shares that were authorized but unissued under the 2014 PEP. As of December 31, 2024, 2,046,450 shares remain available for future issuance.

(2) Under the ESP II (as referenced under the Non-Tax Qualified Retirement Plans section on page 60), a participant may choose to invest his or her accounts in one or more of several hypothetical investment funds, including the TXNM Energy Common Stock Fund, which provides for returns based on a hypothetical investment in shares of common stock of TXNM Energy. A participant who chooses to invest in the TXNM Energy Common Stock Fund may elect to settle that portion of his or her account in either common stock or cash. As reflected above in column (a), as of December 31, 2024, a total of 95,000 phantom shares of TXNM Energy common stock were allocated to participants in the ESP II. Phantom shares are not included in the weighted average exercise price calculations of column (b). A total of 257,500 shares of common stock have been reserved and registered to date by TXNM Energy for issuance and settlement of phantom shares under the ESP II. Column (c) above reflects that, as of December 31, 2024, 33,908 reserved and registered shares remained available for future issuance and settlement of phantom shares under the ESP II.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.    Why did I receive these proxy materials?

You are receiving these materials because you owned shares of our common stock as of March 24, 2025, and are therefore eligible to vote at the Annual Meeting. This proxy statement summarizes the information you need to know to vote at the Annual Meeting.

After reading the proxy statement, please promptly vote by telephone or internet or by signing and returning the proxy card so that we can be assured of having a quorum present at the meeting and your shares may be voted in accordance with your wishes. You do not need to attend the Annual Meeting to vote your shares.

2.    What is included in these proxy materials?

These proxy materials include:
•Notice of Annual Meeting;
•Our proxy statement for the Annual Meeting;
•Our 2024 Annual Report on Form 10-K, which includes our consolidated financial statements; and
•A shareholder letter from Patricia K. Collawn, our Chair and CEO, and a stock performance graph.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting. Proxy materials are available at: www.proxyvote.com and www.txnmenergy.com/asm/annual-proxy.cfm.

3.    Why did I receive a one-page notice in the mail regarding internet availability of proxy materials instead of printed proxy materials?

Most shareholders received a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a full set of printed proxy materials. The Notice provides access to proxy materials in a fast and efficient manner via the internet. This reduces the amount of paper necessary to produce these materials, as well as costs associated with mailing these materials to shareholders.

On April 1, 2025, (1) we began mailing to our shareholders either (a) the Notice (which indicates how to access our proxy materials on the internet), or (b) a printed copy of our proxy materials, and (2) posted our proxy materials on the website referenced in the Notice.

All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. The Notice includes instructions on how to access the proxy materials over the internet or how to request proxy materials in printed form by mail or electronically by email for this meeting and on an ongoing basis. Pursuant to applicable law, beneficial owners of shares held in the RSP (our 401(k) plan for employees) will automatically receive paper copies of the proxy materials by mail instead of the Notice. In addition, shareholders who previously requested printed proxy materials or electronic materials on an ongoing basis will receive the materials in the format requested.

4.    How may I obtain copies of the Annual Report on Form 10-K?

As stated above and reflected in the Notice, our Annual Report on Form 10-K for the year ended December 31, 2024 (filed with the SEC on February 28, 2025), together with other proxy materials, were made available to shareholders beginning on April 1, 2025. Copies of the Annual Report on Form 10‑K are available without charge upon written request to Lisa Goodman, Executive Director, Investor Relations and Shareholder Services, TXNM Energy, Inc., 414 Silver Avenue SW, MS-0905, Albuquerque, NM 87102-3289, or electronically at www.txnmenergy.com/investors.aspx. You may also obtain our SEC filings through the internet at www.txnmenergy.com/investors.aspx or www.sec.gov.

5.    Who may vote at the Annual Meeting?

You may vote all of the shares of our common stock that you own at the close of business on the record date of March 24, 2025. On the record date, TXNM Energy had 92,659,335 shares of common stock outstanding that are entitled to be voted at the Annual Meeting. You may cast one vote for each share of common stock held by you on all matters presented at the Annual Meeting.

6.    What proposals will be voted on at the Annual Meeting?

The following three proposals will be considered and voted on at the Annual Meeting:

	Description of Proposal	Proposal discussed on following pages:	Board Recommendation
PROPOSAL 1	Elect as directors the director nominees named in the proxy statement	20-31	FOR
PROPOSAL 2	Ratify appointment of KPMG LLP as our independent registered public accounting firm for 2025	32	FOR
PROPOSAL 3	Approve, on an advisory basis, the compensation of our NEOs	35	FOR

7.     Will any other business be conducted at the Annual Meeting or will other matters be voted on?

As of the date of this proxy statement, we are unaware of any matter (other than the above three proposals) that may be properly presented at the Annual Meeting. If any other matter is properly presented for consideration at the meeting, including consideration of a motion to adjourn the meeting to another time or place, the proxy committee will vote on the matter in accordance with its judgment. Shareholders attending the meeting will directly vote on any such matters. If for any unseen reason any of our nominees is not available as a candidate for director, the proxy committee will vote your proxy for such other candidate or candidates as may be recommended by the Nominating Committee and nominated by the Board.

8.    How do I vote my shares?

For your convenience, we have established four easy methods for voting shares held in your name:

By Internet:
Access www.proxyvote.com and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)
Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be paid by the shareholder.

By Telephone:	For automated telephone voting, call 1-800-690-6903 (toll free) from any touch-tone telephone and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)
By Mail:	Request delivery of the proxy statement and proxy card by mail and then simply return your executed proxy card in the enclosed postage-paid envelope.
During the Meeting:	You can attend and cast your vote at the Annual Meeting. For admission and in person voting requirements, please see Question 19 below.
Your shares will be voted in the manner you indicate. The telephone and internet voting systems are available 24 hours a day. They will close at 11:59 p.m. Eastern Time on May 12, 2025. Please note that the voting deadline is earlier for voting shares held in our RSP, as described below under Question 15.

9.    What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By voting by telephone or the internet, or by completing and mailing a printed proxy card, you are giving the proxy committee appointed by the Board (consisting of V. A Bailey, N. P. Becker, E. R. Conley) the authority to vote your shares in the manner you indicate. If you are a shareholder of record and sign and return your proxy card without indicating how you want your shares to be voted, or if you vote by telephone or internet in accordance with the Board of Directors’ voting recommendations, the proxy committee will vote your shares as follows:

•FOR the election of the director nominees named in the proxy statement;
•FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025;
•FOR the resolution approving the compensation of our NEOs, on an advisory basis, as disclosed in this proxy statement;

If you hold your shares in “street name” and do not provide specific voting instructions to your broker, a “broker non-vote” will result with respect to Proposals 1, and 3. More information about the implications of holding your shares in street name and broker non-votes is set forth in answers to Questions 12-13 and 16-18 below.

10.    Can I change my vote or revoke my proxy?

Yes. Any subsequent vote by any means will change your prior vote. The last vote received before the Annual Meeting will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.

11.    What constitutes a quorum and why is a quorum required?

A quorum of shareholders is necessary to conduct business at the Annual Meeting. If at least a majority of all of the TXNM Energy’s common stock outstanding on the record date is represented at the Annual Meeting, in person or by proxy (by voting by telephone or on the internet or by properly submitting a proxy card or voting instruction form by mail), a quorum will exist. Abstentions, withheld votes, and broker non-votes will be counted as present for quorum purposes.

12.    What vote is required to approve each proposal?

The existence of a quorum and the following votes are required for approval of each proposal at the Annual Meeting:

Proposal	Affirmative Vote Requirement	Effect of Abstentions and Broker Non-Votes (See Questions 16-18 below)
PROPOSAL 1 Elect as directors the director nominees named in the proxy statement	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Votes may be cast for or against each director nominee. Abstentions have the effect of a vote against the nominee, while broker non-votes will not be counted in calculating voting results.
PROPOSAL 2 Ratify appointment of KPMG LLP as our independent registered public accounting firm for 2025	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Abstentions have the effect of a vote against the matter. Brokers may vote your “street name” shares on this routine matter without your instructions.
PROPOSAL 3 Approve, on an advisory basis, the compensation of our NEOs	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Abstentions have the effect of a vote against the matter, while broker non-votes will not be counted in calculating voting results.

13.    What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare, the Company’s transfer agent, you are a “shareholder of record” with respect to those shares and the Notice was sent directly to you by TXNM Energy.

If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, you are a “street name” holder and the Notice would have been forwarded to you by that organization. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

14.    Why did I receive more than one proxy card or notice?

You will receive multiple proxy cards or Notices if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. Each Notice and proxy card that you receive will contain a specific “control number” with the relevant information to vote the specific shares at issue. Note that the proxy card or Notice for shares registered in your name will include any shares you may hold in the TXNM Direct Plan, a dividend reinvestment and stock purchase plan. If your shares are held by a broker (i.e., in “street name”), you will receive a Notice on how to obtain your proxy materials and vote from your broker. You should vote according to the instructions on each Notice you receive and vote on, sign and return each proxy card you receive.

15.    How do I vote my RSP shares?

If you participate in the RSP, our 401(k) plan for our employees, and shares have been allocated to your account under the TXNM Stock Fund investment option, you will receive the following materials by mail:

•the proxy materials; and
•a separate vote authorization form and voting instructions for these RSP shares from the TXNM Corporate Investment Committee.

Please use the RSP vote authorization form to vote your RSP shares by telephone, internet or mail. To allow sufficient time for the record holder of the RSP shares, The Vanguard Fiduciary Trust Company, to vote these shares, your voting instructions must be received by May 9, 2025.

16.    What happens if I don’t give my broker voting instructions for my “street name” shares?

You will receive proxy materials directly from your broker if your shares are not registered in your name, but are held by your broker as your “street name” shares. If you do not give your broker voting instructions, your brokerage firm may only vote your “street name” shares on certain “routine” matters. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. Ratification of the appointment of KPMG as independent registered public accounting firm for 2025 is considered the only routine matter for which brokerage firms may vote your shares without your voting instructions.

17.    What is a broker non-vote?

A broker non-vote occurs when a broker is not permitted under NYSE rules to vote on a “non-routine” matter without instructions from the beneficial owner of the shares and no instruction is given. “Non-routine” matters include the election of directors, actions relating to equity compensation plans, and actions relating to executive compensation (including Say-on-Pay shareholder advisory votes). Thus, your “street name” shares cannot be voted on Proposals 1 and 3 without receipt of your voting instructions.

We encourage you to provide voting instructions to your broker. This ensures that your shares will be voted in accordance with your wishes on all matters at the Annual Meeting.

18.    How are abstentions and broker non-votes treated?

As discussed in Questions 11 and 12, abstentions are deemed as present at the Annual Meeting, are counted for quorum purposes and will have the same effect as a vote against matters requiring a majority of shares present and entitled to vote on the matter, or requiring a majority of shares entitled to vote on the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote and so do not have any effect on proposals which require a majority of shares present and entitled to vote on the matter, but will have the same effect as a vote against matters requiring a majority of shares entitled to vote on the matter.

19.    Who may attend the Annual Meeting?

Attendance is limited to shareholders of record or their legal proxy holder and beneficial owners as of March 24, 2025, and invited guests of the Company. If your shares are held in the name of your broker, bank, or other nominee, please bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares as of March 24, 2025. An authorized proxy must present proof that he or she is an authorized proxy of a shareholder. In all cases, government-issued photo identification is also required. Banners, signs, or attire considered inappropriate and potentially disruptive to the meeting will not be allowed. All attendees will be subject to a security search for safety and security reasons. Rules of the meeting will be printed on the back of the agenda that will be given to you at the meeting. We thank you in advance for your patience and cooperation with these rules.

You may vote in person at the Annual Meeting if your shares are registered in your name. If you are a beneficial owner and your shares are held in “street name”, and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

20.     How can I obtain directions to the Annual Meeting?

To obtain directions to attend the Annual Meeting and vote in person, please contact Investor Relations at (505) 241-2868.

21.    Will seating be limited at the Annual Meeting?

Yes. Seating will be limited and shareholders will be admitted on a first-come, first-served basis. Admission will begin 45 minutes before the start of the meeting.

22.    Will shareholders be given the opportunity to ask questions at the Annual Meeting?

Yes. The Chair will answer questions asked by shareholders during a designated portion of the meeting. Shareholders must direct questions and comments to the Chair and limit their remarks to matters that relate directly to the business of the meeting. For rules of conduct, please refer to materials that will be provided to you at the meeting.

23.    May I listen to the Annual Meeting by Webcast?

Yes. Shareholders may listen to the Annual Meeting by webcast at: www.virtualshareholdermeeting.com/txnm2025.

While any member of the public may listen to the Annual Meeting by webcast, only verified shareholders will be able to submit questions via the webcast to a moderator during the meeting. New Mexico law does not allow shareholders who do not attend the meeting in person to vote during the Annual Meeting. Thus, shareholders who listen to the Annual Meeting by webcast will be unable to vote during the Annual Meeting, so please vote before the Annual Meeting if you are unable to attend the meeting in person.

24.    Can I vote my shares in person at the Annual Meeting?

If you are a “shareholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.

25.    Who pays the cost of this proxy solicitation?

This proxy is being solicited on behalf of TXNM Energy’s Board of Directors. This solicitation is being made by mail, but also may be made in person, by telephone or via the internet. We have hired Georgeson, Inc. (“Georgeson”) to assist in the solicitation for an estimated fee of $15,000 plus any out-of-pocket expenses. TXNM Energy will pay all costs related to solicitation. Broadridge Investor Communication Solutions, Inc. is tabulating the vote and providing the webcast hosting services for listening to the Annual Meeting.

26.    Is this proxy statement the only way that proxies are being solicited?

No. As stated above, we have retained Georgeson to aid in the solicitation of proxies. In addition to mailing these proxy materials, certain directors, officers, or employees of the Company may solicit proxies by telephone, facsimile, e-mail, or personal contact. They will not be specifically compensated for doing so.

27    Where can I find voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and published in the Company’s Current Report on Form 8-K filed with the SEC within four business days after the date of the Annual Meeting. Such results will also be published on our website at www.txnmenergy.com.

28.    May shareholders propose actions or nominees for consideration at next year’s annual meeting of shareholders?

Holders of our common stock may submit proposals or director nominations for consideration at our 2025 annual meeting as follows:

•Proposals Included in the 2026 Proxy Statement. For a shareholder proposal (other than a director nomination) to be included in the Company’s proxy statement for next year’s annual meeting, the written proposal must be received by the Corporate Secretary no later than 5:00 p.m. Central Time on December 2, 2025. These proposals must be in writing and sent to: Corporate Secretary, TXNM Energy. Inc., 414 Silver Avenue SW, MS-1275, Albuquerque, NM 87102-3289. These proposals must also comply with SEC regulations regarding the inclusion of shareholder proposals in our proxy materials.

•To Be Raised from the Floor. For a shareholder proposal or director nomination to be raised from the floor during next year’s annual meeting, the shareholder’s written notice must be received by the Corporate Secretary no later than 5:00 p.m. Central Time on December 2, 2025, and must contain certain information as required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, www.txnmenergycom/sustainability/governance/governance-documents.aspx.

•Director Nominations to be Included in the 2026 Proxy Statement (Proxy Access). For a shareholder nominee for director to be included in the Company’s proxy statement for the next year’s annual meeting, the written notice must be received by the Corporate Secretary no earlier than November 2, 2025, and no later than 5:00 p.m. Central Time on December 2, 2025, and must contain certain information required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, www.txnmenergy.com/sustainability/governance/governance-documents.aspx. Please refer to our bylaws for the complete proxy access requirements.

•For information on recommending individuals for consideration as director nominees by our Nominating Committee, see page 15 of this proxy statement.

•Universal Proxy Rules. We are required under SEC Rule 14a-19 to include on our proxy card all nominees for director for whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. For any such director nominee to be included on our proxy card for next year’s annual meeting, the Corporate Secretary must receive notice under SEC Rule 14a-19 no later than March 14, 2026. Please note that the notice requirement under SEC Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our bylaws described above.

29.    What is “householding”?

If you and one or more shareholders share the same address, it is possible that only one copy of the Notice or one copy of the proxy materials, as applicable, was delivered to your address. This is known as “householding.” We will promptly deliver a separate copy of the Notice or, if you requested a printed version by mail, the proxy materials, to you if you call or write us at our principal executive offices at TXNM Energy, Inc., Attn: Investor Relations and Shareholder Services, 414 Silver Avenue SW, MS-0905, Albuquerque, NM 87102-3289; telephone: (505) 241-2868. If you want to receive separate copies of the Notice or the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

30.    Whom should I call with other questions?

If you have any further questions about voting your shares or attending the Annual Meeting, please call Shareholder Services at 505-241-2868.

GLOSSARY OF TERMS USED IN THIS PROXY

AIP or Annual Incentive Plan	TXNM Energy, Inc. Officer Annual Incentive Plan, our annual cash incentive plan for Officers. Each AIP details measurements and metrics for a specific calendar year
Annual Meeting	Annual Meeting of TXNM Energy, Inc. shareholders, to be held on May 13, 2025
Audit Committee	Audit and Ethics Committee of the Board
Board	Board of Directors of TXNM Energy, Inc.
CD&A	Compensation Discussion and Analysis beginning on page 36
CEO	Chief Executive Officer
CFO	Chief Financial Officer
COO	Chief Operating Officer
Compensation and HC Committee	Compensation and Human Capital Committee of the Board
DEI	Diversity, Equity and Inclusion
Dodd-Frank Act	Dodd-Frank Wall Street Reform and Consumer Protection Act
Earnings Growth
Non-GAAP adjusted diluted earnings per share performance measure calculated for purposes of determining certain long-term awards under the outstanding LTIPs. Earnings Growth is calculated by measuring the growth rate in the Company’s adjusted annual diluted earnings per share during the performance period. Each of the applicable LTIPs sets forth (i) a definition of the adjusted diluted earnings per share performance measure used thereunder (which definitions are generally similar, but not identical, to the Incentive EPS performance measure used for purposes of determining awards under the AIP), and (ii) a detailed formula for calculating Earnings Growth thereunder. Earnings Growth levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are designed to ensure that award payments are not artificially inflated or deflated

ECP
TXNM Energy, Inc. Executive Choice Account Plan, which allows Officers to receive reimbursement for income tax preparation, financial management and counseling services, estate planning, premiums for life and other insurance, and travel expenses related to medical or financial planning services

EEI	Edison Electric Institute
EEI Index	Edison Electric Institute that measures total shareholder return for the publicly traded U.S. investor-owned electric companies.
EPA	United States Environmental Protection Agency
EPRI	Electric Power Research Institute, Inc.
Equity Ownership Guidelines	The equity ownership guidelines for TXNM Energy, Inc. Officers
ERP	PNM Resources, Inc. Employees’ Retirement Plan
ESP II	TXNM Energy, Inc. Executive Savings Plan II, a non-qualified deferred compensation plan for Officers
Exchange Act	Securities Exchange Act of 1934, as amended
FASB ASC Topic 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718 (Compensation - Stock Compensation)

FFO/Debt Ratio
Non-GAAP performance measure calculated for the purpose of determining certain long-term equity awards, as described in the CD&A. For the 2022 LTIP, as amended, equals TXNM’s funds from operations for the fiscal year ending December 31, 2024, divided by TXNM’s total debt outstanding (including any long-term leases and unfunded pension plan obligations; excluding any outstanding debt associated with securitization) as of December 31, 2024. Funds from operations are equal to the amount of TXNM’s net cash flow from operating activities for the fiscal year ended December 31, 2024 (as reflected on the Consolidated Statement of Cash Flows as reported in the Company's Form 10-K) adjusted by the following items: (1) including amounts attributable to principal payments on imputed debt from long-term leases, (2) excluding changes in TXNM’s working capital, including bad debt expense, (3) excluding the impacts of any consolidation required by the variable interest entities accounting rules and regulations, (4) subtracting the amount of capitalized interest, (5) excluding impacts on material changes to the federal and state tax rate, (6) excluding any contributions to the PNMR or TNMP qualified pension plans, (7) excluding cash invested in cloud computing projects that are treated as operating cash flows, (8) excluding impacts of securitization, and (9) impacts of acquisition activities. The calculation is intended to be consistent with Moody's calculation of FFO/Debt (which Moody's refers to as "CFO Pre-WC/Debt") and includes any other adjustments to be consistent with Moody’s methodology as of March 18, 2022. For the 2024 LTIP, equals TXNM’s funds from operations for the fiscal year ending December 31, 2026, divided by TXNM’s total debt outstanding (including any long-term leases other than battery storage agreements and unfunded pension plan obligations; excluding any outstanding debt associated with securitization) as of December 31, 2026. Funds from operations are equal to the amount of TXNM’s net cash flow from operating activities for the fiscal year ended December 31, 2026 (as reflected on the Consolidated Statement of Cash Flows as reported in the Company's Form 10-K) adjusted by the following items: (1) including amounts attributable to principal payments on imputed debt from long-term leases other than battery storage agreements, (2) excluding changes in TXNM’s working capital, including bad debt expense, (3) excluding the impacts of any consolidation required by the variable interest entities accounting rules and regulations, (4) subtracting the amount of capitalized interest, (5) excluding impacts on material changes to the federal and state tax rate, (6) excluding any contributions to the PNMR or TNMP qualified pension plans, (7) excluding cash invested in cloud computing projects that are treated as operating cash flows, (8) excluding impacts of securitization, (9) impacts of acquisition activities, and (10) excluding the impact of extraordinary or non-recurring events occurring after February 25, 2025. The calculation is intended to be consistent with Moody's calculation of FFO/Debt (which Moody's refers to as "CFO Pre-WC/Debt") and includes any other adjustments to be consistent with Moody’s methodology as of March 1, 2024. The FFO/Debt Ratio levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are designed to ensure that award payments are not artificially inflated or deflated

Finance Committee	Finance Committee of the Board
GAAP	Generally Accepted Accounting Principles in the United States of America
GPBA Table	Grants of Plan Based Awards in 2024 Table beginning on page 56
Incentive EPS
Non-GAAP adjusted diluted earnings per share performance measure calculated for the purpose of determining awards under the AIP in accordance with the AIP for the applicable year. Incentive EPS is diluted earnings per share, excluding certain terms that do not factor into ongoing earnings. For 2024, Incentive EPS of $2.74 equals net earnings attributable to TXNM per common stock share for the fiscal year ended December 31, 2024 (as reported in the Company’s Form 10-K) of $2.67 adjusted to exclude: (1) $(0.02) per share attributable to the net change in unrealized gains and losses on investment securities; (2) $0.08 per share attributable to regulatory disallowances; (3) $0.01 per share attributable to pension expense related to previously disposed of gas distribution business; (4) $0.03 per share attributable to Merger related costs; (5) $(0.03) per share attributable to judgments entered or settlements reached in litigation or other regulatory proceedings; (6) $0.03 per share attributable to process improvement initiatives; (7) $0.02 per share attributable to the loss, impairment, or write-up of any deferred tax asset or liability that was earned and recognized in a prior tax year, but that must be revalued in the current year; and (8) $(0.05) per share attributable to the sale of NMRD

KPMG	KPMG LLP, the Company’s independent registered public accounting firm
LTIP or Long-Term Incentive Plan
TXNM Energy, Inc. Long-Term Incentive Plan, the long-term equity incentive plan for our executives; adopted yearly to set forth three-year performance measurements and metrics for specific plan years within the scope of the governing PEP

Merger
On October 20, 2020, the Company entered into a Merger Agreement with Avangrid, Inc. (“Avangrid”) pursuant to which a wholly-owned subsidiary of Avangrid would have merged with and into the Company. On December 31, 2023, Avangrid informed the Company that it was terminating the Merger Agreement and, accordingly, the Merger was not consummated

Moody’s	Moody’s Investors Service, Inc.
NEO(s) or named executive officer(s)
Named executive officers of TXNM Energy, Inc. consisting of (1) each individual who served as our CEO or CFO at any time during the previous fiscal year, (2) our three most highly compensated executive officers (other than our CEO and CFO) who were serving as executive officers as of the end of the previous fiscal year, and (3) up to two additional individuals for whom disclosure would be provided but for the fact they were not serving as an executive officer as of the end of the previous fiscal year

NMRD	NM Renewable Development, LLC, owned 50% each by PNMR Development and AEP OnSite Partners, LLC
NMPRC	New Mexico Public Regulation Commission
Nominating Committee	Nominating and Governance Committee of the Board
Notice	Notice of Internet Availability of Proxy Materials
NYSE	New York Stock Exchange
Officer(s)	TXNM Energy, Inc. Officer(s)
Pay Governance	Pay Governance LLC, the independent compensation consultant currently retained by the Compensation and HC Committee and the Nominating Committee
PEP	A general reference to the applicable form of the Company’s performance equity plan, which covers incentive compensation awards to certain employees and non-employee directors
PNM	Public Service Company of New Mexico, a regulated electric utility operating in New Mexico, and a subsidiary of TXNM Energy, Inc.
PS or PS award	Performance share award
Retention Plan	TXNM Energy, Inc. Officer Retention Plan
RSA or RS award	Time-vested restricted stock right award
RSP	TXNM Energy, Inc. Retirement Savings Plan, a 401(k) plan
S&P	Standard & Poor’s Financial Services LLC
SAIDI	System Average Interruption Duration Index. A reliability indicator that measures average outage duration in units of time
Say-on-Pay	TXNM Energy shareholders’ advisory vote on executive compensation
SCT	Summary Compensation Table beginning on page 54
SEC	United States Securities and Exchange Commission
Severance Plan	TXNM Energy, Inc. Non-Union Severance Pay Plan
Sustainability Report
A report containing sustainability disclosures related to our environmental (including climate change), social and governance principles, available at www.txnmenergy.com/sustainability/reporting-and-disclosures/reporting_library.aspx

SVP	Senior Vice President
Tax Code	Internal Revenue Code of 1986, as amended
TCC or Total Cash Compensation	Total cash compensation, which consists of base salary and short-term cash incentives
TDC or Total Direct Compensation	Total direct compensation, which consists of base salary, short-term cash incentives, and long-term incentives (equity grants, performance-based grants)

TNMP	Texas-New Mexico Power Company, a regulated electric distribution and transmission utility operating in Texas and an indirect wholly-owned subsidiary of TXNM, Energy, Inc.
TSR or Total Shareholder Return
A comparison over a specified period of time of share price change and dividends paid to show the total return to the shareholder during such time period. TSR = (Priceend – Pricebegin + Dividends) / Pricebegin

TXNM Energy, TXNM or Company	TXNM Energy, which trades on the NYSE under the symbol “TXNM”
TXNM Peer Group	Utility and energy companies comprising the TXNM directors and executive compensation peer group listed on page 39
WTW	Willis Towers Watson US LLC
2024 Benchmark Data
The compensation data from companies included in (i) the TXNM Peer Group and (ii) the WTW 2023 General Industry Executive Survey Report - United States of general industry companies with data regressed to companies similarly sized to TXNM, weighted respectively at 75% and 25%, to derive weighted market compensation statistics. The two compensation databases provide information on TCC, the reported accounting value of long-term incentives and TDC. The companies in the 2024 Benchmark Data for the WTW 2023 General Industry Survey - United States Database are listed in Appendix A

2025 Benchmark Data
The compensation data from companies included in (i) the TXNM Peer Group and (ii) the WTW 2024 General Industry Executive Survey Report - United States of general industry companies with data regressed to companies similarly sized to TXNM, weighted respectively at 75% and 25%, to derive weighted market compensation statistics. The two compensation databases provide information on TCC, the reported accounting value of long-term incentives and TDC. The companies in the 2025 Benchmark Data for the WTW 2024 General Industry Executive Survey Report - U.S. will be listed in an appendix in the 2026 proxy statement of TXNM Energy, Inc.

APPENDIX A

2024 BENCHMARK DATA

The 2024 Benchmark Data were weighted-average market rates of two comparator groups: (1) TXNM Peer Group listed on page 39 of this proxy statement, weighted at 75%, and (2) general industry companies of the WTW 2023 General Industry Executive Survey Report - U.S., of general industry companies with data regressed to companies similarly sized to TXNM, weighted at 25%.

List of Companies Comprising the WTW 2023 General Industry Executive Survey Report - United States
3M/7-Eleven/A.O. Smith/Aaron's/Abercrombie & Fitch/ABM Industries/Accenture/Acronis/Acuity Brands/Adecco Group/Adient/Adtalem Global Education/Adventist Health/Advocate Aurora Health/AECOM/Aera Energy/Aerojet Rocketdyne/AerSale/Aesop/Agrace HospiceCare/Ahold Delhaize/Air Liquide/Air Products/AirBorn/Airbus Group (EADS)/Airlines Reporting/AKQA/Alaska Air Group/Albany Medical Center/Albertsons/Alcoa/Allegheny Technologies/Allianz Technology/Allison Transmission/Allnex/Altice USA/Altria Group/Amadeus North America/Amazon.com/AMC Networks/Amentum/American Airlines/American Express Global Business Travel/American Heart Association/American Medical Association/American Regent/American Sugar Refining/American Textile/American Tower/American Water Works/Americas Styrenics/Americold Logistics/AmeriHealth Caritas/AMETEK/AMSTED Industries/Amtrak/Andersen/Andersons/APi Group/Apple/AptarGroup/APTIM/Aramark/Aramark Uniform Services/Arcadis/Arconic/Arkansas Children's Hospital/Arkema/Armstrong World Industries/Arup Group/Asahi Kasei/Asante Health System/Ascena Retail/Ascension Health/ASRC Federal Holding Company/Associated Press/Astec Industries/AT&T/ATI Physical Therapy/Augusta University Medical Center/Automatic Data Processing/AvalonBay Communities/Avanade/Avera/Avery Dennison/Aviat Networks/Avient Corporation/Avis Budget Group/Avnet/Axalta Coating Systems/Axios Media/Babson College/BAE Systems/Bain & Company/Baker Hughes/Balfour Beatty/Ball/Banner Health/Barr/Barrick Gold of North America/Battelle Memorial Institute/Bausch Health Companies/Baxter/Baylor College of Medicine/Baylor Scott & White Health/Beacon Roofing Supply/Beam Suntory/Bechtel/Becton Dickinson/Belk/Bellin Health/Benco Dental/Berry Global/Best Buy/BetMGM/Big Lots/Biogen/BJC HealthCare/BJ's Wholesale Club/Black & Veatch/Black Knight/Bloomin Brands/Blount Memorial Hospital/BMG Rights Management/BNSF Railway/Boddie-Noell Enterprises/Boeing/Bombardier/Bon Secours Mercy Health/Booz Allen Hamilton/BorgWarner/Bose/Boston Consulting Group/Boston Scientific/BrandSafway/Bridgestone Americas/Bright Horizons/Brink's/Broadridge Financial Solutions/Brooks Sports/Broughton Partners/Broward Health/Brown-Forman/BRP - Bombardier Recreational Products/Bunge/Bush Brothers & Company/C&S Wholesale Grocers/Cabot/CACI International/California Dental Association/Campbell Soup/Canadian National Railway/Canadian Pacific Railway/Canfor Corporation/Capri Holdings/Cardinal Health/Cargill/Carmeuse North America Group/Carnival/Carrier Global Corporation/CDM Smith/CDW/Cedars-Sinai Medical Center/Celanese/Celestica/CentraCare/Ceridian HCM/CF Industries/CGI Technologies and Solutions/Chamberlain Group/Charter Communications/Cherokee Nation Businesses/Chewy.com/Chicago Transit Authority/Chickasaw Nation/Children's Health System of Texas/Children's Healthcare of Atlanta/Children's Hospital & Clinics of Minnesota/Children's Hospital of Wisconsin/CHS/Church & Dwight/Cincinnati Children's Hospital Medical/Center Cisco Systems/CITGO Petroleum/City of Fort Worth/City of Hope National Medical Center/City of Houston/City of Longmont/Claire's/Clarivate Analytics/Clearwater Paper Corporation/Cleveland Clinic Foundation/Cleveland-Cliffs/Clorox/Coca-Cola/Cognizant/Colgate-Palmolive/Collective Health/Colliers International/Colonial Pipeline Company/Colsa/Columbus McKinnon/Commercial Metals/Commercial Vehicle Group/CommonSpirit Health/CommScope/Community Health Network/Compass/Compass Group, North America Division/Compassion International/ConAgra Brands/Concentra Inc/Condé Nast Publications/Conduent/Cone Health/Conemaugh Memorial Medical Center/Conga/Consumer Reports/Continental Automotive Systems/Cook Children's Health Care/Cooperman Barnabas Medical Center/CoorsTek/CoreLogic/Corewell Health/Cornell University/Corning/Corteva Agriscience/Coty/Covestro/Cox Enterprises/CoxHealth Systems/Cracker Barrel Old Country Stores/Crowley Maritime Corporation/Crown Castle/CSC ServiceWorks/CSX/CTB Inc/Curtiss-Wright/Cushman & Wakefield/Custom Truck One Source/CVR Energy/CVS Health/CWT/Daiichi Sankyo/Daikin Industries/Dairy Farmers of America/Dana/Darden Restaurants/Dart Container/Dartmouth Hitchcock Medical Center Day & Zimmermann/Deckers Brands/defi SOLUTIONS/Delinian/Delta Air Lines/ Deluxe/Dematic Group/Department of Administrative Services/DePaul University/Derse/Deutsche Post/Diageo/Diamond Sports Group/Dick's Sporting Goods/DIRECTV/Dispatch Health/dLocal/Dollar Tree/Domino's Pizza/Donaldson/Donnelley Financial Solutions/Dormakaba/Dorman Products/Dot Foods/Dover/Dow Chemical/Dow Jones/DPR Construction/Draslovka/Drax Power Group/Driscoll Children's Hospital/Driscoll's/Driven Brands/Dun & Bradstreet/DuPont/DXC Technology/E.A. Sween Company/E.W. Scripps/EAB Global/Eastman Chemical/Eaton/EBSCO Information Services/ECOBAT Technologies/Ecolab/Edwards Lifesciences/Elbit Systems of America/Electrolux/EMCOR Group/Emerson Electric/Emory Healthcare/Encompass Health Corporation/Endo/Energizer/EnPro Industries/Entain/Enterprise Community Development/Enviri/Envision Healthcare Corporation/Envista Holdings/EOS/Equifax/Equinix/Equisoft/Ericsson/Ernst & Young/Essentia Health/Evoqua Water Technologies/Excelerate Energy/Expedia/Experian Americas/Express/Fairview Ltd./Fanatics/Ferrara Candy Company/FirstGroup/Fiserv/Flowserve/Fluor/Fluor Marine Propulsion/FOCUS Brands/Foot Locker/Forbes/Ford/Fortune Brands Home & Security/Fossil/Foundever/Four Seasons Hotels and Resorts/Fraser/Freeport-McMoRan/Fresenius Medical Care NA/Freshworks/Freudenberg/Froedtert Health/Frontier Communications/Fruit of The Loom/GAF Materials/Gap/Gates/GATX/Geisinger Health System/Generac Power Systems/General Atomics/General Dynamics/General Dynamics Information Technology/General Mills/General Motors/Genuine Parts/Georgia Institute of Technology/Gerdau Long Steel North America/Gerson Lehrman Group/Getac Technology/Getinge/Getty Images/Gildan Activewear/Glanbia Group Services/Global Infrastructure Solutions, Inc./Global Payments/GLOBALFOUNDRIES/Globalization Partners/Globe Union/Glory Global Solutions/GOJO Industries/Goodyear Tire & Rubber/Graco/Graham Packaging/Granite Construction/Graphic Packaging/Great River Health/Greif/Grey/Greyhound Lines/Group 1 Automotive/GroupM/GS1 US/Guardian Pharmacy/GXO Logistics/H Lee Moffitt Cancer Center & Research Inst./H&R Block/H.B. Fuller/Habitat for Humanity International/Harley-Davidson/Harman International Industries/Harvard Business School Publishing/Havas Group/HCA Healthcare/HDR/HealthEquity/HealthMap Solutions/Hearst/Heidelberg Materials/HelloFresh/Helmerich & Payne/Hendrickson/Henry Ford Health/Henry Schein/Herbalife/Herc Rentals/Hershey/Hertz/Hexcel/Hexion/Highmark/Hillenbrand/Hilton Worldwide/Hines/Hirose Electric/Hitachi Solutions/Hitachi Vantara/HNI/HNTB/Hogarth Worldwide/HOLT CAT/Home Depot/Honeywell/Hormel Foods/Hotelbeds/Houghton Mifflin Harcourt/Howard Hughes Corporation/Howard Hughes Medical Institute/HP Inc./Huhtamaki/Hunt Consolidated/Hunterdon Healthcare/Huntington Memorial Hospital/Hypertherm/IBM/IDEX/ Corporation/iHeartMedia/iHerb/IKEA/Ilitch Holdings/Illinois Tool Works/Imperial Dade/Incora/Indiana University Health/Ingevity/Ingram Industries/Inmar/INNIO Jenbacher/Innospec/In-N-Out Burgers/INOVA Health System/Institute of Electrical & Electronic/Engineers (IEEE)/Integer Holdings/Integra Lifesciences/Intercontinental Hotels Group/International Data Group/International Game Technology/International Paper/Interstate Batteries Systems/IPEX Management/IQVIA/Iron Mountain/Ixom/J. Crew/J. Jill Group/J. Skinner Baking Company/J.C. Penney Company/J.M. Smucker/Jabil Circuit/Jacobs Engineering/Jacobs Technology/Jefferson Science Associates/JELD-WEN/Jenoptik/Jet Propulsion Laboratory (Caltech)/JetBlue Airways/JM Family Enterprises/John Wiley & Sons/Johns Hopkins Health System/Johns Hopkins University/Johns Manville/Johnson Controls/K. Hovnanian Companies/Kaiser Foundation Health Plan/Kantar Group/KBR/KEEN/Kelly Services/Kelsey-Seybold Clinic/Kenco Management Services/Kennametal/Keurig Dr Pepper/KI, Inc/Kimley-Horn and Associates/Kin + Carta/KinderCare Education/Kinross Gold/Kohler/Kohl's/Kontoor Brands/KPMG/Krones/Kronos Worldwide/L.A. Care Health Plan/L.L. Bean/L3Harris/Labcorp/Lakeshore Learning Materials/Lam Research/Land O'Lakes/Landor & Fitch/Laureate Education/Lear/Learning Care Group/Ledcor Industries/Leggett and Platt/Lehigh University/Lehigh Valley Health Network/Leidos/Lennox International/Les Schwab Tire Centers/Lexmark/Liberty Global/Liberty/Latin America/Lifepoint Health/LifeWay Christian Resources/Lincoln Electric/LKQ/Lockheed Martin/Loma Linda Univ Medical Center/Loram Maintenance of Way/L'Oréal/Lowe's/Luck Companies/Lululemon Athletica/LyondellBasell/M. A. Mortenson Company/Macy's/Madonna Rehabilitation Hospitals/Magellan Midstream Partners/Makino/Mark Anthony Group/Marriott International/Mars Incorporated/Marshall Medical Center/Martin Marietta/Marvin/Mary Kay/Mary Washington HealthCare/Mass General Brigham/MasterBrand/Mastercard/Matrix Service/Mattel/Maximus/Mayo Clinic/McCain Foods/McCormick/McDermott International/McDonald's/McGraw-Hill Education/McKesson/McLane Company/Mecklenburg County/Medable/Medical College of Wisconsin/Medline Industries/MedVet/Meijer/Memorial Health Systems/Memorial Healthcare System/Messer Americas/Meta/Methodist Hospital System/Microsoft/MillerKnoll/Minneapolis School District/MIT Technology Review/Mitsubishi International/Mohawk Industries/Molina Healthcare/Molson Coors Beverage Company/Momentive Performance Materials/Mondelez/MoneyGram/MongoDB/Montrose Memorial Hospital/Moove/Movella/Moxa/MSA Safety/Mueller Water Products National Academies of Sciences, Engineering, and Medicine/National Church Residences/National Louis University/National Renewable Energy Laboratory/National Rural Electric Cooperative Association/National Vision/Nationwide Children’s Hospital/NBA – National Basketball Association/NCR/Nebraska Medical Center/Neiman Marcus Group/Neoris/Neste Oyi/NetJets/New Era Cap/New York Racing Association/New York Times/New York University/Newell Brands/Newmont Mining/ News Corporation/Newsday/Niagara Bottling/Nidec Global Appliance/Nintendo of America/Nissan Motor/NNV Ventures/Noble Corporation/Nordson/Norfolk Southern/North Carolina Office of State Human Resources/North Mississippi Health Services/Northern Arizona University/Northern Tool + Equipment/Northrop Grumman/ Northwell Health/Northwest Permanente PC/Northwest Pipe Company/NOV/NOVA Chemicals Inc./Novelis/ Novo Nordisk/NOW Foods/Nu Skin Enterprises/Nutrien/nVent/Oak Street Health/Occidental Petroleum/Oceans Healthcare/Ogilvy/Oldcastle BuildingEnvelope/ON Semiconductor/ONEOK/Openlane/OpSec Security/Oracle/Orano/Orlando Health/Otis Elevator Company/Otsuka Pharmaceutical/Otter Products/Outfront Media/Owens & Minor/Owensboro Health Regional Hospital/Owens-Illinois/Oxford Industries/Pactiv/Panasonic of North America/Panda Restaurant Group/Paramount Global/PAREXEL/Parker Hannifin/Parsons Corporation/Party City/Paychex/Pearson/PENN Entertainment, Inc./Penn Medicine/Lancaster General Health

A-1

List of Companies Comprising the WTW 2023 General Industry Executive Survey Report - United States
Health/Penn State Hershey Medical Center/Penske Truck Leasing/Pentlands Brands/PepsiCo/Peraton/Percepta/Performance Food Group/Pernod Ricard/Phillip Morris International/Phoenix Children’s Hospital/Physicians Endoscopy/Piedmont Healthcare/Pitney Bowes/PKC Group/Plexus/Pohlad Companies/Polaris Industries/Politico/Port of Portland/Port of Seattle/Praxair/Precision Castparts/Preformed Lined Products/Presbyterian Healthcare Services/Progressive Leasing/ProLink Staffing/Promethean/Prosegur Cia de Seguridad/Protolabs/Providence Health & Services/PulteGroup/Puma/Purdue Pharma/PVH Corp./QTC Management/QTI Human Resources/Quad/Qurate Retail Group/Rackspace Technology/Raising Cane’s Chicken Fingers/RAND Corporation/Randstad/Rayonier/Rayonier Advance Materials/Raytheon Technologies/Recreational Equipment/Red Bull Media/RELX Group/Renown Health/Republic Services/Resideo/Rev Group/Revantage Corporate Services/Reynolds American/Rheem Manufacturing/Rice Tec/Rich Products/Richardson International/Ricoh Americas/Rio Tinto/Robroy Industries/Rockwell Automation/Rolls-Royce North America/Roswell Park Cancer Institute/Rotary International Royal Caribbean Cruises/RSM US LLP/Rush University Medical Center/RXO Inc./Ryder System/Ryerson/S&C Electric/S.C. Johnson & Son/Saddle Creek Logistics Services/Safelite Auto Glass/SAIC/Saint Luke's Health Systems/Saint-Gobain/Salem Health/Sally Beauty/Samaritan Health Services/Samsung/Samuel, Son & Co. Limited/San Manuel Band of Mission Indians/Sanford Health/SAP/Saputo/SAS Institute/Sazerac Company/Schlumberger/Schnuck Markets Inc/Scholastic/School Specialty/Schreiber Foods/Scientific Research Corporation/Scotts Miracle-Gro/Sealed Air/Seattle Children's Hospital/Seminole Hard Rock Support Services/Sensient Technologies/Sentara Healthcare/Sephora/Serco Group/Sercomm/SES/SGS - Société Générale de/Surveillance/SharkNinja/Shaw Industries/ShawCor/Sherwin-Williams/Sierra Nevada Corporation/Sierra Space/SIG Combibloc/Silgan Containers/Sinclair Broadcast Group/Sisters of Mercy Health System/SITA/Slalom/Sleep Number/Smithfield Foods/SMSC Gaming Enterprise/Snap One/Snap-on/Sodexo/Solenis/Somfy/Sonepar USA/Sonoco Products/Sony Electronics/Southeastern Freight Lines/Southern Glazer's Wine and Spirits/Southwest Airlines/Southwire Company/Sovos/SpartanNash/SpecialtyCare/Spectrum Brands/Spirit AeroSystems/Spirit Airlines/Springfield Clinic/SPX Corporation/SSM Health/St Francis Hospital St. Jude Children's Research Hospital/St. Luke's Health System in Boise Idaho/Stanford University/Stanley Black & Decker/Stantec/Star Tribune/Starbucks/Steelcase/Stepstone/Steris/Stolt-Nielsen/Straumann/Summa Health System/Sun Chemical/Sunbelt Rentals/SunCoke Energy/Sunstar Americas/Sunstar Engineering Americas/Superior Industries International/Sweetgreen/Sylvamo/Sysco Corporation/Tailored Brands/Tallahassee Memorial HealthCare/Tampa General Hospital/Tapestry/Target/Taubman Centers/TaylorMade Golf/TD Synnex/TDS Telecom/TE Connectivity/TeamHealth/TEGNA/Tellurian/Tenet Healthcare Corporation/Tennant Company/Terex/Terumo BCT/Teva Pharmaceutical Industries/Texas Children's Hospital/Textron/The Boldt Company/The Christ Hospital/The Marcus Corporation/The MetroHealth System/The Ohio State University/The University of New Mexico/Thomson Reuters/Thyssenkrupp/TidalHealth/Tiffany & Co./Timken/T-Mobile USA/Toro/Torrid/Tory Burch/Toyota Motor/Trane Technologies/Transocean/Travel + Leisure Co./Treehouse Foods/Tri Pointe Homes/Trijicon Inc/Trilogy Health Services/TriNet/Trinity Health/Trinity Industries/Triumph Group/TriWest Healthcare Alliance/TTEC/TTI/Tyson Foods/U.S. Xpress Enterprises/UC Health/UF Health Jacksonville/Uline/ULTA Salon, Cosmetics & Fragrances/Ultra Electronics/UNC Health Care/Underwriters Laboratories/Unilever United States/Union Pacific Corporation/Unisys/United Launch Alliance/United Natural Foods/United Regional Health Care/United States Cellular/United States Steel/UnitedHealth Group/UnityPoint Health-Des Moines/Univar/Universal Health Services/University Health System/University Hospitals/University of Chicago Medical Center/University of Illinois at Chicago/University of Maryland Faculty/Physicians/University of Maryland Global Campus/University of Maryland Medical Center/University of Miami/University of Michigan Health System/University of Michigan-Ann Arbor/University of Mississippi Medical/Center/University of Phoenix/University of Rochester/University of Texas - M.D. Anderson/Cancer Center/University of Texas at Austin/University of Vermont Medical Center/University of Wisconsin-Madison/UPS/Urban Outfitters/URS CH2M Oak Ridge (UCOR)/US FoodsUSG Corporation/UT Health Science Center at Houston/UT Southwestern Medical Center/Utah Transit Authority/UW Health/Valero Energy/Valley Health System/Valmont Industries/Valvoline/Van Andel Institute/Vanderbilt University Medical Center/Varsity Brands/VCU Health Systems/Vectrus/Ventura Foods/Veolia Environnement/Vericast/Veritiv/Vertex Pharmaceuticals/Vertiv/Vesuvius Flow Control NAFTA/Veterans Health Administration/VF Corporation/Vibrantz Technologies/Vice Media Group/Victoria's Secret/VillageMD/Virtua Health/Visteon/Vitesco Technologies/Vizient/VMLY&R/VNS Health/Volaris Group/Volkswagen Group of America/Vontier/Vulcan/Vulcan Materials/W.R. Grace/W.W. Grainger/Wabtec/WakeMed Health and Hospitals/Walgreens Boots Alliance/Walmart/Walt Disney/Warner Bros. Discovery/Warner Music Group/Washington River Protection Solutions/Washington University in St. Louis/Washington University School of Medicine/Waste Management/Waters/Waterton Property Management/Wawa/Weatherford/Weill Cornell Medical College/Weir Group/Wells Enterprises/WellSpan Health/WellStar Health System/Wendy's Group/West Pharmaceutical Services/Westchester Health Network/Westlake Chemical/WestRock/Weyerhaeuser/Whataburger Restaurants/Whirlpool/White & Case/Wichita State University/Wildlife Studios/Wilmer Cutler Pickering Hale andDorr LLP/Winnebago Industries/Wistron NeWeb/Wood/Woodward/World Fuel Services/Worthington Industries/Wunderman Thompson/Wyndham Hotels & Resorts/Xerox/Xtek Inc/Xylem/Yahoo!/Yanfeng Global Automotive Interior Systems/Yazaki Corporation/YETI Coolers/Yondr Group/Yum! Brands/Yuma Regional Medical Center/Zamora Company/Zayo Group/Zimmer Biomet/Zoetis

A-2

Your **Vote** Counts!

TXNM ENERGY, INC.

2025 Annual Meeting

Vote by May 12, 2025
11:59 PM ET

TXNM ENERGY

TXNM ENERGY, INC.
414 SILVER AVENUE SW
ALBUQUERQUE, NM 87102
ATTN:LISA GOODMAN

1 OF 4
322,224
148,294

Ricky Campana
P.O. Box 123456
Suite 500
51 Mercedes Way
Edgewood, NY 11717

30#

QAARV1-P12345

You invested in TXNM ENERGY, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 13, 2025.**

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Control # XXXX XXXX XXXX XXXX

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V2.1

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This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

SHARE CLASSES REPRESENTED FOR VOTING

THE COMPANY NAME INC. - COMMON ASDFGHJKL	123456789.1234
THE COMPANY NAME INC. - CLASS A	123456789.1234
THE COMPANY NAME INC. - CLASS B	123456789.1234
THE COMPANY NAME INC. - CLASS C	123456789.1234
THE COMPANY NAME INC. - CLASS D	123456789.1234
THE COMPANY NAME INC. - CLASS E	123456789.1234
THE COMPANY NAME INC. - CLASS F	123456789.1234
THE COMPANY NAME INC. - 401 K	123456789.1234

Voting Items		Board Recommends
1.	Election of Directors **Nominees:**	
1A	Vicky A. Bailey	For
1B	Norman P. Becker	For
1C	Patricia K. Collawn	For
1D	E. Renae Conley	For
1E	Sidney M. Gutierrez	For
1F	James A. Hughes	For
1G	Steven C. Maestas	For
1H	Lillian J. Montoya	For
1I	Maureen T. Mullarkey	For
1J	Joseph D. Tarry	For
2	Ratify appointment of KPMG LLP as our independent registered public accounting firm for 2025.	For
3	Approve, on an advisory basis, the compensation of our named executive officers.	For

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QAARV2-P12345

1.00000
322,224
148,294
CLT ID

![TXNM Energy]

TXNM ENERGY, INC.
414 SILVER AVENUE SW
ALBUQUERQUE, NM 87102
ATTN:LISA GOODMAN

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

1 1

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CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

	Nominees	For	Against	Abstain
1A	Vicky A. Bailey	☐	☐	☐
1B	Norman P. Becker	☐	☐	☐
1C	Patricia K. Collawn	☐	☐	☐
1D	E. Renae Conley	☐	☐	☐
1E	Sidney M. Gutierrez	☐	☐	☐
1F	James A. Hughes	☐	☐	☐
1G	Steven C. Maestas	☐	☐	☐
1H	Lillian J. Montoya	☐	☐	☐
1I	Maureen T. Mullarkey	☐	☐	☐
1J	Joseph D. Tarry	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000667576_1 R1.0.0.2

TXNM ENERGY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, Annual Report on Form10-K is/are available at www.proxyvote.com .

TXNM ENERGY, INC.
Annual Meeting of Shareholders
May 13, 2025 9:00 AM (CT)
This proxy is solicited by the Board of Directors

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints V.A. Bailey, N.P. Becker and E.R. Conley as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Common Stock of TXNM Energy, Inc. held of record by the undersigned on March 24, 2025 at the Annual Meeting of Shareholders to be held on May 13, 2025 and at any continuation of the meeting, if adjourned.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors recommendations to vote "FOR" each of the ten nominees named in Proposal 1, and "FOR" Proposals 2 and 3 in accordance with the judgement of the proxies with respect to any other business that may properly come before the Annual Meeting.

Continued and to be signed on reverse side

0000667576_2 R1.0.0.2

SCAN TO
VIEW MATERIALS & VOTE

TXNM ENERGY, INC.
414 SILVER AVENUE SW
ALBUQUERQUE, NM 87102
ATTN:LISA GOODMAN

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/12/2025 for shares held directly and by 11:59 P.M. ET on 05/09/2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/12/2025 for shares held directly and by 11:59 P.M. ET on 05/09/2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1A Vicky A. Bailey	☐	☐	☐
1B Norman P. Becker	☐	☐	☐
1C Patricia K. Collawn	☐	☐	☐
1D E. Renae Conley	☐	☐	☐
1E Sidney M. Gutierrez	☐	☐	☐
1F James A. Hughes	☐	☐	☐
1G Steven C. Maestas	☐	☐	☐
1H Lillian J. Montoya	☐	☐	☐
1I Maureen T. Mullarkey	☐	☐	☐
1J Joseph D. Tarry	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, Annual Report on Form10-K is/are available at www.proxyvote.com .

TXNM ENERGY, INC.
Annual Meeting of Shareholders
May 13, 2025 9:00 AM (CT)
This proxy is solicited by the Board of Directors

Voting Shares Allocated to Your Retirement Savings Plan (RSP) Account

Vote your RSP shares by internet, phone or mail before the earlier **RSP voting deadline of May 09, 2025 by 11:59 PM ET.** If you do not vote, the TXNM Energy, Inc. Corporate Investment Committee has instructed the RSP Trustee (record holder) to vote your RSP shares as follows ("implied directions"):

"FOR" each of the ten nominees named in Proposal 1, "FOR" Proposals 2 and 3. Broadridge will tally your confidential vote and only communicate the cumulative RSP participant express timely voting results to the Trustee and the Committee so that the remaining shares may be voted in accordance with the above implied directions. The Committee will vote all RSP shares on any other matter properly raised at the annual meeting in accordance with its judgment.

This form is only for voting your RSP shares.

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Continued and to be signed on reverse side